Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of May 14, 2018,

Among

RED LION HOTELS CORPORATION

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent and Sole Bookrunner and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK SECURITIES INC., CAPITAL ONE, NATIONAL ASSOCIATION and

RAYMOND JAMES BANK, N.A.,

as Joint Lead Arrangers

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SCHEDULES

1.01A	Commitments
1.01B	Disqualified Lenders
1.01C	Collateral Documents
1.01D	Excluded Subsidiaries
1.01F	Material Real Property
1.08	Subsidiary Compliance
5.05	Certain Liabilities
5.06	Litigation
5.08	Ownership of Property
5.09(a)	Environmental Matters
5.10	Taxes
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.13(f)	Equity Interests in JV Subsidiaries
6.15	Post-Closing Covenants
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05	Dispositions
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
D-1	Term Note
D-2	Revolving Credit Note
E-1	Compliance Certificate
E-2	Solvency Certificate
F	Assignment and Assumption
G	Security Agreement
H	Perfection Certificate
I	Intercompany Note
J-1	First Lien Intercreditor Agreement
J-2	Junior Lien Intercreditor Agreement
K-1	United States Tax Compliance Certificate (Foreign Non-Partnership Lenders)
K-2	United States Tax Compliance Certificate (Foreign Non-Partnership Participants)
K-3	United States Tax Compliance Certificate (Foreign Partnership Lenders)
K-4	United States Tax Compliance Certificate (Foreign Partnership Participants)
L	Administrative Questionnaire

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, modified, refinanced and/or restated from time to time, this “Agreement”) is entered into as of May 14, 2018, among RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), the Guarantors party hereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, through Red Lion Hotels Franchising, Inc., a Washington corporation (“Purchaser”), intends to consummate the acquisition of all of the issued and outstanding shares of capital stock of Knights Franchise Systems, Inc., a Delaware corporation (the “Target”) from Wyndham Hotel Group, LLC, a Delaware limited liability company and the sole stockholder of the Target (the “Stockholder”) and certain properties, rights and assets in respect of the business of franchising Knights Inn branded hotels to hotel owners from the Stockholder and certain other entities in accordance with that certain Acquisition Agreement dated as of April 3, 2018 (the “Acquisition Agreement”), by and among the Purchaser, the Target, the Stockholder and other parties thereto (the “Acquisition”).

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) the Initial Term Loans on the Closing Date in an initial aggregate principal amount of $30,000,000 and (ii) a Revolving Credit Facility in an initial aggregate principal amount of $10,000,000.

The proceeds of the Initial Term Loans will be used by the Borrower on or around the Closing Date to directly or indirectly consummate the Acquisition and pay the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business, as applicable.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Acquisition” has the meaning specified in the preliminary statements of this Agreement.

“Acquisition Agreement” has the meaning specified in the preliminary statements of this Agreement.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Administrative Agent” means Deutsche Bank AG New York Branch, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit L or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Eurocurrency Rate or Base Rate floor; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.

“Anaheim Property” means that certain leasehold estate of Borrower or its Subsidiary in that certain property, and any buildings and improvements erected thereon, located at 1850 South Harbor Boulevard, Anaheim, CA 92802.

“Anti-Corruption Laws” has the meaning set forth in Section 5.20(a).

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Rate” means a percentage per annum equal to (A) for Eurocurrency Rate Loans, 3.00% and (B) for Base Rate Loans, 2.00%

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Counterparty” means any Agent, Lender or any Affiliate of an Agent or Lender at the time it entered into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Assignment Taxes” has the meaning specified in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets and related consolidated statements of operations and cash flows for the Borrower and the Target for the fiscal years ended December 31, 2018, December 31, 2017, December 31, 2016 and December 31, 2015.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1.00%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that for the avoidance of doubt, the Eurocurrency Rate for any day shall be LIBOR, at approximately 11:00 a.m. (London time) two Business Days prior to such day for deposits in Dollars with a term of one month commencing on such day; it being understood that, for the avoidance of doubt, the Base Rate shall be deemed to be not less than 0% per annum solely with respect to the Term Loans. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, as the case may be.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Brand Standard Equipment Loans” means loans made by the Borrower, at its discretion, to Persons signing with the Borrower or any Subsidiary either a new franchise agreement or new management agreement in connection with a change of brand of the hotel property owned or operated by any such Person to a brand owned by the Borrower or any Subsidiary, or a change in management of a hotel property owned or operated by any such Person to the Borrower or any Subsidiary as manager, to facilitate the acquisition of equipment necessitated by the change in brand or management.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a day on which dealings in deposits in Dollars are conducted by and between banks in the applicable London interbank market.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized or financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its current treatment under generally accepted accounting principles as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Borrower or its Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of Borrower as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary:

(1) Dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3), (6) and (7) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (3) above;

(5) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(6) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(10) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(11) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(12) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above.

In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (7) and clauses (9), (10), (11) and (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“Change of Control” shall be deemed to occur if:

(a) any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Borrower or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of Borrower (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Borrower;

(b) a “change of control” (or similar event) shall occur under any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate outstanding principal amount in excess of the Threshold Amount or any Permitted Refinancing in respect of any of the foregoing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) a majority of the members of the board of directors of Borrower are not Continuing Directors.

Notwithstanding the foregoing, the Acquisition shall be deemed not to constitute a Change of Control.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Revolving Commitment Increases, Initial Term Commitments, or Incremental Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Initial Term Loans, Incremental Term Loans or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Initial Term Commitments or Incremental Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of three Classes of revolving credit facilities and five Classes of term loan facilities under this Agreement.

“Closing Date” means May 14, 2018, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Closing Fees” means those fees required to be paid on the Closing Date pursuant to the Engagement Letter dated as of April 19, 2018, among Deutsche Bank Securities Inc. and the Borrower.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document; provided, however, that, notwithstanding anything in this Agreement, the Security Agreement or any Collateral Document to the contrary, the Collateral shall not include, and the Collateral and Guarantee Requirement shall not apply to, the Excluded Collateral.

“Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13 or Section 6.15, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations and the Guaranty shall have been secured by a first-priority security interest in (i) all Equity Interests of each Subsidiary (that is not an Excluded Subsidiary) directly owned by any Loan Party and (ii) 65% of the Equity Interests in each Subsidiary (that is not an Excluded Subsidiary (other than any Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j) of the definition thereof)) directly owned by any Loan Party, which Subsidiary (x) is a Foreign Subsidiary or (y) substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(c) the Obligations and the Guaranty shall have been secured by a perfected security interest in, and Mortgages on, substantially all now owned or at any time hereafter acquired (i) Material Real Property and (ii) tangible and intangible assets of each Loan Party (other than Real Property but including Equity Interests, material intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States of America, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions, exclusions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); provided, however, that the Mortgage on the Anaheim Property shall be released by Collateral Agent (and the Collateral Agent will execute such release documentation and record, or authorize the recordation of, the same to effectuate the full release of such Mortgage) upon the satisfaction of the following (i) the Obligations attributable to the Term Loans have been paid in full, (ii) no default or Event of Default shall have occurred and be continuing and (iii) Consolidated EBITDA for a trailing period of twelve months shall be at least $17,500,000;

(d) to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (c) above or under Sections 6.11, 6.13 or 6.15. the Administrative Agent shall have received:

(i) counterparts of a Mortgage with respect to such Material Property duly executed and delivered by the record owner or lessee, as applicable, of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value);

(ii) fully paid American Land Title Association Lender’s policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Material Real Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Administrative Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates);

(iii) an opinion of local counsel to the applicable Loan Party in the state in which the Material Real Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent;

(iv) no later than ten Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Agreement, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Material Real Property), and, if any “building” (as defined in the Flood Insurance Laws) comprising a part of such Material Real Property is located in a special flood hazard area, evidence of flood insurance as and to the extent required under Section 6.07(c) hereof

(v) a new or updated survey (or an existing survey together with a “no-change” affidavit) for such Material Real Property sufficient for the title insurance company to issue the applicable Mortgage Policy without the standard survey exception; and

(vi) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the Material Real Property described in the Mortgages have been taken; and

(e) after the Closing Date, each Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees Indebtedness incurred under Section 7.03(s) or Section 7.03(w), any Junior Financing, or any Permitted Refinancing of any of the foregoing, shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, or the obtaining of title insurance or taking other actions with respect to, (i) in excess of 65% of the Equity Interests of any direct Foreign Subsidiary of a Loan Party or a Domestic Subsidiary substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are treated as controlled foreign corporations within the meaning of Section 957 of the Code, (ii) any property or assets owned by any Foreign Subsidiary, (iii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iv) any real property other than Material Real Property, (v) Excluded Contracts and Excluded Equipment, (vi) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (vii) Margin Stock, (viii) any trademark application filed in the United States Patent and Trademark Office on the basis of the

Borrower’s or any Guarantor’s “intent to use” such mark and for which and only for so long as a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal Law, (ix) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to the Borrower or any of its Subsidiaries, as determined in the reasonable judgment of the Borrower and communicated in writing delivered to the Collateral Agent, (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the Uniform Commercial Code and other applicable Law, (xi) pledges and security interests prohibited or restricted by applicable Law (including any requirement to obtain the consent of any governmental authority or third party), (xii) all commercial tort claims in an amount less than $500,000, (xiii) [reserved], (xiv) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xv) any particular assets if, in the reasonable judgment of the Administrative Agent and the Borrower, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents and (xvi) proceeds from any and all of the foregoing assets described in clauses (i) through (xv) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xv) above, except to the extent perfection can be achieved by filing a Uniform Commercial Code financing statement;

(B) (i) [reserved]; (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in this clause (B);

(C) after the Closing Date, the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in and Mortgages on, or obtaining title insurance or taking other actions with respect to, particular assets or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; and

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Initial Term Commitment or Incremental Term Commitment as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Parties” means the collective reference to Borrower and its Subsidiaries, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Connection Income Taxes” means, with respect to a Lender, Taxes that are imposed on or measured by net income (however denominated), that are franchise Taxes or that are branch profits Taxes, in each case imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income, profits or capital gains of the Borrower and the Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) consolidated interest expense (net of interest income) for such period; plus

(c) the total amount of depreciation and amortization expense for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans) provided, that the aggregate amount of any such restructuring charges or reserves, equity-based or non-cash compensation charges or expenses added back pursuant to this clause (d) for any applicable period, taken together with the aggregate amount (if any) added back pursuant to clause (h) below for such period, shall not exceed in the aggregate 15% of Consolidated EBITDA for such period (as calculated before giving effect to such adjustments); plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) Transaction Expenses; plus

(g) [reserved]; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than six (6) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) provided, that the aggregate amount of any such cost savings, operating expense reductions and synergies added back pursuant to this clause (h) for any applicable period, taken together with the aggregate amount (if any) added back pursuant to clause (d) above for such period, shall not exceed in the aggregate 15% of Consolidated EBITDA for such period (as calculated before giving effect to such adjustments); plus

(i) [reserved]; plus

(j) any costs or expense incurred by the Borrower or a Subsidiary of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Equity Interest); plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations;

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition”, compliance with the covenants set forth in Section 7.11 and the calculation of Consolidated Fixed Charge Coverage Ratio and Consolidated Total Net Leverage Ratio, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated First Lien Net Debt” means Consolidated Total Net Debt minus the sum of (i) the portion of Indebtedness of the Borrower or any Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on property or assets of the Borrower or any Subsidiary and (ii) the portion of Indebtedness of the Borrower or any Subsidiary included in Consolidated Total Net Debt that is secured by Liens on property or assets of the Borrower or any Subsidiary, which Liens are expressly subordinated or junior to the Liens securing the Obligations.

“Consolidated Fixed Charge Coverage Ratio” means, for any Test Period, the ratio of Consolidated EBITDA to Fixed Charges for the Borrower and its Subsidiaries for such Test Period.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of (1) consolidated interest expense of the Borrower and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (q) any additional interest owing pursuant to the registration rights agreements with respect to any securities, (r) costs associated with obtaining Swap Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (t) penalties and interest relating to taxes, (u) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of commitment and other financing fees and any other fees related to the Acquisition or any acquisitions after the Closing Date, (x) [reserved], (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense attributable to a parent entity resulting from push-down accounting; plus

(2) consolidated capitalized interest of the Borrower and its Subsidiaries for such period, whether paid or accrued; less

(3) interest income of the Borrower and its Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Acquisition or any multi-year strategic initiatives) and Transaction Expenses shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5) the net income for such period of any Person that is not a Subsidiary of the Borrower, or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to the Borrower or a Subsidiary thereof in respect of such period;

(6) the net income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of the Borrower and its Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Guarantor thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Acquisition or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under the deferred compensation arrangements of the Borrower), roll-over, acceleration, or payout of Equity Interests by management, other employees or business partners of the Borrower, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of any securities and the syndication and incurrence of any Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established or adjusted as a result of the Acquisition (or within twenty-four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; and

(16) [reserved]; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of the Borrower and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries (including, for the avoidance of doubt, JV Level Debt) outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Acquisition or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, debt obligations evidenced by promissory notes or similar instruments and the amount of any Guarantees provided by any Loan Party in respect of Indebtedness of any non-Loan Party, minus (x) the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries as of such date; provided that (i) Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, (ii) the aggregate amount of all cash restricted in favor of the Collateral Agent for the benefit of the Secured Parties held in the Cash Collateral Account shall be deemed to constitute unrestricted cash and (ii) for the avoidance of doubt, obligations under Swap Contracts do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Continuing Director” means, as of any date of determination, any member of the applicable board of directors who: (1) was a member of such board of directors on the Closing Date or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any asset by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means the Persons listed on Schedule 1.01B.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Denominated Loan” means any Loan incurred in Dollars.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Engagement Letter” means that certain Engagement Letter dated April 19, 2018, among the Borrower and Deutsche Bank Securities Inc., as amended, supplemented, modified or restated from time to time.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or a notification or determination that a

Multiemployer Plan is in reorganization; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or such comparable or successor rate which is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provision of this definition, the “Eurocurrency Rate” with respect to Eurocurrency Rate Loans denominated in Dollars shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period; provided that if the Eurocurrency Rate is negative, it shall be deemed to be 0.00%.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Collateral” means, collectively, (a) all of the property set forth in clause (A) in the definition of “Collateral and Guarantee Requirement”, (b) the SeaTac Property, (c) the Kalispell Property and (d) the Spokane Property.

“Excluded Contract” means, at any date, any rights or interest of the Borrower or any Guarantor under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not the Borrower or any Guarantor, or any requirement of law, prohibits, or requires any consent or establishes any other condition for or would terminate because of an assignment thereof or a grant of a security interest therein by the Borrower or a Guarantor; provided that (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to any of the Borrower or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from:

(1) contributions to its common equity capital;

(2) [reserved]; and

(3) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Equity Interest (other than Disqualified Equity Interests and preferred stock) of the Borrower;

in each case to the extent designated as Excluded Contributions by the Borrower pursuant to an officer’s certificate executed by the principal financial officer of the Borrower.

“Excluded Equipment” means, at any date, any equipment or other assets of the Borrower or any Guarantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not the Borrower or a Subsidiary contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by the Borrower or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Borrower or any Guarantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any of the Borrower or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor including, without limitation, the JV Subsidiaries, (b) any Subsidiary of a Guarantor that does not have total assets in excess of 1.0% of Total Assets, individually or in the aggregate with all other Subsidiaries excluded via this clause (b), (c) [reserved], (d) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the Borrower, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any direct or indirect Foreign Subsidiary of the Borrower, (g) any not-for-profit Subsidiaries, (h) [reserved], (i) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, (j) any Domestic

Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (k) any captive insurance subsidiaries (such Subsidiaries are listed on Schedule 1.01D). For the avoidance of doubt, the term “Excluded Subsidiary” shall, at all times and for all purposes, include any JV Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing JV Indebtedness” has the meaning set forth in Section 6.13(d).

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means a given Class of Initial Term Loans or Incremental Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments or a given Extension Series of Extended Revolving Credit Commitments, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder and any intergovernmental agreements entered into in connection with the implementation thereof.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the rate charged to the Administrative Agent on such day for such transactions as determined by the Administrative Agent; provided that if such rate as determined above is negative, it shall be deemed to be 0.00%.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-1 (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) among the Borrower, the subsidiaries of the Borrower from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.03 to be, and intended to be, secured on a pari passu basis with the Obligations.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries, which as of the Closing Date ends on December 31 of each calendar year.

“Fixed Charges” means, with respect to the Borrower and its Subsidiaries for any period, the sum of, without duplication:

(1) Consolidated Interest Expense for such period;

(2) all scheduled principal amortization payments that were paid or payable in cash during such period with respect to Indebtedness for borrowed money of the Borrower and its Subsidiaries (limited, in the case of any consolidated non-wholly owned Subsidiary (and any direct or indirect subsidiary thereof) of a Loan Party, to the pro rata share of any such payments calculated in accordance with such Loan Party’s ownership percentage of such consolidated non-wholly owned Subsidiary’s Equity Interests), including payments in respect of Capitalized Lease Obligations, but excluding payments with respect to intercompany Indebtedness;

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(4) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable governmental authority or (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.

“Foreign Pension Plan” means any benefit plan that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Franchisee Incentive Finance Program” means, collectively, all undertakings related to Key Money, Brand Standard Equipment Loans and Franchisee Loans utilized by the Borrower in connection with its franchisee relationships.

“Franchisee Loans” means loans made by the Borrower, at its discretion, to Persons signing with Borrower or a Subsidiary either a new franchise agreement or new management agreement in connection with a change of brand of the hotel property owned or operated by any such Person to a brand owned by the Borrower or any Subsidiary, or a change in management of a hotel property owned or operated by any such Person to the Borrower or any Subsidiary as manager, to facilitate the acquisition of furniture, fixtures and equipment necessitated by the change in brand or management.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness), or non-recourse carve out guarantees customarily given in otherwise non-recourse loan transactions. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) the wholly owned Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary), (ii) those wholly owned Domestic Subsidiaries that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or otherwise, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date and (vi) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which the Borrower is not a party, the Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) exclude obligations under or in respect of operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes by a jurisdiction (A) as a result of such recipient being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) Taxes attributable to the failure by any Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax that is in effect on the date such Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (v) any withholding Taxes imposed under FATCA, and (vi) any U.S. federal backup withholding imposed as a result of a failure by a Lender that is a United States person as defined in Section 7701(a)(30) of the Code to deliver the form described in Section 3.01(d)(i).

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Initial Term Commitments is $30,000,000.

“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrower under this Agreement in an aggregate principal amount of $30,000,000.

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or, to the extent agreed by the Administrative Agent, less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities or loans are not then rated by Moody’s or S&P, an equivalent rating by any other nationally recognized statistical rating agency.

“IP Rights” has the meaning set forth in Section 5.17.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of indebtedness issued or incurred pursuant to Section 7.03 that is intended to be secured on a basis junior to the Obligations. Wherever in this Agreement, an Other Debt Representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Subsidiary to be secured by a Lien on a basis junior to the Liens securing the Obligations, then the Borrower, the Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.

“JV Borrowers” has the meaning set forth in Section 6.13(d).

“JV Level Debt” means the pro rata share of any Indebtedness of a consolidated non-wholly owned Subsidiary (or any direct or indirect subsidiary thereof) of a Loan Party that is non-recourse to any Loan Party calculated in accordance with such Loan Party’s ownership percentage of such non-wholly owned Subsidiary’s Equity Interests.

“JV Subsidiary” means any means a corporation, partnership, joint venture, limited liability company or other business entity which is wholly-owned by RL Venture Holding.

“Kalispell Property” means that certain leasehold estate of Borrower or its Subsidiary in that certain property, and any buildings and improvements erected thereon, located at 20 N. Main St., Kalispell, MT 59901.

“Key Money” means funds made available by the Borrower, at its discretion, to Persons signing with Borrower or a Subsidiary either a new franchise agreement or new management agreement in connection with a change of brand of the hotel property owned or operated by any such Person to a brand owned by Borrower or a Subsidiary, or a change in management of a hotel property owned or operated by any such Person to Borrower or a Subsidiary as manager, to facilitate the change in brand or management.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans or any Incremental Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arrangers” means Deutsche Bank Securities Inc., Capital One, National Association and Raymond James Bank, N.A., in their respective capacities as joint lead arrangers under this Agreement.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, their successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two business days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility (provided that such Lender shall cease to be a Defaulting Lender upon the Administrative Agent’s receipt of such confirmation in form and substance reasonably satisfactory to the Administrative Agent); or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-in Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Collateral Documents, (iii) each Intercreditor Agreement to the extent then in effect and (iv) any Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.

“Material Real Property” means (x) any fee-owned or leased real property located in the United States that is owned or leased by a Loan Party and is set forth on Schedule 1.01F, (y) any fee-owned real property located in the United States acquired by a Loan Party after the Closing Date with an individual fair market value in excess of $2,000,000 (as determined by the Borrower acting in good faith) and (z) any leased real property located in the United States and newly leased by a Loan Party after the Closing Date which real property is material to the operations of the Borrower and its Subsidiaries as reasonably determined by the Administrative Agent and which the granting of a leasehold mortgage in favor of the Administrative Agent on such property is not prohibited by the terms of the underlying lease or require the approval of a Person whose approval can be withheld in its sole and exclusive discretion or without a requirement of reasonableness.

“Maturity Date” means (i) with respect to the Initial Term Loans and the Revolving Credit Commitments, the date that is five years after the Closing Date, (ii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders,(iii) [reserved] and (iv) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in clause (d)(ii) in the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agent, executed, delivered and filed or recorded, as applicable, pursuant to Sections 6.11, 6.13 or 6.15.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the aggregate cash proceeds received by the Borrower or any of the Subsidiaries in respect of any Disposition or Casualty Event, net of the direct costs relating to such Disposition or Casualty Event, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other customary fees and expenses, including title and recordation expenses and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on such assets and required (other than Indebtedness under the Loan Documents) to be paid (and is timely repaid) as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to the foregoing) associated with the asset disposed of in such transaction and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary, the pro rata portion of the Net Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Subsidiary shall be deducted for the calculation of such Net Proceeds; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Subsidiary shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose and (c) was not utilized pursuant to Section 8.05. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means, with respect to the Term Loans and Revolving Credit Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date.

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the Federal Funds Rate.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Asset Regulations” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the first anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Principal Amount” means the stated or principal amount of each Dollar Denominated Loan.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be limited to the extent set forth in and without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; provided, further, that when calculating (i) the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” and (ii) Consolidated Total Net Leverage Ratio or Consolidated Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.11, the events that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the

Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“Purchaser” has the meaning specified in the preliminary statements of this Agreement.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property (including, without limitation, any vacation ownership intervals) owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing” means the repayment in full of all third party Indebtedness of (x) the Borrower and its Subsidiaries and (y) the Target, in each case existing prior to the consummation of the Acquisition (other than existing financing or capital leases and letters of credit and any Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 7.03(b)) with the proceeds of the Initial Term Loans, the Revolving Credit Loans and the termination and release of all commitments, security interests and guarantees in connection therewith.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility.

“Required Facility Lenders” mean, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings, (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in Dollars, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $10,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(b), Incremental Revolving Credit Loans or Extended Revolving Credit Commitments, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“RL Venture Holding” means RL Venture Holding LLC, a Delaware limited liability company.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SeaTac Property” means that certain leasehold estate of Borrower or its Subsidiary in that certain property, and any buildings and improvements erected thereon, located at 18220 International Blvd., Seattle, WA 98188.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Borrower or any Subsidiary and any Approved Counterparty.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among the Borrower, certain subsidiaries of the Borrower and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged or propose to be engaged on the Closing Date.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.

“Sole Bookrunner” means Deutsche Bank Securities Inc., in its capacity as sole bookrunner under this Agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Spokane Property” means that certain leasehold estate of Borrower or its Subsidiary in that certain property, and any buildings and improvements erected thereon, located at 700 N. Division, Spokane, WA 99201.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on the Borrower’s or any Subsidiary’s financial statements.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Target” has the meaning specified in the preliminary statements of this Agreement.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment or (iii) an Extension.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loans” means any Initial Term Loans or any Incremental Term Loan or Extended Term Loan designated as a “Term Loan”, as the context may require.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of each Class made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Threshold Amount” means $2,500,000.

“Total Assets” means the total assets of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Borrower delivered pursuant to Sections 6.01(a) or (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transaction Agreements” means each other instrument or agreement to be entered into in connection with, or as contemplated by, the Acquisition.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities and any OID or upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the funding of the Initial Term Loans on the Closing Date and the execution and delivery of Loan Documents entered into on the Closing Date, (b) the Refinancing and (c) the payment of Transaction Expenses.

“Transferred Guarantor” has the meaning set forth in Section 11.10.

“Treasury Services Agreement” means any agreement between the Borrower and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means quarterly financial statements filed on Form 10-Q in compliance with the SEC.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits K-1, K-2, K-3 and K-4 hereto, as applicable.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (other than determining “Applicable Rate” or actual compliance with Section 7.11), the Consolidated Total Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Subsidiary Compliance.

The Agents and Lenders acknowledge and agree that, although the Borrower or any Loan Party may have a majority equity interest in any Subsidiary that is not wholly-owned by the Borrower or any Loan Party, if the Borrower or Loan Party does not have the voting power, either as an owner or party appointing members of a governing board of such Subsidiary, so as to give the Borrower or Loan Party Control of such Subsidiary with regard to an action of such Subsidiary so as to compel, or such that it could compel, such Subsidiary to take an action or not take an action for such Subsidiary (any such Subsidiary, a “Non-Controlled Subsidiary”) to comply with any of the sections of the Agreement listed on Schedule 1.08, the failure of the Subsidiary to take such action or not take an action to comply with any of the sections of the Agreement listed in Schedule 1.08 shall not constitute a Default or an Event of Default thereunder, provided the Borrower or Loan Party uses its reasonable efforts to cause the Subsidiary to comply with the applicable section of the Agreement; provided, that (i) the compliance or non-compliance by any non-wholly-owned Subsidiary with respect to any provision of this Agreement other than the sections listed in Schedule 1.08 shall not be subject to this Section 1.08 and (ii) this Section 1.08 shall in no way modify the requirements of the Borrower under Section 7.11.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date loans denominated in Dollars in an aggregate amount not to exceed the amount of such Term Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, (ii) solely with respect to Term Borrowings, one (1) Business Day before the requested date of any Borrowing of Base Rate Loans and (iii) solely with respect to Revolving Credit Borrowings, on or before 10:00 am New York City Time on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of, if such Eurocurrency Rate Loan is denominated in Dollars, $1,000,000. Except as provided in Sections 2.03(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted, (v) in the case of a Revolving Credit Borrowing, the relevant amount of Dollars in which such Revolving Credit Borrowing is to be denominated and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans be prepaid on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 [reserved].

SECTION 2.04 [reserved].

SECTION 2.05 Prepayments.

(a) Optional. (i) The Borrower may, upon, subject to clause (iii) below, written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one (1) Business Day prior to any prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum Principal Amount of $1,000,000; and (3) any prepayment of Base Rate Loans shall be in a minimum Principal Amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings and, subject to the pro rata application within any Class of Loans, any Class to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii) [reserved].

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from either (a) a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed, or (b) a Disposition, which Disposition shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.07(a) as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may, at any time subject to the notice provisions set forth in this Section 2.05(a), prepay the Term Loans with amounts held in the Cash Collateral Account.

(b) Mandatory.

(i) [reserved].

(ii) If (x) the Borrower or any Subsidiary of the Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (d), (e), (g), (h), (i), (k), (l) or (p)), or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or Subsidiary of Net Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(x) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Subsidiary of such Net Proceeds, subject to clause (b)(xi) below, an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Proceeds received.

(iii) [reserved].

(iv) If the Borrower or any Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(ix) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Subsidiary of such Net Proceeds.

(v) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans in an aggregate amount equal to such excess.

(vi) Except with respect to Loans incurred in connection with any Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix) [reserved].

(x) In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(ix), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(xi) Starting with the full fiscal quarter ending March 31, 2019, the Borrower shall prepay the Term Loans on a quarterly basis with (x) 50% of all distributions received by the Borrower and the other Loan Parties, without duplication, from their respective Subsidiaries and joint venture interests during any such fiscal quarter minus (y) the amount of the amortization payment required to be made for such fiscal quarter under Section 2.07; provided, that the amount of such prepayment required pursuant to this paragraph for any given fiscal quarter plus the amount of such amortization payment, shall not exceed $5,000,000.

SECTION 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, or any whole multiple of $1,000,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from (i) a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed, or (ii) a Disposition, which Disposition shall not be consummated or shall otherwise be delayed.

(b) Mandatory. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by it on the Closing Date. The Revolving Credit Commitment shall automatically and permanently terminate on the Maturity Date with respect to the Revolving Credit Commitments.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders, (i) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the Closing Date until the fiscal quarter ending prior to the fifth anniversary of the Closing Date, an aggregate principal amount equal to 1.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) During the continuance of a Default or Event of Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee in Dollars equal to 0.375% per annum of the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Facility exceeds the Outstanding Amount of Revolving Credit Loans for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) [reserved].

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) , and by each Lender in its account or accounts pursuant to Sections 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable

Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Incremental Amendment, or Extension Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14 Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase” or the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase” or the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) (when borrowed, an “Incremental Revolving Credit Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental

Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans shall have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender,.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the conditions of Sections 4.02(i) and (ii) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment);

(iii) the Borrower and its Subsidiaries shall be in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the Incremental Facility Closing Date and the last day of the most recently ended Test Period, as if any Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, available under such Incremental Commitments had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith, and, in each case (x) with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, and (y) without netting the cash proceeds of any such Incremental Loans;

(iv) [reserved];

(v) the aggregate amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed an amount equal to 100% of Consolidated EBITDA of the Borrower at the time of incurrence, calculated on a pro form basis as of the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered; and

(vi) such other conditions as the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be identical to the Term Loans or Revolving Credit Commitments, as applicable.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof (if any), each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15 [reserved].

SECTION 2.16 Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Term Loan Tranche; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any then existing Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all

purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $2,000,000.

(b) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, original issue discount or otherwise) may be different than the Effective Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $2,000,000.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, [reserved]; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that

Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent such Tax is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable withholding agent shall make such deductions, (C) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the Agent or Lender has with the taxing jurisdiction other than the connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) Each Loan Party agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code)(a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate and (b) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that if the Lender is a partnership, and one or more beneficial partners of such Foreign Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner), or

(E) two properly completed and duly signed copies of any other documentation prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Foreign Lender under the Loan Documents.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 and Section 3.04(a) shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f) If any Lender or Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

SECTION 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies, or, in the case of Eurocurrency Rate Loans denominated in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03 Inability to Determine Rates.

If the Administrative Agent or Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in which such proposed Eurocurrency Rate Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loan in the amount specified therein.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of Indemnified Taxes under exceptions (i)(B) through (vi) thereof or Connection Income Taxes, or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated pursuant to this Section 3.04 only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

SECTION 3.05 Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

SECTION 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender (in respect of any applicable Facility only in the case of clause (i) or clause (iii)), as the case may be, and in the case of a Lender, repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions to Closing Date.

The effectiveness of this Agreement on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or .pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement and any Notes requested by a Lender prior to the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01C required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel); and

(B) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) evidence of all insurance required to be maintained pursuant to Section 6.07, and evidence that the Administrative Agent shall have been named as an additional insured or loss payee, as applicable, on all insurance policies covering loss or damage to Collateral and on all liability insurance policies as to which the Administrative Agent has reasonably requested to be so named;

(v) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates or memorandums and articles of incorporation, certificates of limited partnership or certificates of formation, including all amendments thereto, of each Loan Party, certified (as of a recent date), if applicable, by the Secretary of State (or other similar official) of the jurisdiction of its organization or incorporation, as the case may be, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi) an opinion from (x) Duane Morris, LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent and (y) Fox Rothschild LLP, in form and substance reasonably acceptable to the Administrative Agent;

(vii) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Acquisition) substantially in the form attached hereto as Exhibit E-2;

(viii) a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming (x) satisfaction of the conditions set forth in Section 4.02(i) and (ii), (y) the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.11 and (z) the conditions in Section 4.01(c) have been satisfied; and

(ix) the Perfection Certificate, duly completed and executed by the Loan Parties.

(b) The Closing Fees and all fees and expenses due to the Lead Arrangers and their Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.

(c) The Acquisition shall have been consummated or, substantially simultaneously with the initial Borrowings hereunder, in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that in the aggregate that are material and adverse to the Lenders or the Lead Arrangers without the prior consent of the Lead Arrangers (which consent shall not be unreasonably withheld, delayed or conditioned), it being understood that any change to the definition of “Material Adverse Effect” contained in the Acquisition Agreement shall be deemed to be material and adverse to the Lead Arrangers. For purposes of the foregoing condition, it is hereby understood and agreed that any change in the purchase price (or amendment to the Acquisition Agreement related thereto) in connection with the Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers.

(d) The Lead Arrangers shall have received the Audited Financial Statements and the Unaudited Financial Statements.

(e) [reserved].

(f) The Administrative Agent shall have received at least 3 days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least 10 days prior to the Closing Date.

(g) [reserved].

(h) Since December 31, 2017, there shall have been no Material Adverse Effect.

(i) The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted under Section 7.01.

(j) the Borrower is in pro forma compliance with the financial covenant levels set forth in Section 7.11, whether or not such financial covenant is then in effect.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension for an Incremental Term Loan which shall be governed by Section 2.14(d)) including on the Closing Date is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) the Borrower is in pro forma compliance with the financial covenant level set forth in Section 7.11 then in effect.

(v) The Revolving Credit Exposure does not, and after making any such proposed Credit Extension would not, exceed the Revolving Credit Commitments;

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower and each of the Guarantors party hereto represent and warrant to the Agents and the Lenders, after giving effect to the Acquisition, at the time of each Credit Extension that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Acquisition (to the extent any Loan Party is a party or otherwise subject thereto), are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Acquisition (to the extent such Loan Party is a party or otherwise subject thereto), (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against and each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(ii) The Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the Borrower and its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor could reasonably be expected to have a Material Adverse Effect).

SECTION 5.06 Litigation.

Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries, or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 [reserved].

SECTION 5.08 Ownership of Property; Liens; Real Property.

(a) The Borrower and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedule 8 to the Perfection Certificate contains a true and complete list of each Real Property owned or leased by the Borrower, each of its Subsidiaries as of the Closing Date.

(c) Except as would not have a Material Adverse Effect, (i) none of the management agreements relating to Real Property owned or leased by any Loan Party requires or will require any Loan Party to pay any material property improvement plan fees or charges or requires or will require any Loan Party to renovate, update, upgrade, repair, enhance, or improve such Real Property as a result of the Acquisition, and (ii) all management agreements to which any Loan Party is a party, relating to Real Property are in full force and effect and no consent is required in connection with any such agreements for the consummation of the Acquisition (to the extent any Loan Party is a party or otherwise subject thereto), except as shall have been obtained prior to the Closing Date.

SECTION 5.09 Environmental Matters.

Except as specifically disclosed in documents filed by the Borrower with the SEC, or except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) the Borrower, each Subsidiary and their respective properties and operations are and, other than any matters which have finally resolved, with no further obligations, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits;

(b) the Borrower and each Subsidiary have not received any written notice that alleges any actual or potential Environmental Liability or that any of them is in violation of any Environmental Law and none of the Loan Parties, their respective Subsidiaries nor any of the Real Property owned, leased or operated by either the Borrower or any Subsidiary is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower and its Subsidiaries, threatened, under or relating to any Environmental Law;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by the Borrower or any Subsidiary, or arising out of the conduct of the Borrower or any Subsidiary that could reasonably be expected to require investigations, remedial activity or corrective action or cleanup by, or on behalf of the Borrower or any Subsidiary or could reasonably be expected to result in any Environmental Liability;

(d) there are no facts, circumstances or conditions arising out of or relating to the Borrower, any Subsidiary or any of their respective operations or any facilities currently or, to the knowledge of the Borrower or any Subsidiary, formerly owned, leased or operated by any of the Borrower or its Subsidiaries, that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, the Borrower or any Subsidiary or could reasonably be expected to result in any Environmental Liability; and

(e) the Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding Environmental Laws, Hazardous Materials or any Environmental Liability that are in the possession or control of the Borrower or any Subsidiary.

SECTION 5.10 Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Except as described on Schedule 5.10, there is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.11 ERISA Compliance.

(a) Except as set forth on Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 901 of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder (“AFTAP”), would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.” Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.12 Subsidiaries; Equity Interests.

As of the Closing Date (after giving effect to the Acquisition), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10 to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any other Guarantor in each Subsidiary, including the percentage of such ownership.

SECTION 5.13 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) None of the Borrower, any Person Controlling the Borrower, or any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14 Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect as of the Closing Date (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.16 [reserved].

SECTION 5.17 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or validly license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, trade secrets, database rights, design rights and other intellectual property or similar proprietary rights throughout the world (collectively, “IP Rights”) that are necessary for or used in the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The business of any Loan Party or any of their Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of the Borrower, presently threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

All registrations listed in Schedule 9 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations to be valid and subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.18 Solvency.

On the Closing Date, after giving effect to the Acquisition, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.19 Subordination of Junior Financing; First Lien Obligations.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 5.20 Sanctions; Anti-Corruption; USA PATRIOT Act.

(a) Borrower and each of its Subsidiaries is in compliance, in all material respects, with (i) all applicable Sanctions, (ii) the FCPA and all other applicable anti-corruption laws (“Anti-Corruption Laws”) and (iii) as applicable, the USA PATRIOT Act. Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) None of Borrower or any of its Subsidiaries or, to the knowledge of the Borrower and the other Loan Parties, any director, officer, employee, agent or controlled affiliate of Borrower or any Subsidiary is currently the subject of any Sanctions, nor is Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower (i) in violation of any Anti-Corruption Laws or (ii) for the purpose of financing any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the subject of any Sanctions.

SECTION 5.21 Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.15 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, in each case subject to no Liens other than Liens permitted hereunder.

(b) PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office, Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office and exclusive licenses to Copyrights registered with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered or applied for Patents, Trademarks and Copyrights, and exclusive licenses to registered Copyrights, acquired by the grantors thereof after the Closing Date).

(c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Material Real Property thereunder and the proceeds thereof, subject only to Liens permitted hereunder, and when the Mortgages are filed in the offices specified on Schedule 5 to the Perfection Certificate dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 6.11 and 6.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11 and 6.13), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Material Real Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by hereunder.

Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Subsidiaries to:

SECTION 6.01 Financial Statements and Budget.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 90 days after the end of each fiscal year (or 120 days for the first fiscal year ending after the Closing Date), a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of BDO USA, LLP, or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or 60 days for the first three fiscal quarters ending after the Closing Date), a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) As soon as available, and in any event within fifteen (15) days prior to (and no later than) the commencement of any Fiscal Year, an annual budget for the Borrower and its Subsidiaries for such Fiscal Year, prepared on a quarterly basis, including a reasonable estimate of the management fees and expenses expected to be incurred during such period. Each such annual budget for the Borrower and its Subsidiaries shall include, for the following year, estimated income and cash flow, projected usage of the Revolving Credit Commitments, and an explanation of the assumptions on which such forecasts are based. The annual budget shall be accompanied by a certificate of the Loan Parties certifying that such annual budget is based upon the Borrower’s good faith reasonable estimates.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of Borrower or (B) Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC within the time periods provided above; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of BDO USA, LLP, or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, in the case of documents required to be delivered pursuant to Section 6.01, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied as long as such filing is publicly available on the SEC’s EDGAR website;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation and, in each case, any Permitted Refinancing thereof, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party set forth in the Perfection Certificate or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

SECTION 6.03 Notices.

Promptly after a Responsible Officer of the Borrower or any Subsidiary (other than an Excluded Subsidiary, except to the extent knowledge is obtained by Borrower or a wholly owned Subsidiary) has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Obligations.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII.

SECTION 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties (including IP rights) and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07 Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. All such insurance shall, to the extent permitted by the issuers of such insurance, (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and applied in accordance with this Agreement), as applicable.

(c) Flood Insurance. With respect to each Material Real Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any material improvements located on any Material Real Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws. Following the Closing Date, the Borrower shall deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Material Real Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Material Real Property), and evidence of flood insurance, as applicable.

SECTION 6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

SECTION 6.11 Additional Collateral; Additional Guarantors.

At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Subsidiary:

(i) within sixty (60) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, Mortgages, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents (including, with respect to Mortgages, the documents required under clause (d) of the definition of “Collateral And Guarantee Requirement”), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Mortgages and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Subsidiary (and each direct or indirect parent of such Subsidiary) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the

Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii).

(b) Not later than ninety (90) days after the acquisition by any Loan Party of any Material Real Property (or such longer period as the Administrative Agent may agree in writing in its discretion), which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

SECTION 6.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all applicable Environmental Permits; and, in each case to the extent required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to remediate or otherwise address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

SECTION 6.13 Further Assurances.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including filings with the United States Patent and Trademark Office, the United States Copyright Office, or any foreign equivalents of the foregoing) as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Material Real Property, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

(b) [reserved].

(c) [reserved].

(d) Once the remaining outstanding principal amount of indebtedness under that certain Loan Agreement, dated as of January 15, 2015, by and among the borrowers party thereto (the “JV Borrowers”), the lenders party thereto and Pacific Western Bank, as Agent thereunder (the “Existing JV Indebtedness”), is equal to or less than $11,000,000, the Borrower shall use its reasonable best efforts to cause the JV Borrowers to reduce the remaining outstanding balance of such Existing JV Indebtedness to an amount equal to (or less than) the amount of cash or cash equivalents restricted as of the Closing Date in favor of the lenders under such Existing JV Indebtedness.

(e) Once the remaining outstanding principal amount of indebtedness under the Existing JV Indebtedness is equal to or less than the amount of cash or cash equivalents restricted as of the Closing Date in favor of the lenders under such Existing JV Indebtedness, the Borrower shall use its reasonable best efforts to cause either (A) such cash or cash equivalents to be applied in full to the then-outstanding balance of the Existing JV Indebtedness or (B) the then-outstanding balance of the Existing JV Indebtedness to be otherwise repaid by the JV Borrowers in full.

(f) Upon the repayment in full of the Existing JV Indebtedness, the Borrower shall (i) create a newly-formed domestic wholly-owned Subsidiary, (ii) use reasonable best efforts to obtain consent to grant a first-priority pledge of 100% of the Equity Interests in such newly created Subsidiary to the Collateral Agent to secure the Obligations and (iii) transfer all Equity Interests held by the Borrower and identified in Schedule 6.13(f) to such newly created Subsidiary.

(g) Notwithstanding any other provision of this Agreement, each of the SeaTac Property, the Kalispell Property and the Spokane Property shall be excluded from any requirement contained in this Section 6.13, or otherwise in this Agreement, that the SeaTac Property, the Kalispell Property and the Spokane Property be subjected to a mortgage in favor of the Collateral Agent.

SECTION 6.14 [reserved].

SECTION 6.15 Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its sole discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.15 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its sole discretion).

SECTION 6.16 Cash Collateral Account.

The Borrower shall at all times maintain the Cash Collateral Account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established and maintained in a manner reasonably satisfactory to the Administrative Agent.

SECTION 6.17 JV Agreements.

The Borrower and each Loan Party shall at all times exercise any and all voting rights in any non-wholly owned Subsidiary including, without limitation, any Non-Controlled Subsidiary in a manner that (i) is not adverse to the interests of the Lenders or the Administrative Agent and (ii) preserves the value of the Guarantees and the Collateral.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date:

SECTION 7.01 Liens.

Neither the Borrower nor the Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (and, in each case, only to the extent created, incurred, assumed or suffered to existing in the ordinary course of business):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) any such Lien does not extend to any additional property other than (A) after-acquired property that is covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days from the original due date or the due date established by any applicable extension, or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, non-exclusive licenses, subleases or non-exclusive sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) or, to the extent related to any of the foregoing, Section 7.02(r) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely if such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Borrower or a Subsidiary on assets of a Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Guarantor;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, non-exclusive licenses or non-exclusive sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(p) [reserved];

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property existing on the Closing Date on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) [reserved];

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary (other than by designation as a Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) [reserved];

(cc) [reserved];

(dd) [reserved];

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) other Liens with respect to property or assets of the Borrower or any of its Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed $5,000,000; and

(hh) Liens with respect to property or assets of the Borrower and its Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clause (a) above.

SECTION 7.02 Investments.

Neither the Borrower nor the Subsidiaries shall directly or indirectly, make any Investments, except (in each case, only to the extent made in the ordinary course of business):

(a) Investments by the Borrower or any of its Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) [reserved];

(c) Investments by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries or any Person that will, upon such Investment become a Subsidiary; provided that the aggregate amount of Investments made by Loan Parties in Persons that are not or do not become Loan Parties (except if such Investments are part of a series of substantially concurrent transactions that result in the proceeds of such Investments ultimately being invested in (or distributed to) Loan Parties), in the aggregate with any Investments made pursuant to Section 7.02(i)(v), shall not exceed at any time outstanding 5.0% of Total Assets; provided further that any Investment made by any Person that is not a Loan Party in any Loan Party pursuant to this clause (c) shall be subordinated in right of payment to the Loans;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(d)(ii) or 7.05(e)), 7.06 (other than 7.06(e) and (i)(iv)) and 7.13, respectively;

(f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Subsidiary in the Borrower or any other Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of one or more assets of a Person, or any Equity Interests in a Person that becomes a Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Default or Event of Default has occurred and is continuing, (ii) the Borrower and the Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 after giving effect to such acquisition or Investment and any related transactions; (iii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (iv) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11, and (v) the aggregate amount of Investments made by Loan Parties in Persons that do not become Loan Parties or of assets that do not constitute Collateral, in the aggregate with any Investments made pursuant to the first proviso to Section 7.02(c), shall not exceed at any time outstanding 5.0% of Total Assets (any such acquisition, a “Permitted Acquisition”);

(j) [reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the Borrower, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments, to the extent permitted to be made to such parent in accordance with Sections 7.06(g) or (h);

(n) other Investments (including for Permitted Acquisitions pursuant to Section 7.02(i)(iv)) in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed $5,000,000 (net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts);

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(q) Investments of a Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Subsidiary from an Investment in such Subsidiary contemplated pursuant to Section 7.02;(i)(v) or permitted under Section 7.02(n);

(s) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(t) Guarantees by the Borrower or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) Investments of the Borrower in the Franchisee Incentive Finance Program; provided that, the aggregate amount of Investments by the Borrower in the Franchisee Incentive Finance Program made at any time following the Closing Date and prior to the Maturity Date, taken together with all Investments made pursuant to Section 7.02(v) below, shall not exceed $15,000,000; provided, further, that following the satisfaction in full of all Obligations attributable to the Term Loans, the Borrower may make additional Investments in the Franchisee Incentive Finance Program equal to 35% of Consolidated EBITDA for the period from the first day of the first full fiscal quarter following the Closing Date to the end of the fiscal quarter of the Borrower most recently ended at the time of such Investment; provided, further, that the aggregate amount of all Investments made pursuant to this Section 7.02(u) following the satisfaction in full of all Obligations attributable to the Term Loans, taken together with all other Investments made pursuant to this Section 7.02(u) since the Closing Date and all Investments made pursuant to Section 7.02(v) below, shall not exceed $50,000,000;

(v) Investments by the Borrower or any of its Subsidiaries in any one or more Persons signing with the Borrower or any Subsidiary either a new franchise agreement or new management agreement in connection with a change of brand of the hotel property owned or operated by any such Person to a brand owned by the Borrower or any Subsidiary, or a change in management of a hotel property owned or operated by any such Person to the Borrower or any Subsidiary as manager; provided that (i) the maximum percentage Equity Interest that the Borrower or any Subsidiary may receive in any single Person for an Investment made in that Person pursuant to this clause (v) shall not exceed twenty percent (20%) of all Equity Interests in such Person, and (ii) the aggregate amount of Investments made pursuant to this clause (v) at any time following the Closing Date and prior to the Maturity Date, taken together with all Investments made pursuant to Section 7.02(u) above, shall not exceed $15,000,000; provided, further, that following the satisfaction in full of all Obligations attributable to the Term Loans, the Borrower may make additional Investments pursuant to this Section 7.02(v)(ii) equal to 35% of Consolidated EBITDA for the period from the first day of the first full fiscal quarter following the Closing Date to the end of the fiscal quarter of the Borrower most recently ended at the time of such Investment; provided, further, that the aggregate amount of all Investments made pursuant to this Section 7.02(v)(ii) following the satisfaction in full of all Obligations attributable to the Term Loans, taken together with all other Investments made pursuant to this Section 7.02(v) since the Closing Date and all Investments made pursuant to Section 7.02(u) above, shall not exceed $50,000,000;

(w) [reserved];

(x) [reserved]; and

(y) Investments existing on the Closing Date in joint ventures of the Borrower or any of its Subsidiaries.

SECTION 7.03 Indebtedness.

Neither the Borrower nor any of the Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (in each case, only to the extent created, incurred, assumed or suffered to existing in the ordinary course of business):

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) Indebtedness owed to the Borrower or any Subsidiary outstanding on the Closing Date and any refinancing thereof with Indebtedness owed to the Borrower or any Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced; provided that (x) any amount owed by a Subsidiary that is not a Loan Party to a Loan Party shall be evidenced by an Intercompany Note and (y) all such Indebtedness of any Loan Party owed to any Person or Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the Borrower and any Subsidiary in respect of Indebtedness of the Borrower or any Subsidiary of the Borrower otherwise permitted hereunder; provided that (i) a Subsidiary that is not a Loan Party cannot, but virtue of this Section 7.03(c), guarantee Indebtedness that such Subsidiary could not otherwise incur under this Section 7.03 and (ii) the aggregate principal amount of Indebtedness of non-Loan Parties that is guaranteed by any Loan Party pursuant to this Section 7.03(c) shall not exceed $6,000,000 at any time outstanding; provided, further that (A) no Guarantee of any Indebtedness constituting Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person or Subsidiary that is not a Loan Party shall be evidenced by an Intercompany Note and any such Indebtedness owing to a Subsidiary that is not a Loan Party is subordinated in right of payment to the Loans (for the avoidance of doubt, any such Indebtedness owing to a Subsidiary that is not a Loan Party shall be deemed to be expressly subordinated in right of payment to the Loans unless the terms of such Indebtedness expressly provide otherwise);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed $2,500,000 at any time outstanding and (ii) any Permitted Refinancing of any of the foregoing;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower or any Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof; provided that after giving pro forma effect to such Permitted Acquisition and the assumption of such Indebtedness, (i) the aggregate amount of such Indebtedness does not exceed $10,000,000 at any time outstanding and (ii) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; provided that any such Indebtedness of a Subsidiary that is not a Loan Party, together with any Indebtedness of all Subsidiaries that are not Loan Parties pursuant to Sections 7.03(w) and 7.03(v), does not exceed $5,000,000 in the aggregate at any time outstanding;

(h) Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;

(j) Indebtedness incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purposes of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Borrower or any of its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (j));

(k) Indebtedness consisting of obligations of the Borrower or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) other Indebtedness of the Borrower or any of its Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $5,000,000 at any time outstanding;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) [reserved];

(r) [reserved];

(s) [reserved];

(t) [reserved];

(u) [reserved];

(v) Indebtedness incurred by all Foreign Subsidiaries which, when aggregated with the principal amount of all other Indebtedness pursuant to Sections 7.03(g), 7.03(w) and this clause (v) then outstanding, does not exceed $5,000,000;

(w) unsecured Indebtedness of the Borrower or any Subsidiary, so long as the Borrower and its Subsidiaries are in compliance with the covenants set forth in Section 7.11, determined on a Pro Forma Basis as of the date of incurrence of such Indebtedness; and without duplication, Permitted Refinancings of such Indebtedness; provided that any such Indebtedness of a Subsidiary that is not a Loan Party, together with any Indebtedness of Subsidiaries that are not Loan Parties pursuant to Sections 7.03(g), 7.03(q) or 7.03(s), does not exceed $5,000,000 in the aggregate at any time outstanding;

(x) [reserved]; and

(y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (y) above, the Borrower shall, in its sole discretion, classify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

SECTION 7.04 Fundamental Changes.

Neither the Borrower nor any of the Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Subsidiaries; provided that when any Person that is a Loan Party is merging with a Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form (x) if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Sections 7.02 (other than 7.02(e)) or 7.05 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary that is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively; and

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement; and

(e) so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Subsidiary or the Borrower, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement; and

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05 Dispositions.

Neither the Borrower nor any of the Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) (i) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries and (ii) Dispositions of property no longer used or useful in the good faith determination of the Borrower in the conduct of the business of the Borrower and its Subsidiaries outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (j) below);

(b) Dispositions of inventory (whether developed, “just-in-time” or fee-for service) or goods (or other assets, including timeshare and residential assets, furniture and equipment) held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(c) [reserved];

(d) Dispositions of property to the Borrower or any Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(f)) and 7.06;

(f) [reserved];

(g) Dispositions of Cash Equivalents;

(h) leases, subleases, non-exclusive licenses or non-exclusive sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Subsidiaries;

(i) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j) Dispositions of property other than property identified in Schedule 7.05 and as to which no other clause of this Section 7.05 applies; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) the Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents);

(k) Dispositions of property identified in Schedule 7.05, the Disposition of Equity Interests in any Subsidiary which directly holds such property or the disposition of Equity Interests in RL Venture LLC; provided, that 100% of the Net Proceeds of all such asset sales or other dispositions of property received by the Borrower or any Subsidiary pursuant to this Section 7.05(k) shall be required to be maintained in the Cash Collateral Account, subject to the right of the Borrower to prepay any outstanding Term Loans in whole or in part at any time with such proceeds pursuant to Section 2.05(a); provided, however, that (i) the Borrower and each Guarantor shall use reasonable best efforts to cause a distribution by a JV Subsidiary to the Borrower or any Guarantor of any such Net Proceeds upon receipt by the JV Subsidiary thereof and (ii) neither the Borrower nor any Guarantor is required to deposit into the Cash Collateral Account more than its respective pro rata share of the Net Proceeds of the Disposition and asset sales permitted under this clause (k);

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) [reserved];

(n) [reserved];

(o) [reserved];

(p) the unwinding of any Swap Contract pursuant to its terms;

(q) the Acquisition and related transactions; and

(r) [reserved];

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (p) and (r) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor any of the Subsidiaries shall directly or indirectly, make any Disposition of Equity Interests held by such Borrower or Subsidiary in any Subsidiary that is wholly-owned by the Borrower or a Guarantor such that such Subsidiary becomes non-wholly owned, other than a Disposition of all such Equity Interests of such Subsidiary or all or substantially all of its assets, in each case, to the extent otherwise permitted under this Section 7.05.

SECTION 7.06 Restricted Payments.

Neither the Borrower nor any of the Subsidiaries shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Subsidiary may make Restricted Payments to the Borrower, and other Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Subsidiary may declare and make Restricted Payments payable solely in accordance with the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [reserved];

(d) [reserved];

(e) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than 7.02(e) and (m)), 7.04 or 7.08 (other than Section 7.08(e));

(f) repurchases of Equity Interests in the Borrower or any Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the Borrower and each Subsidiary may pay (or make Restricted Payments to allow the Borrower to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Subsidiary (or of the Borrower) from any future, present or former employee, officer, director, manager or consultant of such Subsidiary (or the Borrower or any other direct or indirect parent of such Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Subsidiary (or the Borrower) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $2,500,000 in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) the Net Proceeds of key man life insurance policies received by the Borrower or its Subsidiaries; less

(ii) the amount of any Restricted Payments previously made with the cash proceeds described in clause (i) and (ii) of this Section 7.06(g);

(h) the Borrower may make such other Restricted Payments not otherwise specified in this Section 7.05 in an aggregate amount not to exceed, when combined with prepayment of Indebtedness pursuant to Section 7.13(a)(iv), $2,500,000;

(i) [reserved]:

(j) payments made or expected to be made by the Borrower or any of the Subsidiaries in respect of required withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant of the Borrower or any Subsidiaries and any repurchases of Equity Interests deemed to occur upon the exercise of stock options;

(k) the Borrower or any Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and

(l) any Restricted Payment by the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary;

SECTION 7.07 Change in Nature of Business.

The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

SECTION 7.08 Transactions with Affiliates.

Neither the Borrower shall, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $1,000,000, other than (a) [reserved], (b) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) so long as no Event of Default under Sections 8.01(a) or (f) has occurred and is continuing, transactions pursuant to the Transaction Agreements, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of Borrower to the Lenders when taken as a whole, as compared to the applicable agreement as in effect immediately prior to such amendment or replacement, (e) Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02, (f) employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) [reserved], (j)[reserved], (k) [reserved], (l) [reserved], (m) [reserved], (n) [reserved] or (o) a joint venture which would constitute a transaction with an Affiliate solely as a result of the Borrower or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.

SECTION 7.09 Burdensome Agreements.

The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay intercompany loans and advances to the Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply) to Contractual Obligations which (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, non-exclusive licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (m) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit.

SECTION 7.10 Use of Proceeds.

The proceeds of the Term Loans received on the Closing Date shall not be used for any purpose other than to finance the Acquisition and to fund certain expenses with respect to the Acquisition. After the Closing Date, the proceeds of the Revolving Credit Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments.

SECTION 7.11 Financial Covenant.

(a) The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Test Period, beginning with the fiscal quarter ending on September 30, 2018 to be less than 1.50:1.00.

(b) The Borrower will not permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period, beginning with the fiscal quarter ending on September 30, 2018, to be greater than 3.00:1.00.

SECTION 7.12 Accounting Changes.

The Borrower shall not make any change in its fiscal year.

SECTION 7.13 Prepayments, Etc. of Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted), any subordinated, junior lien or unsecured Indebtedness incurred under Section 7.03(g) or any other Indebtedness that is or is required to be subordinated, in right of payment or as to Collateral, to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Borrower, (iii) the prepayment of Indebtedness of the Borrower or any Subsidiary to the Borrower or any Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings in an aggregate amount not to exceed, when combined with the amount of Restricted Payments pursuant to Section 7.06(h), $2,500,000.

(b) The Borrower shall not, nor shall it permit any of the Subsidiaries to amend, modify or change in any manner adverse to the interests of the Lenders any term or condition of (i) any Junior Financing Documentation or (ii) any of their respective articles of incorporation (or corporate charter or other similar organizational documents) or any of their respective bylaws (or joint venture agreements or other similar documents) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 7.14 Permitted Activities.

Notwithstanding anything to the contrary in Article VII of this Agreement, the Borrower shall not, nor shall it permit any of its Subsidiaries to, from and after the Closing Date, grant a lien on any Equity Interests held in any of the Borrower, or its Subsidiaries or their respective joint venture and minority interests, other than to secure the Obligations hereunder. For the avoidance of doubt, the Borrower and its Subsidiaries shall use reasonable best efforts to ensure that no indirectly held joint venture or minority interests, nor any real property or personal property owned by either a joint venture or a Person in which the Borrower or any Subsidiary owns a minority interest shall be pledged, other than to secure the Obligations hereunder.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01 Events of Default.

Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.05(a) (solely with respect to the Borrower), or Article VII; or

(c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; provided, that if any such representation, warranty, certification or statement of fact made or deemed made by any Non-Controlled Subsidiary under Section 5.09, 5.10, 5.11, 5.15 or 5.17 shall prove to have been false or misleading when so made as a result of any action or inaction by such Non-Controlled Subsidiary in the ordinary course of business prior to such date (as to which the Borrower and the other Loan Parties had no knowledge), no Event of Default shall be deemed to have occurred unless such representation, warranty, certification or statement of fact shall continue to be false, misleading or otherwise unremedied, or shall not be waived, for a period of 30 days after the date such representation, warranty, certification or statement of fact was made or deemed made; or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Subsidiary contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Subsidiary denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.11, 6.13 or 6.15 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, or (ii) any of the Equity Interests of the Borrower shall for any reason cease to be pledged pursuant to the Collateral Documents; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Subsidiary or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be (A) “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation and (B) “First Lien Obligations” (or any comparable term) under, and as defined in, the Junior Lien Intercreditor Agreement under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

SECTION 8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

SECTION 8.03 Exclusion of Immaterial Subsidiaries.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Subsidiary or Loan Party shall be deemed not to include any Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 1.0% of Total Assets (it being agreed that all Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each Lender hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender.

(d) Except as provided in Sections 9.09 and 9.11, the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

SECTION 9.02 Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

SECTION 9.03 Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

SECTION 9.04 Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

SECTION 9.05 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06 Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07 Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

SECTION 9.08 Agents in Their Individual Capacities.

Deutsche Bank AG New York Branch and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Deutsche Bank AG New York Branch were not the Administrative Agent, the Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Deutsche Bank AG New York Branch or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Deutsche Bank AG New York Branch and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, and the terms “Lender” and “Lenders” include Deutsche Bank AG New York Branch in its individual capacity. Any successor to Deutsche Bank AG New York Branch as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Deutsche Bank AG New York Branch under this paragraph.

SECTION 9.09 Successor Agents.

Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

SECTION 9.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11 Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the requisite Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) To subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens);

(c) That any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing;

(d) [reserved]; and

(e) the Collateral Agent may, without any further consent of any Lender, enter into a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted. Any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12 Other Agents; Lead Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “bookrunner” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13 Withholding Tax Indemnity.

To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (without limiting or expanding the obligation of the Borrower to do so under Section 3.01) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

SECTION 9.14 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental

Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

ARTICLE X

Miscellaneous

SECTION 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (i) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable; provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or to whom such fee or other amount is owed; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of Sections 2.05, 2.13, 8.04 or 10.01 or the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby;

(e) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) (1) waive any condition set forth in Section 4.02 as to any Credit Extension of Term Loans or under one or more Revolving Credit Facilities or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under the Term Loans or one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Term Loans or Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h) amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides for one, two, three or six month intervals to automatically allow intervals in excess of six months, without the written consent of each Lender affected thereby;

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the requisite Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (i) shall not require the consent of any Lenders other than the requisite Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be; or

(j) amend, waive or otherwise modify Section 7.05(k) of this Agreement (including Schedule 7.05(k)), the definition of “Cash Collateral Account” or Section 2.05(a)(iv) or Section 6.16 of this Agreement with respect to the Cash Collateral Account, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower (or any other Loan Party) or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 Attorney Costs and Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Sole Bookrunner for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to Davis Polk & Wardwell LLP and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Sole Bookrunner and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lead Arrangers (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole)). The foregoing costs and expenses shall include all reasonable search, filing and recording charges relating to Collateral and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

SECTION 10.05 Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role or as a letter of credit issuer under any Facility and other than any claims arising out of any act or omission of the Borrower or its Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than in respect of any such damages involuntarily incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

SECTION 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) in the case of any Assignee that is Borrower or any of its Subsidiaries, Section 10.07(m), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender, (ii) a natural Person or (iii) the Borrower or any of their respective Subsidiaries or Affiliates (except, in the case of Borrower and any of their respective Subsidiaries, pursuant to Section 10.07(m)) and (y) no Lender may assign any Revolving Credit Commitments or Revolving Credit Exposure hereunder without the consent of the Borrower (not to be unreasonably withheld or delayed) unless (i) such assignment is to a Revolving Credit Lender or to an Affiliate or Approved Fund of a Revolving Credit Lender of similar creditworthiness or (ii) an Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any assignment of Term Loans or Revolving Credit Loans unless the Borrower shall have objected thereto within ten (10) Business Days after having received written notice thereof. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, to an Affiliate of a Revolving Credit Lender or to an Approved Fund of such Revolving Credit Lender, (iii) if an Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing or (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(m); provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within 10 Business Days after notice by the Administrative Agent; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 10.07(m).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $1,000,000 (in the case of a Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $1,000,000 (in the case of a Revolving Credit Loan or Revolving Credit Commitment) or $1,000,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a

Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliate of Borrower or any Subsidiary thereof.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time sell participations to any Person, subject to the proviso to Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) [reserved].

(l) Any assignment of Commitments or Loans by a Lender or all or a portion of its rights and obligations among the Facilities shall not be required to be made on a pro rata basis among each of the Facilities.

(m) Any Lender may, so long as no Default or Event of Default has occurred and is continuing and no proceeds of Revolving Credit Borrowings are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures reasonably acceptable to the Administrative Agent or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

SECTION 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(h), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (l) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, such Lender or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

SECTION 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 10.12 Integration; Termination.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH

LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent and the Administrative Agent shall have been notified by each Lender that each Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.18 USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

Each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers or Affiliate thereof were not an Lender or the Lead Arrangers (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, the Borrower, or any Affiliate of the foregoing. Each Lender, the Lead Arrangers and any affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, the Borrower, or any Affiliate of the foregoing.

Some or all of the Lenders and the Lead Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in the Borrower or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Borrower or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Borrower or an Affiliate thereof.

SECTION 10.20 Electronic Execution of Assignments.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.21 Effect of Certain Inaccuracies.

In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02 was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within 15 days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01.

SECTION 10.22 Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.

SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE XI

Guaranty

SECTION 11.01 The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the

Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

SECTION 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Sections 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

SECTION 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 11.07 Continuing Guaranty.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.09 Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

SECTION 11.10 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or (ii) any Guarantor becomes an Excluded Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Transferred Guarantor’s expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents.

When all Commitments hereunder have terminated, and all Loans or other Obligation (other than obligations under Treasury Services Agreements or Secured Hedge Agreements) hereunder which are accrued and payable have been paid or satisfied, this Agreement and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement. The Collateral Agent shall, at each Guarantor’s expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

SECTION 11.11 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

SECTION 11.12 Cross-Guaranty.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.

SECTION 11.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i) none of the Administrative Agent, any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RED LION HOTELS CORPORATION, as Borrower

By:
Name: Thomas McKiernan
Title: Executive Vice President

RED LION HOTELS HOLDINGS, INC.
RED LION HOTELS LIMITED PARTNERSHIP
RED LION HOTELS FRANCHISING, INC.
RED LION HOTELS MANAGEMENT, INC.
RED LION ANAHEIM, LLC
RED LION PROPERTIES, INC.
KNIGHTS FRANCHISE SYSTEMS, INC.
WEST COAST HOTEL PROPERTIES, INC. each, as a Guarantor

By:
Name: Thomas McKiernan
Title: Executive Vice President

[Signature page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and a Lender

By:
Name: Marguerite Sutton
Title: Vice President

By:
Name: Alicia Schug
Title: Vice President

[Signature page to Credit Agreement]

RAYMOND JAMES BANK, N.A., as a Lender

By:
Name: Matt Stein
Title: Senior Vice President

[Signature page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
Name: Benjamin Lucas
Title: Vice President

[Signature page to Credit Agreement]

DISCLOSURE SCHEDULES

TO

CREDIT AGREEMENT

Dated as of May 14, 2018,

Among

RED LION HOTELS CORPORATION

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent, and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK SECURITIES INC. and

as Joint Lead Arrangers and Joint Bookrunners

Schedule 1.01A

Commitments

	Initial Term Commitments:	Revolving Credit Commitments:
Deutsche Bank AG New York Branch	$5,000,000.00	$5,000,000.00
Capital One, National Association	$12,500,000.00	$2,500,000.00
Raymond James Bank, N.A.	$12,500,000.00	$2,500,000.00
Total:	$30,000,000.00	$10,000,000.00

2

Schedule 1.01B

Disqualified Lenders

None.

3

Schedule 1.01C

Collateral Documents

1. The Security Agreement, dated May 14, 2018, among the Borrower, the Guarantors and Deutsche Bank AG New York Branch;

2. The Account Control Agreement, dated May 14, 2018, by and among the Borrower, Deutsche Bank Trust Company Americas, and Deutsche Bank AG New York Branch; and

3. The Trademark Security Agreement dated May 14, 2018, by Red Lion Hotels Corporation each of the subsidiaries of the Company party thereto, in favor of Deutsche Bank AG New York Branch.

4

Schedule 1.01D

Excluded Subsidiaries

Entity Name	Jurisdiction	Holder	% Ownership
RL Baltimore LLC	Delaware	RL Balt Venture LLC	73.138%
RLS Balt Venture LLC	Delaware	Red Lion Hotel Corporation	73.138%
RL Venture Holding LLC	Delaware	RL Venture LLC	55%
RL Venture LLC	Delaware	Red Lion Hotel Corporation	55%
RLH Atlanta LLC	Delaware	RLS Alta Venture LLC	55%
RLS Atla Venture LLC	Delaware	Red Lion Hotel Corporation	55%
RLH DC LLC	Delaware	RLS DC Venture LLC	55%
RLS DC Venture LLC	Delaware	Red Lion Hotel Corporation	55%
RL Bend, LLC	Delaware	RL Venture Holding, LLC	55%
RL Boise, LLC	Delaware	RL Venture Holding, LLC	55%
RL Coos Bay, LLC	Delaware	RL Venture Holding, LLC	55%
RL Eureka, LLC	Delaware	RL Venture Holding, LLC	55%
RL Olympia, LLC	Delaware	RL Venture Holding, LLC	55%
RL Pasco, LLC	Delaware	RL Venture Holding, LLC	55%
RL Port Angeles, LLC	Delaware	RL Venture Holding, LLC	55%
RL Post Falls, LLC	Delaware	RL Venture Holding, LLC	55%
RL Redding, LLC	Delaware	RL Venture Holding, LLC	55%
RL Richland, LLC	Delaware	RL Venture Holding, LLC	55%
RL Salt Lake, LLC	Delaware	RL Venture Holding, LLC	55%
RL Spokane, LLC	Delaware	RL Venture Holding, LLC	55%

5

Schedule 1.01F

Material Real Property

1.	Leasehold interest in the real property, and any buildings and improvements erected thereon, located at 1850 S. Harbor Blvd., Anaheim, CA 92802.

2.	Leasehold interest in the real property, and any buildings and improvements erected thereon, located at 20 N. Main St., Kalispell, MT 59901.

3.	Leasehold interest in the real property, and any buildings and improvements erected thereon, located at 700 N. Division St., Spokane, WA 99201

4.	Leasehold interest in the real property, and any buildings and improvements erected thereon, located at 18220 International Blvd., Seattle, WA 98188.

6

Schedule 1.08

Subsidiary Compliance

1.	Section 7.08 – Transaction with Affiliates

2.	Section 7.09 – Burdensome Agreements

3.	Section 7.12 – Accounting Changes

7

Schedule 5.05

Certain Liabilities

Guarantees:

Beneficiary	Purpose	Amount
RLH DC LLC	Red Lion Hotels Corporation	$4,500,000.00

Lender	Lender Entity Type	Borrower	Borrower Entity Type	Currency	Principal Balance
Pacific Western Bank	CA state-chartered bank	RL VENTURE HOLDING LLC; RL BEND, LLC; RL BOISE, LLC; RL COOS BAY, LLC; RL EUREKA, LLC; RL OLYMPIA, LLC; RL PASCO, LLC; RL PORT ANGELES, LLC; RL POST FALLS, LLC; RL REDDING, LLC; RL RICHLAND, LLC; RL SALT LAKE, LLC; and RL SPOKANE, LLC	LLC	USD	$31,078,117.35 (as of May 10, 2018)
Pacific Western Bank	CA state-chartered bank	RLH DC LLC	LLC	USD	$16,562,229.15 (as of May 10, 2018)
PFP Holding Company IV, LLC	Delaware LLC	RL Baltimore, LLC	LLC	USD	$13,300,000.00 (as of May 10, 2018)
PFP Holding Company IV, LLC	Delaware LLC	RLH Atlanta LLC	LLC	USD	$9,330,000.00 (as of May 10, 2018)

Intercompany Indebtedness:

See Attachment I to this Schedule 5.05.

8

Attachment I to Schedule 5.05

Intercompany Indebtedness to be Remain Outstanding

Following the Consummation of the Acquisition

Lender	Lender Entity Type	Borrower	Borrower Entity Type	Currency	Principal Balance
Red Lion Hotels Corporation	Corporation	RLH Atlanta LLC	LLC	USD	$2,383,444.88 (as of May 10, 2018)
Red Lion Hotels Corporation	Corporation	RL Baltimore, LLC	LLC	USD	$2,649,830.91 (as of May 10, 2018)
Red Lion Hotels Corporation	Corporation	RLH DC LLC	LLC	USD	$2,138,102.88 (as of May 10, 2018)
Red Lion Hotels Corporation	Corporation	RL Venture Holding LLC	LLC	USD	$2,098,721.32 (as of May 10, 2018)

9

Schedule 5.06

Litigation

None.

10

Schedule 5.08

Ownership of Property

Refer to Schedule 7.01(b) Existing Liens

11

Schedule 5.09(a)

Environmental Matters

See disclosures made in 10-Q filed on May 9, 2018 with SEC.

12

Schedule 5.10

Taxes

None.

13

Schedule 5.11(a)

ERISA Compliance

None.

14

Schedule 5.12

Subsidiaries and Other Equity Investments

[See attached]

15

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Holdings, Inc.	Red Lion Hotels Corporation	DE	None	313.875 /common stock	100%

Red Lion Properties, Inc.	Red Lion Hotels Holdings, Inc.	DE	None	1,000 /common stock	100%

Red Lion Hotels Franchising, Inc.	Red Lion Hotels Corporation	WA	None	80,000 – Class A common stock 20,000 – Class B common stock	100%

Red Lion Hotels Canada Franchising, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	1,000 /common stock	100%

WestCoast Hotel Properties, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	50,000 / common stock	100%

Red Lion Hotels Management, Inc.	Red Lion Hotels Corporation	WA	None	1,000	100%

[1]	Pursuant to Schedule 6.15, Red Lion Hotels, Inc., Red Lion Properties, Inc., Red Lion Hotels Franchising Inc., Red Lion Hotels Canada Franchising, Inc., WestCoast Hotel Properties, Inc. and Red Lion Hotels Management, Inc. will be certificated on a post-Closing basis.

16

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Limited Partnership	Red Lion Hotels Corporation	DE	None	. 0.53765% / General Partnership Interest 99.46229% / Limited Partnership Interest	100%

Red Lion Anaheim, LLC	Red Lion Hotels Corporation	WA	None	100 / Class A Units	100%

Knights Franchise Systems, Inc.	Red Lion Hotels Franchising, Inc.	DE	6	200 / common stock	100%

RLS Alta Venture LLC	Red Lion Hotels Corporation	DE	None		55%

RLH Atlanta, LLC	RLS Alta Venture LLC	DE	None		100%

RLS Balt Venture LLC	Red Lion Hotels Corporation	DE	None		73.138%

RL Baltimore, LLC	RLS Balt Venture LLC	DE	None		100%

RLS DC Venture LLC	Red Lion Hotels Corporation	DE	None		55%

RLH DC, LLC	RLS DC Venture LLC	DE	None		100%

17

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
RL Venture, LLC	Red Lion Hotels Corporation	DE	None		55%

RL Venture Holding, LLC	RL Venture, LLC	DE	None		100%

RL Bend, LLC	RL Venture Holding, LLC	DE	None		100%

RL Boise, LLC	RL Venture Holding, LLC	DE	None		100%

RL Coos Bay, LLC	RL Venture Holding, LLC	DE	None		100%

RL Eureka, LLC	RL Venture Holding, LLC	DE	None		100%

RL Olympia, LLC	RL Venture Holding, LLC	DE	None		100%

RL Pasco, LLC	RL Venture Holding, LLC	DE	None		100%

RL Port Angeles, LLC	RL Venture Holding, LLC	DE	None		100%

RL Post Falls, LLC	RL Venture Holding, LLC	DE	None		100%

18

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
RL Redding, LLC	RL Venture Holding, LLC	DE	None		100%

RL Richland LLC	RL Venture Holding, LLC	DE	None		100%

RL Salt Lake, LLC	RL Venture Holding, LLC	DE	None		100%

RL Spokane, LLC	RL Venture Holding, LLC	DE	None		100%

19

Schedule 6.13(f)

Equity Interest in JV Subsidiaries

RL Venture LLC	55%

20

Schedule 6.15

Post-Closing Covenants

1.	Within sixty (60) days of the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to Administrative Agent a fully executed Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, together with all such related documentation to the extent required in accordance with Sections 6.11 and 6.13 of the Agreement, including, but not limited to, a legal opinion issued by applicable local counsel to the applicable Loan Party and a mortgagee insurance endorsement, for the following owned locations:

•	That certain real property, and any buildings and improvements erected thereon, located at 1850 S. Harbor Blvd., Anaheim, CA 92802

2.	Within five (5) days of the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to Administrative Agent the stock certificate from Knights Franchise Systems, Inc.

3.	Within ten (10) days of the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to Administrative Agent newly certificated stock certificates issued by the following entities:

•	Red Lion Hotels, Inc.;

•	Red Lion Properties, Inc.;

•	Red Lion Hotels Franchising Inc.;

•	Red Lion Hotels Canada Franchising, Inc.;

•	WestCoast Hotel Properties, Inc.; and

•	Red Lion Hotels Management, Inc.

4.	Intercompany Note by and among certain Loan Parties and JV Subsidiaries to be executed on a best-efforts basis.

21

Schedule 7.01(b)

Existing Liens

Mortgage liens securing the following:

Lender	Lender Entity Type	Borrower	Borrower Entity Type	Currency	Principal Balance
Pacific Western Bank	CA state-chartered bank	RL VENTURE HOLDING LLC; RL BEND, LLC; RL BOISE, LLC; RL COOS BAY, LLC; RL EUREKA, LLC; RL OLYMPIA, LLC; RL PASCO, LLC; RL PORT ANGELES, LLC; RL POST FALLS, LLC; RL REDDING, LLC; RL RICHLAND, LLC; RL SALT LAKE, LLC; and RL SPOKANE, LLC	LLC	USD	$31,078,117.35 (as of May 10, 2018)

Pacific Western Bank	CA state-chartered bank	RLH DC LLC	LLC	USD	$16,562,229.15 (as of May 10, 2018)

PFP Holding Company IV, LLC	Delaware LLC	RL Baltimore, LLC	LLC	USD	$13,300,000.00 (as of May 10, 2018)

PFP Holding Company IV, LLC	Delaware LLC	RLH Atlanta LLC	LLC	USD	$9,330,000.00 (as of May 10, 2018)

22

Schedule 7.02(f)

Existing Investments

[See attached]

23

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[2]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Holdings, Inc.	Red Lion Hotels Corporation	DE	None	313.875 /common stock	100%

Red Lion Properties, Inc.	Red Lion Hotels Holdings, Inc.	DE	None	1,000 /common stock	100%

Red Lion Hotels Franchising, Inc.	Red Lion Hotels Corporation	WA	None	80,000 – Class A common stock 20,000 – Class B common stock	100%

Red Lion Hotels Canada Franchising, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	1,000 /common stock	100%

WestCoast Hotel Properties, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	50,000 / common stock	100%

Red Lion Hotels Management, Inc.	Red Lion Hotels Corporation	WA	None	1,000	100%

[2]	Pursuant to Schedule 6.15, Red Lion Hotels, Inc., Red Lion Properties, Inc., Red Lion Hotels Franchising Inc., Red Lion Hotels Canada Franchising, Inc., WestCoast Hotel Properties, Inc. and Red Lion Hotels Management, Inc. will be certificated on a post-Closing basis.

24

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[2]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Limited Partnership	Red Lion Hotels Corporation	DE	None	. 0.53765% / General Partnership Interest 99.46229% / Limited Partnership Interest	100%

Red Lion Anaheim, LLC	Red Lion Hotels Corporation	WA	None	100 / Class A Units	100%

Knights Franchise Systems, Inc.	Red Lion Hotels Franchising, Inc.	DE	6	200 / common stock	100%

RLS Alta Venture LLC	Red Lion Hotels Corporation	DE	None		55%

RLH Atlanta, LLC	RLS Alta Venture LLC	DE	None		100%

RLS Balt Venture LLC	Red Lion Hotels Corporation	DE	None		73.138%

RL Baltimore, LLC[3]	RLS Balt Venture LLC	DE	None		100%

RLS DC Venture LLC	Red Lion Hotels Corporation	DE	None		55%

[3]	RLS Balt Venture LLC has a preferred equity position in this entity valued at $4,968,292.68

25

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[2]	No. Shares/Share Class	Percentage of Ownership
RLH DC, LLC[4]	RLS DC Venture LLC	DE	None		100%

RL Venture, LLC	Red Lion Hotels Corporation	DE	None		55%

RL Venture Holding, LLC	RL Venture, LLC	DE	None		100%

RL Bend, LLC	RL Venture Holding, LLC	DE	None		100%

RL Boise, LLC	RL Venture Holding, LLC	DE	None		100%

RL Coos Bay, LLC	RL Venture Holding, LLC	DE	None		100%

RL Eureka, LLC	RL Venture Holding, LLC	DE	None		100%

RL Olympia, LLC	RL Venture Holding, LLC	DE	None		100%

RL Pasco, LLC	RL Venture Holding, LLC	DE	None		100%

RL Port Angeles, LLC	RL Venture Holding, LLC	DE	None		100%

[4]	RLS DC Venture LLC has a preferred equity position in this entity valued at $1,035,499.98

26

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[2]	No. Shares/Share Class	Percentage of Ownership
RL Post Falls, LLC	RL Venture Holding, LLC	DE	None		100%

RL Redding, LLC	RL Venture Holding, LLC	DE	None		100%

RL Richland LLC	RL Venture Holding, LLC	DE	None		100%

RL Salt Lake, LLC	RL Venture Holding, LLC	DE	None		100%

RL Spokane, LLC	RL Venture Holding, LLC	DE	None		100%

27

Schedule 7.03(b)

Existing Indebtedness

Guarantees:

Beneficiary	Purpose	Amount
RLH DC LLC	Red Lion Hotels Corporation	$4,500,000.00

Indebtedness:

Lender	Entity Type	Borrower	Entity Type	Currency	Amount
Pacific Western Bank	CA state-chartered bank	RL VENTURE HOLDING LLC; RL BEND, LLC; RL BOISE, LLC; RL COOS BAY, LLC; RL EUREKA, LLC; RL OLYMPIA, LLC; RL PASCO, LLC; RL PORT ANGELES, LLC; RL POST FALLS, LLC; RL REDDING, LLC; RL RICHLAND, LLC; RL SALT LAKE, LLC; and RL SPOKANE, LLC, each a Delaware limited liability company	LLC	USD	$31,078,117.35
Pacific Western Bank	CA state-chartered bank	RLH DC LLC	LLC	USD	$16,562,229.15
PFP Holding Company IV, LLC	Delaware LLC	RL Baltimore, LLC	LLC	USD	$13,300,000.00
PFP Holding Company IV, LLC	Delaware LLC	RLH Atlanta LLC	LLC	USD	$9,330,000.00

28

Schedule 7.05

Dispositions of Property

1.   Property located at 414 E. 1st Avenue, Post Falls, ID 83854.

2.   Property located at 221 N. Lincoln, Port Angeles, WA 98362.

3.   Property located at 161 W. 600 South, Salt Lake City, UT 84101.

4.   Property located at 2300 Evergreen Park Drive, Olympia, WA 98502.

5.   Property located at 303 W. North River Drive, Spokane, WA 99201.

6.   Property located at 1419 Virginia Avenue, Atlanta, GA 30337.

7.   Property located at 207 E. Redwood St., Baltimore, MD 21202.

8.   Property located at 1823 L. Street NW, Washington DC, 20036.

9.   Property located at 18220 International Blvd., Seattle, WA 98188

10. Property located at 20 N. Main St., Kalispell, MT 59901.

11. Property located at 700 North Division Street, Spokane, WA 99202.

29

Schedule 7.08

Transactions with Affiliates

1. Amended and Restated Limited Liability Company Agreement of RL Venture LLC effective January 16, 2015. Our partner in RL Venture is Shelbourne Falcon RLHC Hotel Investors LLC (“Shelbourne Falcon”). Shelbourne Falcon is an entity led by Shelbourne Capital LLC (“Shelbourne”) and includes several other institutional real estate investors, including Columbia Pacific Real Estate Fund II, LP (the “Real Estate Fund”), an affiliate of Columbia Pacific Opportunity Fund, LP, one of our company’s largest shareholders (“Columbia Pacific”). The Real Estate Fund is the majority equity investor in Shelbourne Falcon. Alexander Washburn, one of our directors, is a managing member of Columbia Pacific Advisors, LLC, which serves as the investment manager of the Real Estate Fund, and he also serves as one of three representatives of Shelbourne Falcon on the seven-person board of directors that governs RL Venture. RL Venture has agreed to pay to Shelbourne an investor relations fee each month equal to 0.50% of RL Venture’s total aggregate revenue.

2. Warrant held by Selbourne Falcon dated January 16, 2015. In connection with Shelbourne Falcon’s investment in the joint venture, RLHC issued to Shelbourne five-year warrants to acquire 442,533 shares of common stock at $6.78 per share. The warrant expires in 2020.

3. RL Venture Management Agreement. All hotels owned by RL Venture LLC are managed by our wholly owned subsidiary, Red Lion Hotels Management, Inc., under an initial five-year management contract effective January 15, 2015, with three five-year extensions.

4. Columbia Woodlake LLC Management Agreement. In May 2015, Red Lion Hotels Management, Inc. entered into a management agreement with Columbia Woodlake LLC, the owner of Red Lion Hotel Woodlake Conference Center Sacramento. Alexander Washburn, a member of our Board, is a manager and 50% owner of Columbia Pacific Advisors, LLC, the entity that serves as the managing member of Columbia Woodlake LLC.

5. Hudson Valley Resort and Spa Management Agreement. Effective March 29, 2016, Red Lion Hotels Management, Inc., entered into a one-year contract to manage the Hudson Valley Resort and Spa, a hotel located in Kerhonkson, New York. The hotel is owned by HNA Hudson Valley Resort & Training Center LLC, an affiliate of HNA RLH Investments LLC, one of our largest shareholder, and is controlled by HNA Group North America LLC. Enrico Marini Fichera, one of our directors, serves as the Head of Investments for HNA Group North America LLC. The unpaid balance due on May 9, 2018 from HNA Hudson Valley was $1,472,256.

6. Vantage Asset Purchase Agreement effective September 13, 2016 (“APA”). Pursuant to the APA, we acquired operating assets and assumed certain liabilities from Thirty-Eight Street, Inc. (“TESI”), Vantage Hospitality Group, Inc. and certain other parties. In connection with the acquisition, our board appointed Bernard T. Moyle, 58, as our Executive Vice President and Chief Operating Officer and Roger J. Bloss as our Executive Vice President and President of Global Development. Messrs. Bloss and Moyle holds 50% of the outstanding common shares of TESI, and are entitled, pursuant to the APA, to earn additional consideration if certain performance measures have been met as of the second anniversary of the closing date in an aggregate amount of up to (i) $3 million in cash and (ii) 276,000 shares of the Company’s common stock. The minimum cash payout at the second anniversary is $1 million.

30

7. Intercompany Note dated as of May 14, 2018, by and between the Borrower and certain Affiliates thereof.

8. Amended and Restated Purchase Agreement, dated as of May 1, 2018, by and among Red Lion Hotels Franchising, Inc., Knights Franchise Systems, Inc., Wyndham Hotel Group, LLC, Wyndham Hotel Group Canada, ULC and Wyndham Hotel Group Europe Limited.

9. Assignment and Assumption Agreement, dated as of May 14, 2018, by and between Knights Franchise Systems, Inc. and Red Lion Hotels Franchising, Inc.

10. Assignment and Assumption Agreement, dated as of May 14, 2018, by and between Red Lion Hotels Franchising, Inc. and Red Lion Hotels Canada Franchising, Inc.

31

Schedule 7.09

Certain Contractual Obligations

1.	ATLANTA JV

a.	Amended and Restated Limited Liability Company Agreement of RLS Atla Venture LLC dated September 4, 2015.

b.	Guaranty of Recourse Obligations made by Red Lion Hotels Corporation as Guarantor in favor of PFP Holding Company IV, LLC, dated September 3, 2015.

c.	Operating Agreement between RLH Atlanta LLC and Red Lion Hotels Management, Inc, dated September 3, 2015 (Hotel Management Agreement).

2.	BALTIMORE JV

a.	Operating Agreement between RL Baltimore LLC and Red Lion Hotels Management, Inc. April 24, 2014. (Hotel Management Agreement).

b.	Amended and Restated LLC Agreement for RLS Balt Venture LLC.

c.	Guaranty of Recourse Obligations made by Red Lion Hotels Corporation as Guarantor in favor of PFP Holding Company IV, LLC, dated April 23, 2015.

d.	Preferred Equity Agreement dated May 3, 2017.

e.	Preferred Equity Agreement dated October 21, 2015.

3.	WASHINGTON DC JV

a.	Operating Agreement between RLH DC LLC and Red Lion Hotels Management, Inc. dated October 29, 2015 (Hotel Management Agreement).

b.	Limited Liability Company Agreement of RLS DC Venture LLC dated October 29, 2015.

c.	Preferred Equity Agreement dated May 1, 2017.

4.	RL VENTURE JV

a.	Amended and Restated LLC Agreement of RL Venture LLC dated January 16, 2015.

b.	Second Amended and Restated Operating Agreement of RL Venture Holding LLC dated January 16, 2015.

c.	Operating Agreement between Port Angeles LLC and Red Lion Hotels Management, Inc. dated January 15, 2015 (Hotel Management Agreement).

d.	Operating Agreement between RLS Salt Lake LLC and Red Lion Hotels Management, Inc. dated January 15, 2015 (Hotel Management Agreement).

e.	Operating Agreement between RL Spokane, LLC and Red Lion Hotels Management, Inc. dated January 15, 2015 (Hotel Management Agreement).

f.	Operating Agreement between RL Olympia LLC and Red Lion Hotels Management, Inc. dated January 15, 2015 (Hotel Management Agreement).

5.	That certain Lease by and between Red Lion Hotels Corporation and WSPGB MALL L.L.C. for the property located at 20 N. Main St., Kalispell, MT 59901.

32

6.	That certain Lease by and between Frederick Boysen and Ted Boysen, and WestCoast Hotel Properties, Inc. for the property located at 18220 International Blvd., Seattle, WA 98188.

7.	That certain Lease by and between WestCoast Hospitality Corporation (now known as Red Lion Hotels Corporation), and GVD Commercial Properties, Inc. for the property located at 700 North Division Street, Spokane, WA 99202, dated November 3, 2003.

33

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

If to the Borrower:

Red Lion Hotels Corporation

1550 Market Street #350

Denver, CO 80202

Attn: Douglas L. Ludwig, C.F.O.

Email: doug.ludwig@rlhco.com

With a copy to:

Red Lion Hotels Corporation

201 W North River Drive #100

Spokane, WA 99201

Attn: Thomas L. McKeirnan, General Counsel

Email: tom.mckeirnan@rlhco.com

If to the Administrative Agent:

Deutsche Bank AG New York Branch

c/o Yumi Okabe

60 Wall Street

New York, NY 10005

with electronic copies to: yumi.okabe@db.com

With a copy to:

Deutsche Bank AG New York Branch

c/o Sara Pelton

5022 Gate Parkway, Suite 400

Jacksonville, FL 32256

with electronic copies to: sara.pelton@db.com and Agency.Transactions@DB.com

34

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	Deutsche Bank AG New York Branch, as Administrative Agent
Attn: [ ]
60 Wall Street, 2nd Floor
New York, NY 10005
Fax: [ ]
Email: [ ]
Attn: [ ]
60 Wall Street, 2nd Floor
New York, NY 10005
Fax: [ ]
Email: Agency.Transactions@DB.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such teams in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

☐	A Borrowing of new Loans

☐	A conversion of Loans made on

☐	A continuation of Eurocurrency Rate Loans made on

to be made on the terms set forth below:

(A)	Class of Borrowing[1]

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount[2]

(D)	Type of Loan[3]

(E)	Interest Period and the last day thereof[4]

(F)	Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

The above request complies with the notice requirements set forth in the Credit Agreement.

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02(i) and (ii) of the Credit Agreement have been satisfied.]5

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 2.14(d) of the Credit Agreement have been satisfied.]6

[1]	E.g., “Initial Term Loans”, “Incremental Term Loans” , “Extended Term Loans”, “Revolving Credit Loans”, “Incremental Revolving Credit Loans”, “Revolving Credit Loans under Extended Revolving Credit Commitments”, “Other Revolving Credit Commitments”.
[2]	Each Borrowing (other than Borrowings of Incremental Loans) of, conversion to or continuation of Eurocurrency Rate Loans in Dollars shall be in a minimum of $1,000,000. Each Borrowing (other than Borrowings of Incremental Loans) of, conversion to or continuation of Base Rate Loans shall be in a minimum of $1,000,000, or a whole multiple of $500,000, in excess thereof.
[3]	Specify Eurocurrency Rate or Base Rate.
[4]	Applicable for Eurocurrency Borrowings only.
[5]	Insert bracketed language if the Borrower is making a Request for Credit Extension (unless requesting only (i) a conversion of Loans to the other Type, (ii) a continuation of Eurocurrency Loans or (iii) a Credit Extension for an Incremental Loan) after the Closing Date.
[6]	Insert bracketed language if the Borrower is making a Request for Credit Extension of Incremental Loans.

RED LION HOTELS CORPORATION

By:
Name:
Title:

EXHIBIT D-1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF]

TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among the Borrower, the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

D-1-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

D-1-2

RED LION HOTELS CORPORATION

By:
Name:
Title:

D-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

D-1-4

EXHIBIT D-2

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF]

REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among the Borrower, the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates, as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

D-2-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

D-2-2

RED LION HOTELS CORPORATION

By:
Name:
Title:

D-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

D-2-4

EXHIBIT E-1

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

(a)	[Attached hereto as Exhibit A is the consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 20[ ], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [ ] or any other independent registered public accounting firm of nationally recognized standing, prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a going concern qualification resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered.

(b)	[Attached hereto as Exhibit A is the consolidated balance sheet of Borrower and its Subsidiaries as of [ ], 20[ ] and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail. These financial statements present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)	To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.

(d)	The following represent true and accurate calculations, as of [ ], 20[ ], to be used to determine compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

E-1-1

Consolidated Fixed Charge Coverage Ratio:

Consolidated EBITDA=	[ ]
Consolidated Interest Expense=	[ ]
Actual Ratio=	[ ] to 1.00
Required Ratio=	1.50 to 1.00

Consolidated Total Net Leverage Ratio:

Consolidated Total Net Debt=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.00
Required Ratio=	3.00 to 1.00

Supporting detail showing the calculations of Consolidated Fixed Charge Coverage Ratio and Consolidated First Lien Net Leverage Ratio is attached hereto as Schedule 1.1

(e)	[Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.][2]

[1]	Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.
[2]	To be included only in annual compliance certificate.

E-1-2

SCHEDULE I

(A) Consolidated Fixed Charge Coverage Ratio: Consolidated EBITDA to Fixed Charges

(1) Consolidated EBITDA:

(a) Consolidated Net Income:

(i) the net income (loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(A)  any after tax-effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Acquisition or any multi-year strategic initiatives) and Transaction Expenses,

(B) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,

(C) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable,

(D)  any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business,

(E)  the net income for such period of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to the Borrower or a Subsidiary thereof in respect of such period,

(F)  the net income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has

E-1-3

       not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of the Borrower and its Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Subsidiary thereof in respect of such period, to the extent not already included therein,

(G)  effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Acquisition or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes,

(H) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments,

(I)   any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(J)   any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash

E-1-4

       charges associated with the equity incentives or other long-term incentive compensation plans (including under the deferred compensation arrangements of the Borrower), roll-over, acceleration, or payout of Equity Interests by management, other employees or business partners of the Borrower,

(K)  any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of any securities and the syndication and incurrence of any Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805),

(L)  accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established or adjusted as a result of the Acquisition (or within twenty-four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies,

(M)   any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period),

E-1-5

(N) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation,

(O) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(P)  any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(Q) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(R) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks,

(S) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(T)  if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii) of the Credit Agreement shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period

(b)   plus, to the extent not already included in the Consolidated Net Income of the Borrower and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement.

E-1-6

(c)   plus, without duplication and, except with respect to clauses (viii) and (xi), to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Borrower and its Subsidiaries:

(i)  provision for taxes based on income, profits or capital gains of the Borrower and the Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to items (A) through (T) of the calculation of “Consolidated Net Income” above,

(ii) consolidated interest expense (net of interest income) for such period,

(iii) the total amount of depreciation and amortization expense for such period on a consolidated basis and otherwise determined in accordance with GAAP,

(iv) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), provided, that the aggregate amount of any such restructuring charges or reserves, equity-based or non-cash compensation charges or expenses added back pursuant to this clause (iv) for any applicable period, taken together with the aggregate amount (if any) added back pursuant to clause (vi) below for such period, shall not exceed in the aggregate 15% of Consolidated EBITDA for such period (as calculated before giving effect to such adjustments),

(v)   any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

E-1-7

(vi) Transaction Expenses,

(vii)  the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than six (6) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions), provided, that the aggregate amount of any such cost savings, operating expense reductions and synergies added back pursuant to this clause (vi) for any applicable peeriod, taken together with the aggregate amount (if any) added back pursuant to clause (iv) above for such period, shall not exceed in the aggregate 15% of Consolidated EBITDA for such period (as calculated before giving effect to such adjustments),

(viii)  any costs or expense incurred by the Borrower or a Subsidiary of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Equity Interest), and

(ix) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to item (d) below for any previous period and not added back,

E-1-8

(d) minus, without duplication and to the extent included in determining Consolidated Net Income for such period, the sum of the following:

(i)  non-cash gains increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period, and

(ii) any net income from disposed, abandoned or discontinued operations

There shall be included in determining Consolidated EBITDA for any period, without duplication, (i) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (ii) for the purposes of the definition of the term “Permitted Acquisition”, compliance with the covenants set forth in Section 7.11 of the Credit Agreement and the calculation of Consolidated Fixed Charge Coverage Ratio and Consolidated Total Net Leverage Ratio, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent.

There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

Consolidated EBITDA

E-1-9

(2) Fixed Charges The sum, without duplication, of:

(a) Consolidated Interest Expense:

(i) the sum, without duplication, of:

(A)  consolidated interest expense of the Borrower and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (q) any additional interest owing pursuant to the registration rights agreements with respect to any securities, (r) costs associated with obtaining Swap Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (t) penalties and interest relating to taxes, (u) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of commitment and other financing fees and any other fees related to the Acquisition or any acquisitions after the Closing Date, (x) [reserved], (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense attributable to a parent entity resulting from push-down accounting, plus

E-1-10

(B) consolidated capitalized interest of the Borrower and its Subsidiaries for such period, whether paid or accrued minus

(C) interest income of the Borrower and its Subsidiaries for such period

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Consolidated Interest Expense[3]; plus

(b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; plus

(c) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

Consolidated EBITDA to Fixed Charges	[ ]:1.00

Covenant Requirement	No more than 1.50:1.00

(B) Consolidated Total Net Leverage Ratio: Consolidated Total Net Debt to Consolidated EBITDA

(1) Consolidated Total Net Debt:

(a) Consolidated Total Net Debt as of [ ], 20[•]:

(i)  As of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries (including, for the avoidance of doubt, JV Level Debt) outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Acquisition or any Permitted Acquisition) consisting of the sum of the following:

[3]	For purposes of determining the amount of Consolidated Interest Expense included in the calculation of the Consolidated Fixed Charge Coverage Ratio for the Test Period ending (a) the first fiscal quarter ended after the Closing Date, such amount shall equal such item for such fiscal quarter multiplied by four; (b) the second fiscal quarter ended after the Closing Date, such amount shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) the third fiscal quarter ended after the Closing Date, such amount shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

E-1-11

(A) Indebtedness for borrowed money

(B) Attributable Indebtedness

(C) debt obligations evidenced by promissory notes or similar instruments

(d) the amount of any Guarantees provided by any Loan Party in respect of Indebtedness of any non-Loan Party minus

(ii)  the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided, that (x) Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, (y) the aggregate amount of all cash restricted in favor of the Collateral Agent for the benefit of the Secured Parties held in the Cash Collateral Account shall be deemed to constitute unrestricted cash and (ii) for the avoidance of doubt, obligations under Swap Contracts do not constitute Consolidated Total Net Debt.

Consolidated Total Net Debt

(2) Consolidated EBITDA

Consolidated Total Net Debt to Consolidated EBITDA	[ ]:1.00

Covenant Requirement	No more than 3.00:1.00

E-1-12

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Red Lion Hotels Corporation, has executed this certificate for and on behalf of Red Lion Hotels Corporation, and has caused this certificate to be delivered this             day of                , 20[    ].

RED LION HOTELS CORPORATION

By:
Name:
Title:

E-1-1

EXHIBIT E-2

[FORM OF]

SOLVENCY CERTIFICATE

of

RED LION HOTELS CORPORATION

AND ITS SUBSIDIARIES

[Date]

Pursuant to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, the undersigned hereby certifies, solely in such undersigned’s capacity as president of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Acquisition, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

E-2-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as president of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

RED LION HOTELS CORPORATION

By:

Name:
Title:

E-2-2

EXHIBIT F

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Credit Agreement identified below (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower: Red Lion Hotels Corporation

4.	Administrative Agent: Deutsche Bank AG New York Branch

5. Credit Agreement: The Credit Agreement, dated as of [ ], among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other parties from time to time party thereto.

6. Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans of all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Aggregate Commitment/Loans of all Lenders[4]
	$	$	%
	$	$	%
	$	$	%

[7. Trade Date:                            ]5

Effective Date:                             , 20         [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Term Loans”, “Incremental Term Loans” , “Extended Term Loans”, “Revolving Credit Commitments”, “Incremental Revolving Credit Commitments”, “Extended Revolving Credit Commitments”, “ Other Revolving Credit Commitments”, etc.). Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date
[3]	Except in the cases of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any class, the amount shall not be less than $1,000,000 (in the case of a Revolving Credit Loan or Revolving Credit Commitment) or, $1,000,000 (in the case of a Term Loan), and shall be in increments of $1,000,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) or $1,000,000 (in the case of Term Loans) in excess thereof.
[4]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Consented to and][6] Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[6]	No consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 10.07(m) of the Credit Agreement.

[Consented to:

RED LION HOTELS CORPORATION][7]

By:
Name:
Title:

[7]	No consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, to an Affiliate of a Revolving Credit Lender or to an Approved Fund of such Revolving Credit Lender, (iii) if an Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing or (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(m); provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within 10 Business Days after notice by the Administrative Agent.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, the Borrower, or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Parent, the Borrower, or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) it is not a Defaulting Lender, a Disqualified Lender, a natural person or an Affiliated Lender, (iv) from and after the Effective Date, it shall be bound by the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vii) if it is not already a Lender under the Credit Agreement, attached to this Assignment and Assumption is an Administrative Questionnaire as required by the Credit Agreement and (viii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Credit Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 10.07 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement with a Commitment/Loan as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 thereof).

3.2 This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

EXHIBIT G

[FORM OF]

SECURITY AGREEMENT

[See separately executed document]

G-1

EXECUTION VERSION

SECURITY AGREEMENT

dated as of

May 14, 2018

among

THE GRANTORS IDENTIFIED HEREIN

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

-i-

-ii-

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

-iii-

SECURITY AGREEMENT dated as of May 14, 2018, among the Grantors (as defined below) and Deutsche Bank AG New York Branch, as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (“Borrower”), the other Guarantors party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Parent and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Agreement” means this Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Deposit Account” means a deposit account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Administrative Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account Control Agreement” means with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement among such Grantor, the Administrative Agent and the relevant Depositary Bank in form and substance reasonably satisfactory to the Administrative Agent.

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Excluded Accounts” means (i) payroll and other employee wage and benefit accounts, (ii) accounts used to pay Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)), (iii) escrow, fiduciary or trust accounts in which funds are held for another person who is not a Loan Party in the ordinary course of business and (iv) accounts having an average weekly balance of not more than $3,000,000 per month (provided that the aggregate amounts on deposit and the value of the securities in all accounts pursuant to this clause (iv) shall not exceed $10,000,000 at any one time), and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in any such account.

“Excluded Collateral” has the meaning assigned to such term in the Credit Agreement.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Borrower, each Guarantor that is a party hereto, and each Guarantor that becomes a party to this Agreement after the Closing Date.

“Intellectual Property” means all United States intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

“Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“License” means any (i) Patent License, (ii) Trademark License, (iii) Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations of any of the foregoing, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable under or with respect to any of the foregoing including damages and payments for past, present or future infringements or violations of any of the foregoing, and (iii) rights to sue for past, present and future violations of any of the foregoing.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, have made, use, import, offer to sell and/or sell any invention covered by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, reexaminations, improvements or extensions of any of the foregoing, and the inventions disclosed or claimed in any of the foregoing, including the right to make, have made, use, import, offer to sell and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of the Grantors.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 7.01 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Approved Counterparty” means an Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement.

“Secured Obligations” means the “Obligations” (as defined in the Credit Agreement).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Secured Approved Counterparty, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings of any of the foregoing, and all registration and recording applications filed in connection with any of the foregoing, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals of any of the foregoing, as well as any unregistered trademarks and service marks used by a Grantor, and (b) all goodwill connected with the use of and symbolized by any of the foregoing.

“Transaction Liens” means the first priority Liens granted by the Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each of the Grantors hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantors’ right, title and interest in, to and under:

(i) all Equity Interests held by it that are listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Collateral;

(ii) (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Collateral;

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Equity.

(a) Each Grantor agrees promptly (but in any event within 60 days after receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all (i) Pledged Equity to the extent certificated and (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 2.02, Pledged Debt.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $500,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent (except to the extent already represented by and superseded by the Intercompany Note delivered to the Collateral Agent), for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request (subject to the Collateral and Guarantee Requirement). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Borrower or a wholly-owned Subsidiary have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder, such Grantor (i) is,

subject to any transfers made in compliance with the Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iii) if requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Loan Documents or securities laws generally, (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, and (iii) except as described in the Perfection Certificate, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate, limited liability company or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or limited partnership action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Securities in accordance with this Agreement to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 7.01 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law, if necessary or, upon the reasonable request of the Collateral Agent, desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof.

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower prior written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities and applicable Laws.

Section 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall exercise such rights as permitted under the Credit Agreement and the other Loan Documents.

(ii) The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrower with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Borrower under Section 2.05 or Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

Section 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Fixtures;

(xii) all Letter-of-Credit Rights, but only to the extent constituting a supporting obligation for other Article 9 Collateral as to which perfection of security interests in such Article 9 Collateral is accomplished by the filing of a UCC financing statement;

(xiii) all Intellectual Property;

(xiv) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g);

(xv) all cash and deposit accounts; and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Collateral and the term “Article 9 Collateral” shall not include any Excluded Collateral.

(b) Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Intellectual Property of each Grantor in which a security interest has been granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Collateral Agent as secured party.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required, nor is the Collateral Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property of Grantor as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments and certificated Pledged Equity as expressly required elsewhere herein, (D) entry into control agreements with respect to any deposit account, securities account, cash collateral account or any other Collateral that requires perfection by “control” or (E) other methods expressly provided herein, (ii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States, (iii) to perfect in any assets subject to a certificate of title statute or (iv) to deliver any Equity Interests except as expressly provided in Section 2.01.

Section 3.02. Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title (except as otherwise permitted by the Loan Documents) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. Subject to Section 3.01(e), the UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Patents, Trademarks and Copyrights), in each case, as required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of material registered Patents (and Patents for which registration applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) and registered Copyrights, respectively (other than, in each case, any Excluded Collateral), have been delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights. To the extent a security interest may be perfected by filing, recording or registration in USPTO or USCO under the applicable Laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Sections 3.02(b) and 3.02(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable

Law. Subject to Section 3.01(e) of this Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and assignments permitted by the Credit Agreement.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim in excess of $500,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03. Covenants.

(a) The Borrower agrees to notify the Collateral Agent in writing promptly, but in any event within 60 days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor or (iv) the organizational identification number of such Grantor, if any.

(b) Subject to the Collateral and Guarantee Requirement, Section 3.01(e) and Section 3.03(f)(iv), each Grantor shall, at its own expense, upon the reasonable request of the Collateral Agent, use commercially reasonable efforts necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) Subject to the Collateral and Guarantee Requirement and Section 3.01(e), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $500,000 shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (and in any event within 60 days of its acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $500,000 to secure payment and performance of an Account, such Grantor shall promptly (but in any event within 60 days after such action by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) assign such security interest to the Collateral Agent for the benefit of the Secured Parties provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Collateral. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the Credit Agreement or with respect to registrations and applications no longer used or useful, except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Grantor that are not Excluded Collateral.

(ii) Other than to the extent not prohibited herein or in the Credit Agreement, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Collateral, may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the applicable Grantor’s business operations or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks and any sublicensed users, if applicable, of any of the Trademarks under any Trademark License abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(v) Within the same delivery period as required for the delivery of the annual Compliance Certificate required to be delivered under Section 6.02(a) of the Credit Agreement the Borrower shall provide a list of any additional registrations and applications of Intellectual Property owned by or exclusively licensed to all Grantors not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO.

(g) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $500,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 60 days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the end of the fiscal quarter in which such complaint was filed notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

Section 3.04. Deposit Accounts. Each Grantor represents, warrants and covenants as follows:

(a) Within ninety (90) days (or such longer period agreed to by the Administrative Agent in its discretion) of the Closing Date (in the case of any Grantor that grants a lien on any of its assets hereunder on the Closing Date) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will, with respect to each deposit account then owned by it, enter into (and cause the relevant Depositary Bank to enter into) a Deposit Account Control Agreement in respect of such deposit account and will deliver such Deposit Account Control Agreement to the Administrative Agent (which shall enter into the same); provided, however, that obligations set forth in this Section shall not apply to Excluded Accounts.

(b) All cash owned by such Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts or in an Excluded Account.

(c) In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(d) So long as the Administrative Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except any Permitted Liens and the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).

(e) Cash Distributions with respect to any Pledged Equity of Pledged Debt that is not held in a Collateral Account (whether held in the name of a Grantor or in the name of the Administrative Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Grantor.

ARTICLE IV

Remedies

Section 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guarantees, under the UCC or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased (it being acknowledged and agreed that the Grantors are not required to obtain any waiver or consent from any owner of such leased premises in connection with such occupancy or attempted occupancy) by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with reasonable prior notice thereof which in any event shall be at least 10 days prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral (including all rights to sue or otherwise recover for past, present or future infringements or other violations of any Intellectual Property included in the Collateral); provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations (including all rights to sue or otherwise recover for past, present or future infringements or other violations of any Intellectual Property included in the Collateral) at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default (provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to, to the extent reasonably practicable, or otherwise promptly after, exercising such rights), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies if insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash in accordance with Section 8.04 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

Section 4.03. Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent, effective as of an Event of Default, a non-exclusive, royalty-free, limited license (until the waiver or cure of the Event of Default) for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the waiver or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon 10 Business Days’ prior written notice to the applicable Grantor, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that any such license and any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

ARTICLE V

Subordination

Section 5.01. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any Grantor to make the payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE VI

Miscellaneous

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Grantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 6.02. Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the provision of services under Treasury Services Agreements or Secured Hedge Agreements shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 6.03. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.04 and 10.05 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor.

Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Loans and the provision of services under Treasury Services Agreements or Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such

Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10. Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 6.11, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.11. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (i) in respect of a release by any Secured Approved Counterparty, if obligations under any Secured Hedge Agreement or Treasury Services Agreement, as applicable, are due and payable at such time and (ii) contingent indemnification obligations not yet accrued and payable).

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower or becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (if and to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.11, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Collateral Agent.

(e) Notwithstanding anything to contrary set forth in this Agreement, each Secured Approved Counterparty by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the Security Interests granted under this Agreement of the Secured Obligations of any Grantor and its Subsidiaries under any Secured Hedge Agreement and any Treasury Services Agreement shall be automatically released upon termination of the Aggregate Commitments and payment in full of all other Secured Obligations, in each case, unless the Secured Obligations under the Secured Hedge Agreement or the Treasury Services Agreement are due and payable at such time (it being understood and agreed that this Agreement and the Security Interests granted herein shall survive solely as to such due and payable Secured Obligations and until such time as such due and payable Secured Obligations have been paid in full) and (ii) any release of Collateral or of a Grantor, as the case may be, effected in the manner permitted by this Agreement shall not require the consent of any Secured Approved Counterparty.

Section 6.12. Additional Grantors. Pursuant to Section 6.11 of the Credit Agreement, certain additional Subsidiaries of the Borrower may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the applicable Grantor of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, license, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 6.14. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the

Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.15. Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 6.16. Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.17. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.18. Miscellaneous. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.

Section 6.19. Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

RED LION HOTELS CORPORATION

By:
Name:
Title:

RED LION HOTELS HOLDINGS, INC.

RED LION HOTELS LIMITED

PARTNERSHIP

RED LION HOTELS CANADA

FRANCHISING, INC.

RED LION HOTELS MANAGEMENT, INC.

RED LION ANAHEIM, LLC

RED LION PROPERTIES, INC.

KNIGHTS FRANCHISE SYSTEMS, INC.

WEST COAST HOTEL PROPERTIES, INC.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

2

Schedule I

to the Security Agreement

SUBSIDIARY PARTIES

1.	Red Lion Hotels Holdings, Inc.
2.	Red Lion Hotels Limited Partnership
3.	Red Lion Hotels Franchising, Inc.
4.	Red Lion Hotels Canada Franchising, Inc.
5.	Red Lion Hotels Management, Inc.
6.	Red Lion Anaheim, LLC
7.	Red Lion Properties, Inc.
8.	Knights Franchise Systems, Inc.
9.	West Coast Hotel Properties, Inc.

Schedule II

to the Security Agreement

PLEDGED EQUITY AND PLEDGED DEBT

1. Pledged Equity:

Record Owner	Issuer	Certificate No. (to the extent certificated) [1]	No. Shares/Share Class	Percentage of Ownership	Percent Pledged
Red Lion Hotels Corporation	Red Lion Hotels Holdings, Inc.	None	313.875 /common stock	100%	100%
Red Lion Hotels Holdings, Inc.	Red Lion Properties, Inc.	None	1,000 /common stock	100%	100%
Red Lion Hotels Corporation	Red Lion Hotels Franchising, Inc.	None	80,000 — Class A common stock 20,000 — Class B common stock	100%	100%
Red Lion Hotels Franchising, Inc.	Red Lion Hotels Canada Franchising, Inc.	None	1,000 /common stock	100%	100%
Red Lion Hotels Franchising, Inc.	WestCoast Hotel Properties, Inc.	None	50,000 / common stock	100%	100%
Red Lion Hotels Corporation	Red Lion Hotels Limited Partnership	None	. 0.53765% / General Partnership Interest 99.46229% / Limited Partnership Interest	100%	100%
Red Lion Hotels Corporation	Red Lion Hotels Management, Inc.	None	1,000	100%	100%
Red Lion Hotels Corporation	Red Lion Anaheim, LLC	None	100 / Class A Units	100%	100%
Red Lion Hotels Franchising, Inc.	Knights Franchise Systems, Inc.	6	200 / common stock	100%	100%

[1]	Pursuant to Schedule 6.15 to the Credit Agreement, Red Lion Hotels, Inc., Red Lion Properties, Inc., Red Lion Hotels Franchising Inc., Red Lion Hotels Canada Franchising, Inc., WestCoast Hotel Properties, Inc. and Red Lion Hotels Management, Inc. will be certificated on a post-Closing basis.

2. Pledged Debt:

Intercompany Note.

2

Schedule III

to the Security Agreement

COMMERCIAL TORT CLAIMS

1.	Red Lion Hotels Franchising, Inc. v. Century-Omaha Land, LLC; and Edwin W. Leslie, Case No. 2:18-cv-00131 (United States District Court for the Eastern District of Washington). On April 20, 2018, we filed a lawsuit against a former franchisee and its individual guarantor as a result of the franchisee’s failure to comply with its post-termination obligations under the franchise agreement and failure to timely pay franchise fees and loan payments. Specifically, we have brought claims for trademark and service mark infringement, breach of the franchise license agreement and guarantee of the franchise license agreement, breach of financing agreement and guarantee of financing agreement, and breach of PIP financing agreement and promissory note for PIP financing. The Defendants have yet to file a response to our initial complaint. Defendant Leslie has requested an extension to respond, which we have stipulated to, and we expect him to file a response no later than May 31, 2018.

2.	Red Lion Hotels Franchising, Inc. v. First Capital Real Estate Investments, LLC et al., Case No. 17-cv-00145, filed April 19, 2017 in the United States District Court for Eastern District of Washington. We filed a complaint alleging breach of the franchise license agreement, breach of guarantee of franchise license agreement, and collection of unpaid fees and liquidated damages. Mediation is scheduled for May 14, 2018.

3.	Red Lion Hotels Franchising, Inc. v. Linger Chu and His-Hsieh Chu, Case No. 16-02-02283-3, Filed June 17, 2016 in Superior Court of the County of Spokane, WA. We filed a complaint against the guarantors under the guarantee of franchise license agreement alleging breach of the guarantee of franchise license agreement, and collection of liquidated damages. We were awarded a default judgment. We then filed the following case and received a sister state judgment in the State of CA: Red Lion Hotels Franchising, Inc. v. Linger Chu and His-Hsieh, Case No. ESo21809, Filed August 10, 2017 in the Superior Court of California, County of Los Angeles. The CA court dismissed the CA County action to register the judgement and found that service was not sufficient despite the Spokane County Court’s prior decision that service was sufficient. Subsequently, the defendants continued to dispute the default judgement in Spokane County and the default judgement in Spokane County was vacated on January, 18 2018. A joint status report was submitted to the Court on March 14, 2018, and trial is scheduled for April 1, 2019.

4.	Red Lion Hotels Franchising, Inc. v. Ghazanfar Khan, et al., Case No. 2:17-cv-00094, Case No. 2:17-cv-00155 (United States District Court for the Eastern District of Washington). In March 2017, we filed a lawsuit against two former franchisees and their guarantors for trademark infringement, false designation of origin and breach of contract as a result of their failure to comply with their post-termination obligations under their franchise agreements (the “Franchise Agreement Lawsuit”). In May 2017, we filed a second lawsuit against the guarantors for breach of contract as a result of their failure to comply with their post-termination obligations under their guaranties and the underlying franchise agreements (the “Guaranty Lawsuit”). On May 4, 2017, the court granted our motion for preliminary injunction in the Franchise Agreement Lawsuit requiring defendants to immediately cease all use of our trademarks. On August 9, 2017, the defendants in the Guaranty Lawsuit filed an amended answer and asserted amended counterclaims against us for breach of contract, violation of the Washington Franchise Investment Protection Act and violation of Washington Consumer Protection Act alleging that we charged additional fees which were not identified in the applicable franchise agreements. In connection with their counterclaims, defendants have requested an unspecified amount of damages. On August 11, 2017, we filed a motion to dismiss defendants’ counterclaims in the Guaranty Lawsuit. Also on August 11, 2017, defendants in the Franchise Agreement Lawsuit filed an amended answer and asserted amended counterclaims against us for breach of contract, violation of the Washington Franchise Investment Protection Act and violation of Washington Consumer Protection Act alleging that we charged additional fees which were not identified in the applicable franchise agreements. In connection with their counterclaims, defendants have requested an unspecified amount of damages. On September 8, 2017, we filed a motion to dismiss defendants’ counterclaims in the Franchise Agreement Lawsuit. On September 19, 2017, the court ordered the parties to brief the issue of arbitration in both lawsuits. On November 29, 2017, the court issued an order compelling arbitration of defendants’ counterclaims in both the Franchise Agreement Lawsuit and the Guaranty Lawsuit, denying all pending motions as moot, and staying our pending claims pending the outcome of arbitration. Defendants filed a demand for arbitration on December 22, 2017, and on January 12, 2018, we filed our response. An arbitration hearing has been scheduled for October 29, 2018.

2

Exhibit I to the

Security Agreement

SUPPLEMENT NO.                  dated as of [●] (the “Supplement”), to the Security Agreement (the “Security Agreement”), dated as of May 14, 2018, among the Grantors identified therein and Deutsche Bank AG New York Branch, as Collateral Agent.

A. Reference is made to that certain Credit Agreement dated as of May 14, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (“Borrower”), the other Guarantors party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, and the other agents named therein.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.12 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.12 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

S-1

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information required by Schedules II and III to the Security Agreement applicable to it and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature pages follow.]

S-2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

S-3

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

S-4

Schedule I

to the Supplement No          to the

Security Agreement

PLEDGED EQUITY AND PLEDGED DEBT

3. Pledged Equity:

Current Legal Entities Owned	Record Owner	Certificate No. (to the extent certificated)	No. Shares

4. Pledged Debt:

[List]

S-1

Schedule I

to the Supplement No          to the

Security Agreement

COMMERCIAL TORT CLAIMS

[List]

S-1

Exhibit II to the

Security Agreement

FORM OF

PATENT SECURITY AGREEMENT (SHORT FORM)

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Security Agreement dated as of May 14, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of such Grantor’s right, title and interest in, to and under all the following Collateral (excluding any Excluded Collateral) of such Grantor:

(a) all Patents of such Grantor, including the Patents listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

S-1

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.11 thereof, the Collateral Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the lien on and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow.]

S-2

[GRANTOR]

By:
Name
Title

S-3

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

S-4

Schedule I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

[See Attached]

S-1

Exhibit III to the

Security Agreement

FORM OF

TRADEMARK SECURITY AGREEMENT (SHORT FORM)

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Security Agreement dated as of May 14, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of such Grantor’s right, title and interest in, to and under all the following Collateral (excluding any Excluded Collateral) of such Grantor:

(a) all registered Trademarks and Trademarks with respect to which applications for registration are pending of such Grantor, including the registered Trademarks and Trademark applications listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

S-1

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.11 thereof, the Collateral Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the lien on and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow.]

S-2

[GRANTOR]

By:
Name
Title

S-3

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name
Title

S-4

Schedule I

Trademark Registrations and Use Applications

[See Attached]

S-1

Exhibit IV to the

Security Agreement

FORM OF

COPYRIGHT SECURITY AGREEMENT (SHORT FORM)

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Security Agreement dated as of May 14, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of such Grantor’s right, title and interest in, to and under all the following Collateral (excluding any Excluded Collateral) of such Grantor:

(a) all registered Copyrights and exclusive Copyright Licenses of such Grantor, including the Copyrights and exclusive Copyright Licenses listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon termination of the Security Agreement in accordance with Section 6.11 thereof, the Collateral Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the lien on and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow.]

[GRANTOR]

By:
Name
Title

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name
Title

Schedule I

Copyright Registrations and Exclusive Copyright Licenses

[See Attached]

S-1

EXHIBIT H

[FORM OF]

PERFECTION CERTIFICATE

[See separately executed document]

H-1

PERFECTION CERTIFICATE

Dated: May 14, 2018

Reference is hereby made to (i) that certain Security Agreement executed in connection with the Credit Agreement (as defined below) dated as of May 14, 2018, (the “Security Agreement”), among Red Lion Hotels Corporation, a Washington corporation (“Borrower”), the other Grantors party thereto from time to time and Deutsche Bank AG New York Branch, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and (ii) that certain Credit Agreement dated as of May 14, 2018 (the “Credit Agreement”) among Borrower, the other Guarantors party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, and [L/C Issuer]. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable.

As used herein, the term “Companies” means the Borrower and the other Loan Parties listed on Schedule 1(a).

As of the date hereof, the undersigned hereby certify to the Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of formation, incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, during the past five years, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. File Search Reports. Attached hereto as Schedule 4 are true and accurate results of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral.

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 , (ii) the appropriate filing offices for the filings described in Schedule 9(d) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the applicable Collateral Documents.

6. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, have been prepared by counsel to the Lenders and are attached as Schedule 6 relating to the Security Agreement, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 5 hereof.

7. Termination Statements. Attached hereto as Schedule 7(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.

8. Real Property. Attached hereto as Schedule 8 is a list of all (i) Real Property (as defined in the Credit Agreement) owned by the Borrower and its Subsidiaries (as defined in the Credit Agreement) as of the Closing Date, (ii) common names, addresses and uses of such Real Property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule.

9. Intellectual Property.

(a) Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”), and all other Patents and Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States Copyrights (as defined in the Security Agreement) applied for or registered with the United States Copyright Office (the “USCO”), including the name of the registered owner and the registration number of each Copyright owned by each Company.

(c) Attached hereto as Schedule 9(c) is a schedule setting forth all exclusive (i) Patent Licenses, (ii) Trademark Licenses and (iii) Copyright Licenses, whether or not recorded with the USPTO and the USCO, as applicable for which a Company is the exclusive licensee thereunder, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation, at either the USPTO or the USCO, as applicable.

2

(d) Attached hereto as Schedule 9(d) in proper form for filing with the USPTO and USCO are the filings necessary to preserve, protect and perfect the security interests in the (i) United States registered Trademarks, Patents and Copyrights set forth in Schedule 9(a) and Schedule 9(b) and (ii) Trademark Licenses, Patent Licenses and Copyright Licenses set forth in Schedule 9(c).

10. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 10(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and, except with respect to the Borrower, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

11. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

13. Insurance. Attached hereto as Schedule 13 is a true and correct list of all insurance policies of the Companies.

[The Remainder of this Page has been intentionally left blank]

3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first stated above.

RED LION HOTELS CORPORATION
RED LION HOTELS CORPORATION as Borrower

By:
Name:
Title:

RED LION HOTELS HOLDINGS, INC.
RED LION HOTELS LIMITED PARTNERSHIP
RED LION HOTELS FRANCHISING, INC.
RED LION HOTELS CANADA FRANCHISING, INC.
RED LION HOTELS MANAGEMENT, INC.
RED LION ANAHEIM, LLC
RED LION PROPERTIES, INC.
KNIGHTS FRANCHISE SYSTEMS, INC.
WEST COAST HOTEL PROPERTIES, INC. each as a Guarantor

By:
Name:
Title:

Schedule 1(a)

Loan Parties

Legal Name	Type of Entity	Registered Org. (Yes/No)	Organizational Number	FEIN	State of Formation
Red Lion Hotels Corporation	Corporation	Yes	601-319-277	91-1032187	WA

Red Lion Hotels Holdings, Inc.	Corporation	Yes	2388985	91-1634199	DE

Red Lion Hotels Limited Partnership	Limited Partnership	Yes	2811564	91-1873798	DE

Red Lion Hotels Franchising, Inc.	Corporation	Yes	601-043-993	91-1361462	WA

Red Lion Hotels Canada Franchising, Inc.	Corporation	Yes	604-026-674	81-3619760	WA

Red Lion Hotels Management, Inc.	Corporation	Yes	602-540-714	20-4431472	WA

Red Lion Anaheim LLC	LLC	Yes	602-751-740	26-0838537	WA

Red Lion Properties, Inc.	Corporation	Yes	2111378	91-1366134	DE

Knights Franchise Systems, Inc.	Corporation	Yes	2436440	22-3367833	DE

WestCoast Hotel Properties, Inc.	Corporation	Yes	601-094-723	91-1438619	WA

Schedule 1(b)

Changes in Corporate Identity; Other Names

None.

3

Schedule 1(c)

Changes in Corporate Identity; Other Names

1. Red Lion Hotels Corporation DBA RLH Corporation

4

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address of Chief Executive Office	County	State
Red Lion Hotels Corporation and all subsidiaries	1550 Market Street #350 Denver, CO	Denver	CO

5

Schedule 3

Extraordinary Transactions

Company	Description of Transaction, Including Parties	Date of Transaction
Red Lion Hotels Franchising, Inc. Red Lion Hotels Canada Franchising, Inc.

Asset Purchase Agreement between Red Lion Hotels Franchising, Inc. and Red Lion Hotels Canada Franchising, Inc. (collectively “Buyer”) and Vantage Hospitality Group, Inc. a Florida corporation, Thirty-Eight Street, Inc., Vantage Franchising, Inc. , a Florida corporation, LHINDI, Inc., a Florida corporation, and certain other sellers.

Assets acquired were franchise agreements and intellectual property, including hotel brands.

9/30/2016

Red Lion Hotels Corporation

Asset Purchase Agreement between Guesthouse International, L.L.C., a South Dakota limited liability company (“Seller”), and Red Lion Hotels Corporation (“Buyer”), and the guarantor party thereto.

Assets acquired were franchise agreements and intellectual property, including hotel brands.

4/23/2015

6

Schedule 4

UCC Search Reports

[See attached]

7

Schedule 5

Appropriate Filing Offices

Type of Filing	Entity	Jurisdiction / Filing Office
UCC-1	Red Lion Hotels Corporation	Washington Department of Licensing

UCC-1	Red Lion Hotels Holdings, Inc.	Delaware Secretary of State

UCC-1	Red Lion Hotels Limited Partnership	Delaware Secretary of State

UCC-1	Red Lion Hotels Franchising, Inc.	Washington Department of Licensing

UCC-1	Red Lion Hotels Canada Franchising, Inc.	Washington Department of Licensing

UCC-1	Red Lion Hotels Management, Inc.	Washington Department of Licensing

UCC-1	Red Lion Anaheim, LLC	Washington Department of Licensing

UCC-1	Red Lion Properties, Inc.	Delaware Secretary of State

UCC-1	Knights Franchise Systems, Inc.	Delaware Secretary of State

UCC-1	West Coast Hotel Properties, Inc.	Washington Department of Licensing

Trademark Security Agreement	Red Lion Hotels Franchising, Inc.	United States Patent and Trademark Office

Trademark Security Agreement	Red Lion Hotels Corporation	United States Patent and Trademark Office

Trademark Security Agreement	Knights Franchise Systems, Inc.	United States Patent and Trademark Office

8

Schedule 6

Financing Statements

[See attached]

9

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Knights ORGANIZATION’S Franchise NAME Systems, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER DE REFERENCE —Secretary DATA: of State F#631781 A#871540 ïƒ—,FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Anaheim, NAME LLC OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631764 A#871522 ïƒ—FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Canada Franchising, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631762 A#871520 ïƒ—FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Corporation OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631755 A#871513 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Franchising, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631761 A#871519 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Holdings, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER DE REFERENCE —Secretary DATA: of State (13350/545) F#631758 A#871516 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Limited Partnership OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER DE REFERENCE —Secretary DATA: of State (13350/545) F#631760 A#871518 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Hotels NAME Management, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631763 A#871521 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. Red ORGANIZATION’S Lion Properties, NAME Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER DE REFERENCE —Secretary DATA: of State (13350/545) F#631765 A#871523 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) Emily Ohannessian (212) 450-4000 B. E-MAIL emily. CONTACT ohannessian@davispolk. AT FILER (optional) com C. SEND ACKNOWLEDGMENT TO: (Name and Address) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 1a. West ORGANIZATION’S Coast NAME Hotel Properties, Inc. OR 1b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 1c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 1550 Market St #350 Denver CO 80202 USA 2. DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad) 2a. ORGANIZATION’S NAME OR 2b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 3. SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b) 3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent OR 3b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 60 Wall Street New York NY 10005 USA 4. COLLATERAL: This financing statement covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all Proceeds thereof; provided, however, that the foregoing shall not include the Excluded Collateral (as defined in the Credit Agreement dated as of May 14, 2018, by, between and among the Debtor, certain affiliates of the Debtor and the Secured Party). 5. Check only if applicable and check only one box: Collateral is held in a Trust (see UCC1Ad, item 17 and Instructions) being administered by a Decedent’s Personal Representative 6a. Check only if applicable and check only one box: 6b. Check only if applicable and check only one box: Public-Finance Transaction Manufactured-Home Transaction A Debtor is a Transmitting Utility Agricultural Lien Non-UCC Filing 7. ALTERNATIVE DESIGNATION (if applicable): Lessee/Lessor Consignee/Consignor Seller/Buyer Bailee/Bailor Licensee/Licensor Filed 8. OPTIONAL with: FILER WA REFERENCE —Department DATA: of Licensing (13350/545) F#631769 A#871527 ïƒ— FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

Schedule 7(a)

None.

10

Schedule 7(b)

Termination Statement Filings

None.

11

Schedule 8

Real Property

Owner	Resort / Purpose	Street Address	City, State, Zip
RL Post Falls, LLC	Red Lion Templin’s Hotel on the River	414 E 1st Ave	Post Falls, ID 83854

RL Port Angeles, LLC	Red Lion Hotel Port Angeles	221 N. Lincoln	Port Angeles, WA 98362

RL Olympia, LLC	Hotel RL Olympia	2300 Evergreen Park Drive	Olympia, WA 98502

RL Salt Lake City, LLC	Hotel RL Salt Lake City	161 W 600 South	Salt Lake City, UT 84101

RL Spokane, LLC	Hotel RL Spokane	303 W North River Dr.	Spokane, WA 99201

RLH Atlanta, LLC	Red Lion Hotel Atlanta Airport	1419 Virginia Ave	Atlanta, GA 30337

RL Baltimore, LLC	Hotel RL Baltimore	207 E Redwood St.	Baltimore, MD 21202

RLH DC, LLC	Hotel RL Washington DC	1823 L Street NW	Washington DC, 20036

12

T268460.US.01	500179-00372 Red Lion Hotels Franchising, Inc.	3 PALMS HOTEL & Design	United States of America Registered	77/425,965 Mar 19, 2008	4378025 Aug 6, 2013

043: Hotel and motel services.

T268302.US.01	500179-00373 Red Lion Hotels Franchising, Inc.	3 PALMS HOTELS & RESORTS & Design	United States of America Registered	77/425,996 Mar 19, 2008	4378027 Aug 6, 2013

043: Hotel and motel services.

T268303.US.01	500179-00374 Red Lion Hotels Franchising, Inc.	3 PALMS RESORT & Design	United States of America Registered	77/425,988 Mar 19, 2008	4378026 Aug 6, 2013

043: Hotel and motel services.

T268305.US.01	500179-00375 Red Lion Hotels Franchising, Inc.	A SUITE FOR THE PRICE OF A ROOM	United States of America Registered	73/470,496 Mar 16, 1984	1309495 Dec 11, 1984

042: Rental of temporary living quarters to others.

T268307.US.01	500179-00294 Red Lion Hotels Franchising, Inc.	A VOICE AND A VOTE	United States of America Registered	86/281,132 May 14, 2014	4659539 Dec 23, 2014

035: Offering marketing and business management assistance in the establishment and operation of lodging facilities.

T268309.US.01	500179-00293 Red Lion Hotels Franchising, Inc.	A VOICE AND A VOTE & Design	United States of America Registered	86/281,130 May 14, 2014	4659538 Dec 23, 2014

035: Offering marketing and business management assistance in the establishment and operation of lodging facilities.

13

T268311.US.01	500179-00376 Red Lion Hotels Franchising, Inc.	AAROGEN	United States of America Registered	85/728,577 Sep 13, 2012	4431126 Nov 12, 2013

035: Business meeting and business event planning.
043: Travel services, namely, providing information and advice regarding reservations for lodging.

T268313.US.01	500179-00377 Red Lion Hotels Franchising, Inc.	AAROGEN & Design	United States of America Registered	86/073,175 Sep 24, 2013	4536917 May 27, 2014

035: Business meeting and business event planning.
039: Travel services, namely, providing information and advice regarding reservations for transportation.
043: Travel services, namely, providing information and advice regarding reservations for lodging.

T268315.US.01	500179-00378 Red Lion Hotels Franchising, Inc.	ABVI	United States of America Registered	86/073,170 Sep 24, 2013	4525504 May 6, 2014

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services.

T268317.US.01	500179-00379 Red Lion Hotels Franchising, Inc.	ABVI & Design	United States of America Registered	86/073,180 Sep 24, 2013	4525506 May 6, 2014

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services.

T268321.US.01	500179-00380 Red Lion Hotels Franchising, Inc.	AMERICA’S BEST INN	United States of America Registered	78/223,773 Mar 10, 2003	2880406 Aug 31, 2004

043: Hotel and motel services.

T268323.US.01	500179-00381 Red Lion Hotels Franchising, Inc.	AMERICA’S BEST INN & SUITES	United States of America Registered	78/483,894 Sep 15, 2004	3081844 Apr 18, 2006

043: Hotel and motel services.

14

T268324.US.01	500179-00382 Red Lion Hotels Franchising, Inc.	AMERICA’S BEST INNS	United States of America Registered	78/219,442 Feb 26, 2003	2877997 Aug 24, 2004

043: Hotel and motel services.

T268325.US.01	500179-00383 Red Lion Hotels Franchising, Inc.	AMERICA’S BEST INNS & SUITES	United States of America Registered	78/223,810 Mar 10, 2003	2875693 Aug 17, 2004

043: Hotel and motel services.

T268326.US.01	500179-00384 Red Lion Hotels Franchising, Inc.	AMERICA’S BEST SUITES	United States of America Registered	78/223,793 Mar 10, 2003	2875692 Aug 17, 2004

043: Hotel and motel services.

T268328.US.01	500179-00385 Red Lion Hotels Franchising, Inc.	AMERICAS BEST VALUE INN	United States of America Registered	85/675,443 Jul 12, 2012	4330925 May 7, 2013

035: Offering business management and technical assistance in the establishment and/or operation of hotels and motels.
043: Hotel and motel services.

T268268.US.01	500179-00243 Red Lion Hotels Franchising, Inc.	AMERICAS BEST VALUE INN & Design (Check Mark in Star)	United States of America Published	87/606,387 Sep 13, 2017

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

T268269.US.01	500179-00242 Red Lion Hotels Franchising, Inc.	AMERICAS BEST VALUE INN & Design (Star and Check Mark)	United States of America Published	87/606,399 Sep 13, 2017

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

15

T268300.US.01	500179-00238 Red Lion Hotels Franchising, Inc.	AMERICAS BEST VALUE INN BY VANTAGE & Design	United States of America Registered	78/352,859 Jan 16, 2004	3216237 Mar 6, 2007

043: Hotel and motel services.

T268339.US.01	500179-00386 Red Lion Hotels Franchising, Inc.	AS CLOSE TO HOME AS WE CAN MAKE IT...	United States of America Registered	76/503,253 Mar 27, 2003	2810370 Feb 3, 2004
043: Temporary accommodations, namely, hotel and motel services.

T268285.US.01	500179-00240 Red Lion Hotels Franchising, Inc.	CANADAS BEST VALUE INN & Design (Check Mark in Maple Leaf)	United States of America Published	87/606,409 Sep 13, 2017

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

T268286.US.01	500179-00241 Red Lion Hotels Franchising, Inc.	CANADAS BEST VALUE INN & Design (Maple Leaf and Check Mark)	United States of America Published	87/606,417 Sep 13, 2017

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

T255538.US.01	500179-00004 Red Lion Hotels Franchising, Inc.	CASCADIA SOAPERY	United States of America Registered	86/339,504 Jul 16, 2014	4778810 Jul 21, 2015

003: Body moisturizers; soaps for personal use; bath gels; shampoos and hair conditioners; non-medicated cosmetics and skin care preparations, including creams, lotions, and perfumes.

T258089.US.01	500179-00110 Red Lion Hotels Franchising, Inc.	CASCADIA SOAPERY	United States of America Registered	86/880,500 Jan 20, 2016	5031231 Aug 30, 2016

024: Towel sets; towels; washcloths; hand towels.

16

T255539.US.01	500179-00051 Red Lion Hotels Franchising, Inc.	CASCADIA SOAPERY & Design	United States of America Registered	86/339,510 Jul 16, 2014	4778811 Jul 21, 2015

003: Body moisturizers; soaps for personal use; bath gels; shampoos and hair conditioners; non-medicated cosmetics and skin care preparations, including creams, lotions, and perfumes.

T258090.US.01	500179-00111 Red Lion Hotels Franchising, Inc.	CASCADIA SOAPERY & Design	United States of America Registered	86/880,510 Jan 20, 2016	5031234 Aug 30, 2016

024: Towel sets; towels; washcloths; hand towels.

T255542.US.01	500179-00053 Red Lion Hotels Limited Partnership	CAVANAUGHS	United States of America Registered	75/378,921 Oct 24, 1997	2218641 Jan 19, 1999
042: Hotel and restaurant services.

T270821.US.01	500179-00435 Red Lion Hotels Corporation	CH & Bird Design	United States of America Pending	87/796,439 Feb 13, 2018

035: Franchise services, namely, offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

T270480.US.01	500179-00433 Red Lion Hotels Corporation	COUNTRY HEARTH	United States of America Pending	87/836,172 Mar 15, 2018

035: Franchise services, namely, offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services; making reservations and bookings for temporary lodging.

T268354.US.01	500179-00389 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INN	United States of America Registered	76/445,297 Aug 29, 2002	2724063 Jun 10, 2003

043: Temporary accommodations, namely, hotel and motel services.

17

T268359.US.01	500179-00391 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INN & Design	United States of America Registered	73/489,564 Jul 12, 1984	1393558 May 13, 1986

042: Motel services.

T268358.US.01	500179-00390 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INN & Design	United States of America Registered	77/374,392 Jan 17, 2008	3488185 Aug 19, 2008

043: Hotel and motel services.

T268356.US.01	500179-00392 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INN & SUITES	United States of America Registered	76/445,296 Aug 29, 2002	2724062 Jun 10, 2003

043: Temporary accommodations, namely, hotel and motel services.

T268357.US.01	500179-00393 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INN & SUITES & Design	United States of America Registered	77/374,398 Jan 17, 2008	3488187 Aug 19, 2008

043: Hotel and motel services.

T268360.US.01	500179-00394 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH INNS & SUITES	United States of America Registered	77/374,376 Jan 17, 2008	3488182 Aug 19, 2008

043: Hotel and motel services.

T268362.US.01	500179-00395 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH SUITES	United States of America Registered	76/445,295 Aug 29, 2002	2724061 Jun 10, 2003

043: Temporary accommodations, namely, hotel and motel services.

18

T268363.US.01	500179-00396 Red Lion Hotels Franchising, Inc.	COUNTRY HEARTH SUITES & Design	United States of America Registered To Be Abandoned	77/374,407 Jan 17, 2008	3488189 Aug 19, 2008

043: Hotel and motel services.

T268372.US.01	500179-00397 Red Lion Hotels Franchising, Inc.	DREAMIUM BED	United States of America Registered	78/544,979 Jan 10, 2005	3032342 Dec 20, 2005

043: Hotel and motel services.

T268376.US.01	500179-00398 Red Lion Hotels Franchising, Inc.	EXPLORE THE VALUE	United States of America Registered	78/469,510 Aug 18, 2004	3001843 Sep 27, 2005

043: Hotel and motel services.

T255528.US.01	500179-00054 Red Lion Hotels Franchising, Inc.	FRANCHISE REVOLUTION	United States of America Registered	85/898,345 Apr 8, 2013	4480174 Feb 11, 2014

035: Franchise services, namely, offering business management assistance in the establishment and operation of hotel, motel and temporary lodging services.

T270383.US.01	500179-00431 Red Lion Hotels Franchising, Inc.	FRANCHISEASY & Design (Snap)	United States of America Pending	87/796,462 Feb 13, 2018

035: Franchise services, namely, offering business management assistance in the establishment and operation of hotels; providing competitive intelligence services related to the hospitality industry; operation of telephone call centers for others in the hospitality field; promoting hotel services of others by arranging access to online travel agencies; administering group discount purchasing programs for the hospitality industry by negotiating contracts with approved vendors.

042: Software as a service (SAAS) services featuring software for hotel property management and central reservation systems; Designing, creating, maintaining, and hosting hotel websites for others in the hospitality field.

T268383.US.01	500179-00400 Red Lion Hotels Franchising, Inc.	FREESTYLE	United States of America Registered	85/874,123 Mar 12, 2013	4425156 Oct 29, 2013

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.

19

T268382.US.01	500179-00399 Red Lion Hotels Franchising, Inc.	FREESTYLE	United States of America Registered	78/880,663 May 10, 2006	3747862 Feb 9, 2010

043: Hotel and motel services, not including overnight accommodations, rendered to existing and prospective hotel and property owners and not provided to the general public.

T255529.US.01	500179-00056 Red Lion Hotels Franchising, Inc.	GH & Design	United States of America Registered	74/545,534 Jul 5, 1994	1952433 Jan 30, 1996

042: Making hotel reservations for others and hotel and motel services.

T259924.US.01	500179-00115 Red Lion Hotels Franchising, Inc.	GH & Design (Box)	United States of America Registered	87/056,274 Jun 1, 2016	5127900 Jan 24, 2017

043: Hotel services; hotels; making reservations and bookings for temporary lodging.

T259925.US.01	500179-00117 Red Lion Hotels Franchising, Inc.	GH & Design (Box) (in Color)	United States of America Registered	87/056,326 Jun 1, 2016	5127904 Jan 24, 2017

043: Hotel services; hotels; making reservations and bookings for temporary lodging.

T255530.US.01	500179-00057 Red Lion Hotels Franchising, Inc.	GH GUESTHOUSE INTERNATIONAL INNS HOTELS SUITES & Design	United States of America Registered	85/016,995 Apr 16, 2010	3947053 Apr 19, 2011

043: Hotel and motel services.

T259928.US.01	500179-00116 Red Lion Hotels Franchising, Inc.	GUESTHOUSE	United States of America Suspended	87/056,200 Jun 1, 2016

043: Hotel services; Hotels; Making reservations and bookings for temporary lodging; all of the foregoing provided in connection with a nationwide hotel chain and wherein each hotel caters to business travelers as well as to leisure travelers and typically features fitness center, pool, and spa services, and business center and meeting space services in connection with the hotel services; excluding guesthouses.

20

T255532.US.01	500179-00059 Red Lion Hotels Franchising, Inc.	GUESTHOUSE INTERNATIONAL	United States of America Registered	76/499,958 Mar 24, 2003	2871046 Aug 10, 2004

035: Franchising, namely, offering technical assistance in the establishment and/or operation of hotels and motels.
043: Hotel and motel reservation services for others.

T255545.US.01	500179-00061 Red Lion Hotels Franchising, Inc.	HELLO REWARDS	United States of America Registered	86/352,913 Jul 30, 2014	4918924 Mar 15, 2016

035: Administration of a customer loyalty program which provides for complimentary hospitality services, complimentary food and drink, complimentary service upgrades and complimentary gifts; arranging and conducting incentive reward programs to promote the sale of hospitality services.

T255575.US.01	500179-00062 Red Lion Hotels Franchising, Inc.	HOTEL RL	United States of America Registered	86/608,229 Apr 23, 2015	4979515 Jun 14, 2016

043: Hotel services; hotels; making reservations and bookings for temporary lodging; providing conference rooms; providing facilities for exhibitions.

T255574.US.01	500179-00063 Red Lion Hotels Franchising, Inc.	HOTEL RL BY RED LION	United States of America Registered	86/608,243 Apr 23, 2015	4979516 Jun 14, 2016

043: Hotel services; hotels; making reservations and bookings for temporary lodging; providing conference rooms; providing facilities for exhibitions.

T268384.US.01	500179-00401 Red Lion Hotels Franchising, Inc.	I’VE SLEPT WITH THE BEST	United States of America Registered	76/596,613 Jun 4, 2004	3090765 May 9, 2006

043: Hotel and motel services.

T267097.US.01	500179-00138 Red Lion Hotels Franchising, Inc.	JAMESON INN	United States of America Registered	85/243,549 Feb 16, 2011	4031513 Sep 27, 2011

043: Hotel accommodation services; hotel and motel services.

T267098.US.01	500179-00139 Red Lion Hotels Franchising, Inc.	JAMESON SUITES	United States of America Registered	77/075,648 Jan 4, 2007	3499595 Sep 9, 2008

043: Hotel and motel services.

21

T268171.US.01	500179-00239 Red Lion Hotels Franchising, Inc.	JJ & Design	United States of America Registered To Be Abandoned	75/265,274 Mar 27, 1997	2182034 Aug 18, 1998
042: Motels.

T255546.US.01	500179-00065 Red Lion Hotels Franchising, Inc.	LEO HOTEL COLLECTION	United States of America Registered	85/824,045 Jan 15, 2013	4518874 Apr 22, 2014

043: Bar services; hotel services; providing conference rooms; providing facilities for exhibitions; providing information and advice on hotels and restaurants to tourists and business travelers; providing of food and drink; providing temporary housing accommodations; restaurant and hotel services; restaurant reservation services; restaurant services.

T268459.US.01	500179-00402 Red Lion Hotels Franchising, Inc.	LET US HANDLE THE DETAILS	United States of America Registered	85/728,588 Sep 13, 2012	4438529 Nov 26, 2013

035: Business meeting and business event planning.
043: Travel services, namely, providing information and advice regarding reservations for lodging.

T267513.US.01	500179-00143 Red Lion Hotels Franchising, Inc.	LEXINGTON	United States of America Registered	85/728,560 Sep 13, 2012	4331872 May 7, 2013

035: Offering business management assistance in the establishment and/or operation of hotels.

T267215.US.01	500179-00141 Red Lion Hotels Franchising, Inc.	LEXINGTON	United States of America Registered	73/092,348 Jul 2, 1976	1072371 Aug 30, 1977

036: Rental of temporary and permanent living quarters to others.

T267512.US.01	500179-00142 Red Lion Hotels Franchising, Inc.	LEXINGTON	United States of America Registered	75/344,278 Aug 20, 1997	2212584 Dec 22, 1998

042: Hotel services.

T267516.US.01	500179-00146 Red Lion Hotels Franchising, Inc.	LEXINGTON & Design	United States of America Registered	85/980,224 Sep 13, 2012	4500881 Mar 25, 2014

035: Offering business management assistance in the establishment and/or operation of hotels.

22

T267514.US.01	500179-00144 Red Lion Hotels Franchising, Inc.	LEXINGTON & Design	United States of America Registered	85/728,600 Sep 13, 2012	4496892 Mar 18, 2014

043: Hotel and motel services.

T267515.US.01	500179-00145 Red Lion Hotels Franchising, Inc.	LEXINGTON LEGACY	United States of America Registered	85/781,160 Nov 16, 2012	4499142 Mar 18, 2014

035: Business management assistance in the establishment and/or operation of hotels and motels.
043: Hotels and motels.

T267517.US.01	500179-00147 Red Lion Hotels Franchising, Inc.	LEXINGTON REWARDS	United States of America Registered	86/081,605 Oct 3, 2013	4525828 May 6, 2014

035: Customer loyalty services, namely, providing hotel incentive award programs for customers through the issuance and processing of points for frequent use of participating hotels and motels.

T267518.US.01	500179-00148 Red Lion Hotels Franchising, Inc.	LEXINGTON REWARDS & Design	United States of America Registered	86/081,610 Oct 3, 2013	4525829 May 6, 2014

035: Customer loyalty services, namely, providing hotel incentive award programs for customers through the issuance and processing of points for frequent use of participating hotels and motels.

T255547.US.01	500179-00066 Red Lion Hotels Franchising, Inc.	LHC LEO HOTEL COLLECTION & Design (Black & White)	United States of America Registered	85/824,032 Jan 15, 2013	4518872 Apr 22, 2014

043: Bar services; hotel services; providing conference rooms; providing facilities for exhibitions; providing information and advice on hotels and restaurants to tourists and business travelers; providing of food and drink; providing temporary housing accommodations; restaurant and hotel services; restaurant reservation services; restaurant services.

23

T255548.US.01	500179-00067 Red Lion Hotels Franchising, Inc.	LHC LEO HOTEL COLLECTION & Design (Color)	United States of America Registered	85/824,040 Jan 15, 2013	4518873 Apr 22, 2014

043: Bar services; hotel services; providing conference rooms; providing facilities for exhibitions; providing information and advice on hotels and restaurants to tourists and business travelers; providing of food and drink; providing temporary housing accommodations; restaurant and hotel services; restaurant reservation services; restaurant services.

T255554.US.01	500179-00069 Red Lion Hotels Franchising, Inc.	MAKE IT #WORTH IT	United States of America Registered	86/644,124 May 28, 2015	5246910 Jul 18, 2017

041: Arranging for ticket reservations for shows and other entertainment events; booking of seats for shows and booking of theatre tickets; booking of seats for shows and sports events.

T255553.US.01	500179-00068 Red Lion Hotels Franchising, Inc.	MAKE IT #WORTH IT	United States of America Registered	86/644,181 May 28, 2015	5237563 Jul 4, 2017

045: Organizing and arranging, in response to customer requests, personal arrangements and reservations pertaining to recreational activities via hotel concierge.

T268348.US.01	500179-00388 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Building)	United States of America Registered To Be Abandoned	75/227,902 Jan 20, 1997	2183112 Aug 18, 1998

042: Motels.

T255549.US.01	500179-00070 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Lion’s Head)	United States of America Registered	77/528,735 Jul 22, 2008	3583039 Mar 3, 2009

039: Coordinating travel arrangements for individuals and for groups; providing an interactive computer database in the field of tourism via a global computer network; providing links to web sites of others featuring travel.

T255550.US.01	500179-00071 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Lion’s Head)	United States of America Registered	77/528,728 Jul 22, 2008	3583035 Mar 3, 2009

041: Arranging for ticket reservations for shows and other entertainment events; booking of seats for shows and booking of theatre tickets; booking of seats for shows and sports events; providing fitness and exercise facilities; providing information, news and commentary in the field of recreation and leisure activities.

24

T255551.US.01	500179-00072 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Lion’s Head)	United States of America Registered	77/528,732 Jul 22, 2008	3583038 Mar 3, 2009

043: Bar and restaurant services; hotel and restaurant reservation services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation.

T268371.US.01	500179-00403 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Sun and Check Mark)	United States of America Registered	78/447,730 Jul 8, 2004	2967196 Jul 12, 2005

035: Management assistance and consultation services in the fields of hotel and motel operation; technical assistance in the establishment and operation of hotel and motel businesses.
043: Hotel and motel services.

T255589.US.01	500179-00073 Red Lion Hotels Franchising, Inc.	Miscellaneous Design (Westcoast Sconce)	United States of America Registered	76/391,736 Apr 5, 2002	2692846 Mar 4, 2003

043: Hotel services.

T255552.US.01	500179-00074 Red Lion Hotels Franchising, Inc.	Miscellanous Design (Lion’s Head with Stippling)	United States of America Registered	73/176,970 Jul 3, 1978	1131985 Mar 11, 1980

042: Motel, hotel and restaurant services.

T268387.US.01	500179-00404 Red Lion Hotels Franchising, Inc.	MORE VALUE. MORE SMILES.	United States of America Registered	77/733,643 May 11, 2009	3835999 Aug 17, 2010

043: Hotel and motel services.

T268389.US.01	500179-00405 Red Lion Hotels Franchising, Inc.	OUR GUESTS COME FIRST	United States of America Registered	86/073,169 Sep 24, 2013	4525503 May 6, 2014
043: Hotel and motel services.

25

T268391.US.01	500179-00406 Red Lion Hotels Franchising, Inc.	OUR GUESTS COME FIRST DISCOVER. DELIVER. DELIGHT & Design	United States of America Registered	86/073,172 Sep 24, 2013	4536916 May 27, 2014
043: Hotel and motel services.

T255557.US.01	500179-00077 Red Lion Hotels Franchising, Inc.	PROJECT WAKE UP CALL	United States of America Registered	86/651,694 Jun 4, 2015	4901002 Feb 16, 2016

035: Charitable services, namely, promoting public awareness of homelessness; promoting the charitable services of others, namely, providing individuals with information about various charities for the purpose of making donations to charities.

T255559.US.01	500179-00079 Red Lion Hotels Franchising, Inc.	RED LION	United States of America Registered	77/528,699 Jul 22, 2008	3583032 Mar 3, 2009

039: Coordinating travel arrangements for individuals and for groups; providing an interactive computer database in the field of tourism via a global computer network; providing links to web sites of others featuring travel.

T255561.US.01	500179-00081 Red Lion Hotels Franchising, Inc.	RED LION	United States of America Registered	77/528,682 Jul 22, 2008	3678549 Sep 8, 2009

041: Arranging for ticket reservations for shows and other entertainment events; booking of seats for shows and booking of theatre tickets; booking of seats for shows and sports events; providing fitness and exercise facilities; providing information, news and commentary in the field of recreation and leisure activities.

T255560.US.01	500179-00080 Red Lion Hotels Franchising, Inc.	RED LION	United States of America Registered	77/528,685 Jul 22, 2008	3583031 Mar 3, 2009

043: Bar and restaurant services; hotel and restaurant reservation services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation.

T255562.US.01	500179-00082 Red Lion Hotels Franchising, Inc.	RED LION (Stylized)	United States of America Registered	73/122,184 Apr 11, 1977	1095529 Jul 4, 1978
042: Motel, hotel and restaurant services.

26

T255563.US.01	500179-00083 Red Lion Hotels Franchising, Inc.	RED LION HOTEL	United States of America Registered	74/521,784 May 3, 1994	1915645 Aug 29, 1995

042: Motel, hotel and restaurant services.

T255564.US.01	500179-00084 Red Lion Hotels Franchising, Inc.	RED LION HOTELS & INNS & Design (Stacked)	United States of America Registered	76/216,791 Feb 28, 2001	2534139 Jan 29, 2002

042:Hotel services.

T255565.US.01	500179-00085 Red Lion Hotels Franchising, Inc.	RED LION HOTELS EST 1959 & Design	United States of America Registered	86/334,047 Jul 10, 2014	4933183 Apr 5, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

T255567.US.01	500179-00087 Red Lion Hotels Franchising, Inc.	RED LION INN	United States of America Registered	73/635,427 Dec 15, 1986	1485662 Apr 19, 1988

042: Motel, hotel and restaurant services.

T255568.US.01	500179-00088 Red Lion Hotels Franchising, Inc.	RED LION INN & SUITES	United States of America Registered	76/216,792 Feb 28, 2001	2527331 Jan 8, 2002

042: Hotel services.

T255570.US.01	500179-00089 Red Lion Hotels Franchising, Inc.	RED LION INN & SUITES & Design (Stacked with Box in Color)	United States of America Registered	85/824,070 Jan 15, 2013	4595255 Sep 2, 2014

043: Bar services; hotel services; providing conference rooms; providing facilities for exhibitions; providing information and advice on hotels and restaurants to tourists and business travelers; providing of food and drink; providing temporary housing accommodations; restaurant and hotel services; restaurant reservation services; restaurant services.

27

T255569.US.01	500179-00090 Red Lion Hotels Franchising, Inc.	RED LION INN & SUITES & Design (Stacked)	United States of America Registered	76/216,790 Feb 28, 2001	2524923 Jan 1, 2002

042: Hotel services.

T255571.US.01	500179-00091 Red Lion Hotels Franchising, Inc.	RED LION INN & SUITES EST 1959 & Design	United States of America Registered	86/334,074 Jul 10, 2014	4933184 Apr 5, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

T255533.US.01	500179-00094 Red Lion Hotels Franchising, Inc.	REST REWARDS	United States of America Registered To Be Abandoned	78/893,096 May 25, 2006	3360803 Dec 25, 2007

043: Temporary accommodations, namely, hotel and motel services featuring a customer appreciation program associated therewith.

T255573.US.01	500179-00095 Red Lion Hotels Franchising, Inc.	RL HOTEL RL BY RED LION (Composite Logo)	United States of America Registered	86/608,256 Apr 23, 2015	4979517 Jun 14, 2016

043: Hotel services; hotels; making reservations and bookings for temporary lodging; providing conference rooms; providing facilities for exhibitions.

T255576.US.01	500179-00096 Red Lion Hotels Franchising, Inc.	RLH	United States of America Registered	86/226,321 May 19, 2014	5340984 Nov 21, 2017

043: Bar services; hotel services; providing conference rooms; providing facilities for exhibitions; providing information and advice on hotels and restaurants to tourists and business travelers; providing of food and drink; providing temporary housing accommodations; restaurant and hotel services; restaurant reservation services; restaurant services.

T255577.US.01	500179-00097 Red Lion Hotels Franchising, Inc.	RLHC	United States of America Registered	86/334,032 Jul 10, 2014	4933182 Apr 5, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

28

T255579.US.01	500179-00098 Red Lion Hotels Franchising, Inc.	RLHC & Design (Black Box with Wavy Background)	United States of America Registered	86/334,016 Jul 10, 2014	4942039 Apr 19, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

T255578.US.01	500179-00099 Red Lion Hotels Franchising, Inc.	RLHC & Design (Black Box)	United States of America Registered	86/339,900 Jul 17, 2014	4933200 Apr 5, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

T255580.US.01	500179-00039 Red Lion Hotels Franchising, Inc.	RLHC (Stylized -stacked)	United States of America Registered	86/339,886 Jul 17, 2014	4933199 Apr 5, 2016

043: Bar and restaurant services; hotel and restaurant services; hotels; providing conference rooms; providing facilities for exhibitions; providing of food and drink; providing temporary accommodation; reservation of temporary accommodation; restaurant reservation services.

T255581.US.01	500179-00040 Red Lion Hotels Franchising, Inc.	ROARING START	United States of America Registered	76/223,464 Mar 13, 2001	2701799 Apr 1, 2003

042: Hotel services featuring a complimentary breakfast.

T266735.US.01	500179-00135 Red Lion Hotels Franchising, Inc.	S SIGNATURE INN & Design (Old Logo)	United States of America Registered	73/282,512 Oct 20, 1980	1211925 Oct 5, 1982

042: Motel services.

T255534.US.01	500179-00041 Red Lion Hotels Franchising, Inc.	SETTLE INN	United States of America Registered	78/589,731 May 17, 2005	3070813 May 21, 2006

043: Temporary accommodations, namely, hotel and motel services.

29

T255535.US.01	500179-00042 Red Lion Hotels Franchising, Inc.	SETTLE INN & Design	United States of America Registered	78/896,173 May 30, 2006	3360817 Dec 25, 2007

043: Temporary accommodations, namely, hotel and motel services.

T255536.US.01	500179-00043 Red Lion Hotels Franchising, Inc.	SETTLE INN & SUITES	United States of America Registered	78/660,905 Jun 29, 2005	3073657 Mar 28, 2006

043: Temporary accommodations, namely, hotel and motel services.

T255537.US.01	500179-00044 Red Lion Hotels Franchising, Inc.	SETTLE INN & SUITES & Design	United States of America Registered	78/896,041 May 30, 2006	3360814 Dec 25, 2007

043: Temporary accommodations, namely, hotel and motel services.

T259926.US.01	500179-00119 Red Lion Hotels Franchising, Inc.	SETTLE INN EXTENDED STAY & Design	United States of America Registered	87/056,370 Jun 1, 2016	5154570 Mar 7, 2017

043: Hotel services; hotels; making reservations and bookings for temporary lodging.

T259927.US.01	500179-00118 Red Lion Hotels Franchising, Inc.	SETTLE INN EXTENDED STAY & Design (in Color)	United States of America Registered	87/056,521 Jun 1, 2016	5154571 Mar 7, 2017

043: Hotel services; hotels; making reservations and bookings for temporary lodging.

30

T269900.US.01	500179-00424 Red Lion Hotels Franchising, Inc.	SIGNATURE & Design (Diamond without Starburst)	United States of America Pending	87/822,804 Mar 6, 2018

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services.

T272194.US.01	500179-00438 Red Lion Hotels Franchising, Inc.	SIGNATURE & Design (Diamond)	United States of America Pending	87/822,793 Mar 6, 2018

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
042: Hotel and motel services.

T266587.US.01	500179-00134 Red Lion Hotels Franchising, Inc.	SIGNATURE INN & Design	United States of America Allowed	86/970,870 Apr 11, 2016

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services.

T272193.US.01	500179-00439 Red Lion Hotels Franchising, Inc.	SIGNATURE INN & Design (Diamond without Starburst)	United States of America Pending	87/822,779 Mar 6, 2018

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
042: Hotel and motel services.

T268899.US.01	500179-00300 Red Lion Hotels Franchising, Inc.	SIGNATURE INN & Design (Diamond)	United States of America Published	87/616,079 Sep 20, 2017

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.
043: Hotel and motel services.

31

T267100.US.01	500179-00137 Red Lion Hotels Franchising, Inc.	THE JAMESON INN	United States of America Registered	74/254,287 Mar 11, 1992	1719701 Sep 22, 1992

042: Hotel and motel services.

T268416.US.01	500179-00407 Red Lion Hotels Franchising, Inc.	VALUE INN WORLDWIDE	United States of America Registered	77/868,365 Nov 9, 2009	3844194 Sep 7, 2010

043: Hotel and motel services.

T268434.US.01	500179-00408 Red Lion Hotels Franchising, Inc.	VALUE INN WORLDWIDE BY VANTAGE & Design	United States of America Registered	78/352,903 Jan 16, 2004	3735284 Jan 5, 2010

043: Hotel and motel services.

T268438.US.01	500179-00409 Red Lion Hotels Franchising, Inc.	VALUE INNS OF AMERICA	United States of America Registered	72/433,017 Aug 17, 1972	972568 Nov 6, 1973

042: Motel services.

T268441.US.01	500179-00290 Red Lion Hotels Franchising, Inc.	VALUE ON THE ROAD	United States of America Registered	85/927,781 May 9, 2013	4428928 Nov 5, 2013

039: Providing travel and sightseeing information
043: Providing information in the fields of temporary accommodations for travelers, hotel and motel hospitality, and dining.

T268440.US.01	500179-00410 Red Lion Hotels Franchising, Inc.	VALUE ON THE ROAD & Design	United States of America Registered	85/583,467 Mar 29, 2012	4336125 May 14, 2013

039: Providing travel and sightseeing information.
043: Providing information in the fields of temporary accommodations for travelers, hotel and motel hospitality, and dining.

32

T268444.US.01	500179-00411 Red Lion Hotels Franchising, Inc.	VANTAGE & Design (Small Swoosh and Underline)	United States of America Registered	77/877,505 Nov 20, 2009	3906398 Jan 18, 2011

035: Assistance with management of hotel operations of others.

T268443.US.01	500179-00412 Red Lion Hotels Franchising, Inc.	VANTAGE & Design (Swoosh)	United States of America Registered	85/921,707 May 2, 2013	4532186 May 20, 2014

035: Offering marketing and business management assistance in the establishment and operation of hotels and motels.

T268447.US.01	500179-00414 Red Lion Hotels Franchising, Inc.	VIA	United States of America Registered	72/441,294 Nov 16, 1972	1000331 Dec 24, 1974

035: Aiding in the establishment and operation of motel businesses for others.
042: Motel services.

T268448.US.01	500179-00415 Red Lion Hotels Franchising, Inc.	WAKE UP TO MORE VALUE.	United States of America Registered	85/034,571 May 10, 2010	3897111 Dec 28, 2010

043: Hotel and motel services.

T255583.US.01	500179-00047 Red Lion Hotels Franchising, Inc.	WESTCOAST	United States of America Registered	73/689,626 Oct 14, 1987	1492728 Jun 14, 1988

042: Hotel services.

T268451.US.01	500179-00416 Red Lion Hotels Franchising, Inc.	WE’VE GOT YOU COVERED	United States of America Registered	78/469,538 Aug 18, 2004	3091362 May 9, 2006

043: Hotel and motel services.

33

T268453.US.01	500179-00417 Red Lion Hotels Franchising, Inc.	YOU DESERVE IT	United States of America Registered To Be Abandoned	78/880,786 May 10, 2006	3341923 Nov 20, 2007

043: Hotels; motels.

	Knights Franchise Systems, Inc.	1-800-THE KNIGHTS	United States of America Registered	78/011246 Jun 5, 2010	2469865 Jul 17, 2001

042: Hotel/motel and restaurant services

	Knights Franchise Systems, Inc.	EVERY KNIGHT, JUST RIGHT	United States of America Registered	75483109 May 11, 1998	2310691 Jan 25, 2000

042: Hotel/motel and restaurant services

	Knights Franchise Systems, Inc.	KNIGHTS INN AND DESIGN	United States of America Registered	73/205285 Feb 26, 1979	1150070 Mar 31, 1981

042: Motel services

	Knights Franchise Systems, Inc.	KNIGHTS INN	United States of America Registered	74/578951 Sep 27, 1994	1962870 Mar 19, 1996

035: Management consulting services with regard to the operation of inns and motels and franchising services – providing technical assistance in the establishment and operation of inns and motels

	Knights Franchise Systems, Inc.	KNIGHTS INN & SUITES	United States of America Registered	78864400 Apr 19, 2006	3357748 Dec 18, 2007

043: Making hotel reservations for others; motels

34

Knights Franchise Systems, Inc.	KNIGHTS INN AND DESIGN	United States of America Registered	86296275 May 30, 2014	4674957 Jan 20, 2015

035: Management consulting services with regard to the operation of inns and motels and franchising services – providing technical assistance in the establishment and operation of inns and motels

35

Schedule 9(b)

Copyrights

None.

1

Schedule 9(c)

Licenses

None.

2

Schedule 9(d)

1.	See Trademark Security Agreement dated as of May 14, 2018, by Red Lion Hotels Corporation and each of the subsidiaries of the Company party hereto in favor of Deutsche Bank AG New York Branch, in its capacity as collateral agent pursuant to the Credit Agreement.

3

Schedule 10(a)

Stock Ownership and Other Equity Interests

4

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Holdings, Inc.	Red Lion Hotels Corporation	DE	None	313.875 /common stock	100%

Red Lion Properties, Inc.	Red Lion Hotels Holdings, Inc.	DE	None	1,000 /common stock	100%

Red Lion Hotels Franchising, Inc.	Red Lion Hotels Corporation	WA	None	80,000 – Class A common stock 20,000 – Class B common stock	100%

Red Lion Hotels Canada Franchising, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	1,000 /common stock	100%

WestCoast Hotel Properties, Inc.	Red Lion Hotels Franchising, Inc.	WA	None	50,000 / common stock	100%

Red Lion Hotels Management, Inc.	Red Lion Hotels Corporation	WA	None	1,000	100%

[1]	Pursuant to Schedule 6.15 to the Credit Agreement, Red Lion Hotels, Inc., Red Lion Properties, Inc., Red Lion Hotels Franchising Inc., Red Lion Hotels Canada Franchising, Inc., WestCoast Hotel Properties, Inc. and Red Lion Hotels Management, Inc. will be certificated on a post-Closing basis.

5

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
Red Lion Hotels Limited Partnership	Red Lion Hotels Corporation	DE	None	. 0.53765% / General Partnership Interest 99.46229% / Limited Partnership Interest	100%

Red Lion Anaheim, LLC	Red Lion Hotels Corporation	WA	None	100 / Class A Units	100%

Knights Franchise Systems, Inc.	Red Lion Hotels Franchising, Inc.	DE	6	200 / common stock	100%

RLS Alta Venture LLC	Red Lion Hotels Corporation	DE	None		55%

RLH Atlanta, LLC	RLS Alta Venture LLC	DE	None		100%

RLS Balt Venture LLC	Red Lion Hotels Corporation	DE	None		73.138%

RL Baltimore, LLC	RLS Balt Venture LLC	DE	None		100%

RLS DC Venture LLC	Red Lion Hotels Corporation	DE	None		55%

RLH DC, LLC	RLS DC Venture LLC	DE	None		100%

6

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
RL Venture, LLC	Red Lion Hotels Corporation	DE	None		55%

RL Venture Holding, LLC	RL Venture, LLC	DE	None		100%

RL Bend, LLC	RL Venture Holding, LLC	DE	None		100%

RL Boise, LLC	RL Venture Holding, LLC	DE	None		100%

RL Coos Bay, LLC	RL Venture Holding, LLC	DE	None		100%

RL Eureka, LLC	RL Venture Holding, LLC	DE	None		100%

RL Olympia, LLC	RL Venture Holding, LLC	DE	None		100%

RL Pasco, LLC	RL Venture Holding, LLC	DE	None		100%

RL Port Angeles, LLC	RL Venture Holding, LLC	DE	None		100%

RL Post Falls, LLC	RL Venture Holding, LLC	DE	None		100%

7

Issuer	Record Owner	Jurisdiction of Issuer	Certificate No. (to the extent certificated)[1]	No. Shares/Share Class	Percentage of Ownership
RL Redding, LLC	RL Venture Holding, LLC	DE	None		100%

RL Richland LLC	RL Venture Holding, LLC	DE	None		100%

RL Salt Lake, LLC	RL Venture Holding, LLC	DE	None		100%

RL Spokane, LLC	RL Venture Holding, LLC	DE	None		100%

8

Schedule 11

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Intercompany Note dated as of May 14, 2018, by and between the Borrower and certain Affiliates thereof

2.	Chattel Paper:

None.

9

Schedule 12

Commercial Tort Claims

1.	Red Lion Hotels Franchising, Inc. v. Century-Omaha Land, LLC; and Edwin W. Leslie, Case No. 2:18-cv-00131 (United States District Court for the Eastern District of Washington). On April 20, 2018, we filed a lawsuit against a former franchisee and its individual guarantor as a result of the franchisee’s failure to comply with its post-termination obligations under the franchise agreement and failure to timely pay franchise fees and loan payments. Specifically, we have brought claims for trademark and service mark infringement, breach of the franchise license agreement and guarantee of the franchise license agreement, breach of financing agreement and guarantee of financing agreement, and breach of PIP financing agreement and promissory note for PIP financing. The Defendants have yet to file a response to our initial complaint. Defendant Leslie has requested an extension to respond, which we have stipulated to, and we expect him to file a response no later than May 31, 2018.

2.	Red Lion Hotels Franchising, Inc. v. First Capital Real Estate Investments, LLC et al., Case No. 17-cv-00145, filed April 19, 2017 in the United States District Court for Eastern District of Washington. We filed a complaint alleging breach of the franchise license agreement, breach of guarantee of franchise license agreement, and collection of unpaid fees and liquidated damages. Mediation is scheduled for May 14, 2018.

3.	Red Lion Hotels Franchising, Inc. v. Linger Chu and His-Hsieh Chu, Case No. 16-02-02283-3, Filed June 17, 2016 in Superior Court of the County of Spokane, WA. We filed a complaint against the guarantors under the guarantee of franchise license agreement alleging breach of the guarantee of franchise license agreement, and collection of liquidated damages. We were awarded a default judgment. We then filed the following case and received a sister state judgment in the State of CA: Red Lion Hotels Franchising, Inc. v. Linger Chu and His-Hsieh, Case No. ESo21809, Filed August 10, 2017 in the Superior Court of California, County of Los Angeles. The CA court dismissed the CA County action to register the judgement and found that service was not sufficient despite the Spokane County Court’s prior decision that service was sufficient. Subsequently, the defendants continued to dispute the default judgement in Spokane County and the default judgement in Spokane County was vacated on January, 18 2018. A joint status report was submitted to the Court on March 14, 2018, and trial is scheduled for April 1, 2019.

10

Schedule 13

Insurance

[See attached]

Schedule 13

RLH Corporation
2017 Insurance Renewal Summary

Line of Coverage	Carrier	Policy No	Premiums	Limits / Deductibles	Notes
Property /Casualty Lines/Workers Compensation - Policy Period 7/1/17 to 7/1/18					
Property	AIG	119294851	627,463	$300M / $25K	Includes $50M quake all locations (exc CA) and terrorism ($100M limits/$0 deductible)
GL	Liberty Mutual	TB2691-454-163107	383,857	$1M/$2M/$0	Includes liquor and crime (guests property). Medpay $5K
Automobile	Liberty Mutual	AS2691-454-163117	70,987	$2M/$2M/$1K	
Umbrella	Various (Primary is Liberty Mutual)	TH7691-454-163137	186,500	$75M	
Workers Compensation (non-WA) + WA Stop Gap	Liberty Mutual	WC7691-454-163097	1,120,555		
Property & Casualty Lines w/o Comm			**2,389,362**		
Total Property & Casualty Lines w/o comm			**2,389,362**		
Commission			118,125		
Total Property & Casualty Lines w/ comm			**2,507,487**		
Financial and Professional Lines - Policy Period 7/1/17 to 7/1/18					
Internet (Cyber)	Beazley	W11A2C170701	64,466	$5M/$50K	
EPLI	Liberty Mutual	EPLNY80219009	55,000	$5M/$200K CA and $150K all other	
Franchisor's E&O	CNA	596481429	62,894	$7M/$100K	
Crime	Chartis	01-605-88-18	20,965	$5M/$25K	
Fiduciary	Chartis	15856011	8,744	$5M/$5K	
Manager's Professional E&O	CNA	596522299	22,896	$5M/$10K	
Total Financial and Professional Lines			**234,965**		
Sub-Total All Lines			**2,742,452**		
Financial and Professional Lines - Policy Period 10/31/17 to 10/31/18					
D&O	Various (Primary is AIG)		253,631	$25M w/ additional $10M dedicated Side A/$1M for M&A claims and $500K all other	
Total All Lines			**2,996,083**

Schedue 13 RLH Corporation 2017 Insurance Renewal Summary Une of Coverage Carrier Polky No Premiums Umits Notes Deduttibles Property /Casualty Lines/Workers Compensation - Policy Perod 7/1/17 to 7/1/18 Property ME 119294351 627,463 $300M / $25K Induces 550M quake all locations (exc CA) and terrorrism QOM limits/Sodeductible) GL Liberty Mutual TB269L-454-16317 583,857 5lM/$2M/$0 Includes liquor anderime (gueste property). Wtedpay $5K Automobile Liberty Mutual A5269L-454-163117 7D.9$7 $2M/$2M/$1K Umbrella VlE(Pmy E TH7591-454-163157 136,500 575M Liberty Mutual) Workers Compensaron non-WA) + WA Stop Gap Liberty Mutual WC76aH54-163097 1,12D,555 Property & Casualty Lines w/o Comm 2,369,362 Total Property & Casualty Lines 2,369,362 w/o comm Commission 113,125 Total Property & Casualty Lines wcomm 2,507,467 Financial and Profesional Lines - PolicyPeriod 7/1/17 to 7/1/18 Internet ICyber) Beailey W11A2C17P7P1 64.466 $5M/S50« EPLI Liberty Mutual E PLNVBC219009 55,000 $5M/$200K CA and $150K aII other Tanchisar’s ESO CHA JS643142B 62,894 ĺ7M/tl)0at! Crime Chartis QL-605-SS-ie 20,965 $5M/$25ft Fidudary Chartis 15IÍ56011 8.744 $5M/$5r; Manase!** Professional ESO CHA 596522299 12.396 g5IV|/$U>: Total Finandal and Professional Lines 234,965 Eub-Total All Lines 2,742,452 Financial and Professional Lines - Polĺcy Perĺod 10/J1/17 to 10/31/1 & Dio various | Primary is 253,651 $25M ‘*/ ad ttianal AIG) UOM dedicated Side A/JlMfor Mi. A daims and S5CCK all other roa All Lines 2 996063

EXHIBIT I

[FORM OF]

INTERCOMPANY NOTE

May [                ], 2018

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions (including trade payables) made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) and Collateral Agent and the lenders party thereto from time to time and (collectively, the “Lenders” and individually, a “Lender”) and is subject to the terms thereof, and shall be pledged by each Holder pursuant to the Security Agreement (as defined in the Credit Agreement), to the extent required pursuant to the terms thereof. Each Holder hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Issuer that is the Borrower or a Guarantor to any Holder shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all obligations of such Issuer under the Credit Agreement, including, without limitation, where applicable, under such Issuer’s guarantee of the obligations under the Credit Agreement and (ii) all other Indebtedness (as defined in the Credit Agreement) of such Issuer or any guaranty thereof, other than Indebtedness that by its terms expressly provides that it shall not be Senior Indebtedness (as defined below) hereunder (such Obligations and such Indebtedness and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Holder is entitled to receive

(whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement or the Senior Unsecured Notes Documents), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Administrative Agent and the Lenders under the Credit Agreement and such parties are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Issuer that is not the Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Issuer.

Notwithstanding the foregoing, (i) nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness and (ii) with respect to any indebtedness owing from any Issuer to any Holder with a “works council” or other employee representative body, such Indebtedness shall, unless such body has been consulted with respect to such subordination, and, if and to the extent required, unconditionally approved such subordination (by means of a prior positive advice or otherwise), not be subordinated to the Senior Indebtedness to the extent, and only to the extent, that the terms of such subordination would require the approval of or consultation with such entity before such subordination could be effective.

Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by Red Lion Hotels Corporation or any subsidiary of Red Lion Hotels Corporation of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

RED LION HOTELS CORPORATION as both Issuer and Holder,

By:
Name:
Title:

[ ] each, as both Issuer and Holder,

By:
Name:
Title:

EXHIBIT J-1

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of [    ], 20[    ],

among

RED LION HOTELS CORPORATION

the other GRANTORS party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Credit Agreement Collateral Agent,

[        ],

as Initial Additional First Lien Collateral Agent,

and

each ADDITIONAL COLLATERAL AGENT from time to time party hereto

J-1-1

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), the other Grantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “Credit Agreement Collateral Agent”), [    ], (in such capacity, the “Initial Additional First Lien Collateral Agent”), and each Additional Collateral Agent (as defined below) from time to time party hereto as collateral agent for any First Lien Obligations (as defined below) of any other Class (as defined below).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below or, if defined in the New York UCC, the meanings specified therein:

“Additional Collateral Agent” has the meaning assigned to such term in Article IX.

“Additional First Lien Obligations” means all obligations of the Borrower and the other Grantors that shall have been designated as such pursuant to Article IX, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement.

“Additional First Lien Obligations Documents” means the notes, the indentures, security documents or any other agreements or instruments under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations and any collateral agent named as authorized representative for such Series in the Collateral Agent Joinder Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Amend” means, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part. The terms “Amended” and “Amendment” shall have correlative meanings.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

J-1-2

“Bankruptcy Case” has the meaning assigned to such term in Section 5.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations, the Initial Additional First Lien Obligations or the Additional First Lien Obligations of any Series, (b) any Collateral Agent, refers to whether such Collateral Agent is the Credit Agreement Collateral Agent, the Initial Additional First Lien Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Initial Additional First Lien Secured Parties or the holders of the Additional First Lien Obligations of any Series, (d) any Secured Credit Documents, refers to whether such Secured Credit Documents are the Credit Agreement Documents, the Initial Additional First Lien Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series, and (e) any Security Documents, refers to whether such Security Documents are part of the Credit Agreement Documents, the Initial Additional First Lien Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets of the Borrower or any of the Grantors now or hereafter subject to a Lien securing any First Lien Obligation.

“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I.

“Collateral Agents” means the Credit Agreement Collateral Agent, the Initial Additional First Lien Collateral Agent and each Additional Collateral Agent.

“Control” has the meaning assigned thereto in the definition of “Affiliate”.

“Controlling Collateral Agent” means (a) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Collateral Agent and (b) thereafter, the Major Non-Controlling Collateral Agent as of the occurrence of the event describe in clause (a) of this definition.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Class of First Lien Obligations whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

J-1-3

“Credit Agreement” means the Credit Agreement dated as of [ ] by and among the Borrower, the other guarantors party thereto from time to time, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement, indenture, credit facility, commercial paper facility or new agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder (provided that such Indebtedness is permitted to be incurred under the Secured Credit Documents); provided (a) that the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement and (b) in the case of any refinancing or replacement, the Borrower designates such financing arrangement or agreement as the “Credit Agreement” (and not an Additional First Lien Obligation) hereunder.

“Credit Agreement Administrative Agent” has the meaning assigned to the term “Administrative Agent” in the Credit Agreement and shall include any successor administrative agent.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Credit Agreement.

“Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement, together with any Refinancing thereof.

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Credit Agreement.

“Credit Agreement Security Agreement” has the meaning assigned to the term “Security Agreement” in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 5.01(a).

“DIP Financing Liens” has the meaning assigned to such term in Section 5.01(a).

“DIP Lenders” has the meaning assigned to such term in Section 5.01(a).

“Discharge” means, with respect to any Shared Collateral and any Class of First Lien Obligations, the date on which such Class of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“First Lien Obligations” means (a) all the Credit Agreement Obligations, (b) all the Initial Additional First Lien Obligations and (c) all the Additional First Lien Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II.

J-1-4

“Grantors” means, at any time, the Borrower and each Subsidiary that, at such time, pursuant to Security Documents of any Class have granted a Lien on any of its assets to secure any First Lien Obligations of such Class.

“Impairment” has the meaning assigned to such term in Section 2.02.

“Indebtedness” has the meaning assigned to such term in the Credit Agreement or in the Initial Additional First Lien Agreement, as applicable.

“Initial Additional First Lien Agreement” means that certain [Indenture][Credit Agreement][Other Agreement], dated as of [                ], among the Borrower, [the Guarantors identified therein,] and [                ], as [trustee][administrative agent], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank pari passu to the Liens securing the First Lien Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Initial Additional First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Documents” means the Initial Additional First Lien Agreement and the other related facility [“Documents”] as defined in the Initial Additional First Lien Agreement.

“Initial Additional First Lien Obligations” means the [“Obligations”] as such term is defined in the Initial Additional First Lien Security Agreement.

“Initial Additional First Lien Secured Parties” means the means the Initial Additional First Lien Collateral Agent and the holders of the Initial Additional First Lien Obligations issued pursuant to the Initial Additional First Lien Agreement.

“Initial Additional First Lien Security Agreement” means the [security][collateral] agreement, dated as of the date hereof, among the Borrower, the Initial Additional First Lien Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or its assets or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to the Borrower or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

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“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease (as defined in the Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent of the Class of First Lien Obligations (other than the Credit Agreement Obligations) that constitutes the largest outstanding principal amount of any Indebtedness for borrowed money then outstanding Class of First Lien Obligations (other than the Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 120 days (throughout which 120 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) and (b) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing and (y) the First Lien Obligations of the Class with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

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“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for, such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Credit Documents” means, with respect to the Collateral Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Collateral Agent of any Class, the Secured Parties of such Class.

“Secured Credit Documents” means, collectively, (a) the Credit Agreement Documents, (b) the Initial Additional First Lien Documents and (c) the Additional First Lien Obligations Documents.

“Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Initial Additional First Lien Secured Parties and (c) the Additional Secured Parties.

“Security Documents” means (a) the Credit Agreement Security Agreement and the other Collateral Documents (as defined in the Credit Agreement), (b) the Initial Additional First Lien Security Agreement and the other [Collateral Documents] (as defined in the Initial Additional First Lien Agreement) and (c) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Collateral Agent.

“Shared Collateral” means, at any time, Collateral on which Collateral Agents or Secured Parties of any two or more Classes have at such time a Lien (including as a result of the agreements set forth in Section 4.01). If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations of any Class only if the Collateral Agent or Secured Parties of such Class have at such time a Lien on such Collateral.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary

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or Subsidiaries of the Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Borrower’s or any Subsidiary’s financial statements.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Concerning the Credit Agreement Collateral Agent, the Initial Additional First Lien Collateral Agent and Each Additional Collateral Agent.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Credit Agreement Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Credit Agreement Collateral Agent pursuant to the authorization thereof under the Credit Agreement. It is understood and agreed that the Credit Agreement Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Credit Agreement Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Initial Additional First Lien Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Initial Additional First Lien Collateral Agent pursuant to the authorization thereof under the Initial Additional First Lien Agreement. It is understood and agreed that the Initial Additional First Lien Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Initial Additional First Lien Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Collateral Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations. It is understood and agreed that no Additional Collateral

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Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

Lien Priorities; Proceeds

SECTION 2.01. Relative Priorities.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02), each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority.

(b) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary (but subject to Section 2.02) and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), if an Event of Default has occurred and is continuing and (i) such Collateral Agent or any of its Related Secured Parties takes any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01(a)), (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or (iii) such Collateral Agent or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i) FIRST, to the payment of all amounts owing to and all costs and expenses incurred by any Collateral Agent, the Credit Agreement Administrative Agent and the Initial Additional First Lien Collateral Agent (in their capacities as such), pursuant to the terms of any Secured Credit Document or in connection with any enforcement of rights or exercise of remedies pursuant thereto, including all court costs and the reasonable fees and expenses of agents and legal counsel and, in each case, including all costs and expenses incurred in enforcing its rights to obtain such payment;

(ii) SECOND, subject to Section 2.02 to the payment in full of all First Lien Obligations of each Class secured by a Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such Classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application); and

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(iii) THIRD, after payment in full of all the First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c) For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the Controlling Collateral Agent to each Non-Controlling Collateral Agent for further distribution to its Related Secured Parties.

(d) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(b) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

SECTION 2.02. Impairments. It is the intention of the parties hereto that the Secured Parties of any given Class of First Lien Obligations (and not the Secured Parties of any other Class of First Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class of First Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations), (ii) the Secured Parties of such Class of First Lien Obligations do not have a Lien on any of the Collateral securing any First Lien Obligations of any other Class of First Lien Obligations and/or (iii) any Person (other than any Collateral Agent or Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class of First Lien Obligations, but junior to the Lien on such Shared Collateral securing any other Class of First Lien Obligations (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to First Lien Obligations of such Class of First Lien Obligations being referred to as an “Impairment” of such Class). In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class of First Lien Obligations, and the rights of the Secured Parties of such Class of First Lien Obligations (including the right to receive distributions in respect of First Lien Obligations of such Class of First Lien Obligations pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event First Lien Obligations of any Class of First Lien Obligations shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.

SECTION 2.03. Payment Over. Each Collateral Agent, on behalf of itself and its Related Secured Parties, agrees that if such Collateral Agent or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), then it shall hold such Shared Collateral or Proceeds in trust for the other Secured Parties and promptly transfer such Shared Collateral or Proceeds, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01(b) hereof.

SECTION 2.04. Determinations with Respect to Amounts of Obligations and Liens. Whenever the Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may

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request that such information be furnished to it in writing by the Collateral Agent of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Collateral Agent of such Class, the Collateral Agent of such other Class shall fail or refuse reasonably promptly to provide the requested information, the Collateral Agent of such Class shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Authorized Officer of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

SECTION 2.05. Exculpatory Provisions. Without limitation of Article VI, none of the Collateral Agents or any Secured Parties shall be liable for any action taken or omitted to be taken by any Collateral Agent or Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

ARTICLE III

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01. Exercise of Rights and Remedies.

(a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any junior Liens on Shared Collateral). No Non-Controlling Collateral Agent and no Non-Controlling Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power as a secured creditor with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to junior Liens on any Shared Collateral), whether under any Secured Credit Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the applicable Secured Credit Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at any time. Without limitation of the foregoing, (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Collateral Agent or any of its Related Secured Parties may file a proof of claim or statement of interest with respect to the applicable obligations thereto, (B) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Collateral Agent or its Related Secured Parties may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Related Secured Party, (C) each Collateral Agent or its Related Secured Parties may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Borrower or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, and (D) each Collateral Agent and its Related Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor, in each case (A) through (D) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(b) Notwithstanding the equal priority of the Liens securing each Class of First Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-

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Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or any Collateral Agent with respect to any Collateral not constituting Shared Collateral or impair any rights available to them as unsecured creditors.

SECTION 3.02. Prohibition on Contesting Liens. Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will, and each hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Collateral Agent or any of its Related Secured Parties in all or any part of the Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.03. Prohibition on Challenging this Agreement. Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04. Release of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto; provided that if, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Class of Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens on the Shared Collateral of the Controlling Collateral Agent are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(b) hereof. Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the any other Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

ARTICLE IV

Collateral

SECTION 4.01. Bailment for Perfection of Security Interests.

(a) The Possessory Collateral shall be delivered to the Controlling Collateral Agent and by accepting such Possessory Collateral such Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

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(b) The Controlling Collateral Agent shall, upon the Discharge of the First Lien Obligations with respect to which such Collateral Agent is the Collateral Agent, transfer the possession and control of the Possessory Collateral, together with any necessary endorsements but without recourse or warranty, to the successor Controlling Collateral Agent. In connection with any transfer under the foregoing sentence by any Collateral Agent, such transferor Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the transferee Collateral Agent to permit the transferee Collateral Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Possessory Collateral. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer, except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(c) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

(d) The duties or responsibilities of each Collateral Agent under this Section 4.01 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.

SECTION 4.02. Delivery of Documents. Promptly after the execution and delivery to any Collateral Agent by any Grantor of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations Document referred to in paragraph (b) of Article IX, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Borrower shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

ARTICLE V

Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings

SECTION 5.01. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or any of its Related Secured Parties) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are

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senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein); provided, in each case, that (A) the Secured Parties of each Class retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Class are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided, further, that this Agreement shall not limit the right of the Secured Parties of each Class to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Class or the Collateral Agent with respect thereto that shall not constitute Shared Collateral; and provided, further, however, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral permitted by this paragraph.

(b) Each Non-Controlling Secured Party agrees that it will not object to or oppose any release of their Liens in connection with any sale or other disposition of any Shared Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Controlling Collateral Agent and the Controlling Secured Parties shall have consented to such sale or disposition of such Shared Collateral; provided that the Liens of the Secured Parties will attach to the proceeds of such sale or disposition on the same basis of priority as they do with respect to the Shared Collateral in accordance with this Agreement, and further provided that the Non-Controlling Secured Parties will be entitled to assert any objection to such sale or disposition that may be asserted by any unsecured creditor of the Borrower or any other Grantor in such Insolvency or Liquidation Proceeding.

SECTION 5.02. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or liquidation or similar dispositive restructuring plan on account of each Class of First Lien Obligations, then, to the extent the debt obligations distributed on account of each Class of First Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VI

The Controlling Collateral Agent

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01(b) hereof.

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(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Controlling Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or any other Secured Party of any other Class arising out of (i) any actions which any Collateral Agent or Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 5.01, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Collateral Agent representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE VII

Other Agreements

SECTION 7.01. Concerning Secured Credit Documents and Collateral.

(a) The Secured Credit Documents of any Class may be Amended, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such Amendment that is set forth in the Secured Credit Documents of any such other Class.

(b) The Grantors agree that they shall not grant to any Person any Lien on any Shared Collateral securing First Lien Obligations of any Class other than through the Collateral Agent of such Class (it being understood that the foregoing shall not be deemed to prohibit grants of set-off rights to Secured Parties of any Class).

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(c) The Grantors agree that they shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens (unless otherwise permitted under each Secured Credit Document) on any asset or property to secure any Class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other Class of First Lien Obligations; provided, that to the extent the foregoing is not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, each Secured Party agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 7.01(c) shall be subject to Article II;

SECTION 7.02. Refinancings. The First Lien Obligations of any Class may be increased or Refinanced (including, for the avoidance of doubt, any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection with such Refinancing), in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof, so long as permitted by the terms of each Secured Credit Document; provided, that if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the collateral agent under such obligations shall become a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

SECTION 7.03. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law), then the terms and conditions of this Agreement shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been satisfied in full.

SECTION 7.04. Reorganization Modifications. In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 7.05. Further Assurances. Each of the Collateral Agents and the Grantors agrees that it will execute, or will cause to be executed, such reasonable further documents, agreements and instruments, and take all such reasonable further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request, to effectuate the terms of this Agreement.

ARTICLE VIII

No Reliance; No Liability

SECTION 8.01. No Reliance; Information. Each Collateral Agent, on behalf of its Related Secured Parties, acknowledges that (a) its Related Secured Parties have, independently and without reliance upon any Collateral Agent or any Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Secured Credit Documents to which they are party and (b) its Related Secured Parties will, independently and without reliance upon any Collateral Agent or any of its Related Secured Parties, and

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based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Secured Credit Document. The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to the Borrower or any of the Grantors or their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 8.02. No Warranties or Liability.

(a) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner set forth in their Related Secured Credit Documents. No Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party.

(b) No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

SECTION 8.03. Rights of Initial Additional First Lien Collateral Agent.

Notwithstanding anything contained herein to the contrary, the Initial Additional First Lien Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Initial Additional First Lien Agreement as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.

ARTICLE IX

Additional First Lien Obligations

The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, incur and designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

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(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are or will be issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete in all material respects by an Authorized Officer of the Borrower;

(c) identifying the Person that serves as the Additional Collateral Agent;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not or will not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(e) certifying that the Additional First Lien Obligations Documents authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement. Notwithstanding anything herein contained to the contrary, each Collateral Agent may conclusively rely on such certificate delivered by the Borrower, and upon its receipt of such certificate, each Collateral Agent shall execute the Collateral Agent Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to any Grantor, to it (or, in the case of any Grantor other than the Borrower, to it in care of the Borrower) at:

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Red Lion Hotels Corporation

[    ]

Facsimile: [    ]

Attention: [    ]

with a copy (which shall not constitute notice) to:

[ ]

(b) if to the Credit Agreement Collateral Agent, to it at:

Deutsche Bank AG New York Branch

Attention: [    ]

60 Wall Street

New York, New York 10005

Telephone: [    ]

Facsimile: [    ]

Electronic mail: [    ]

(c) if to the Initial Additional First Lien Collateral Agent, to it at:

[    ]

(d) if to any Additional Collateral Agent, to it at the address set forth in the applicable Collateral Agent Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

SECTION 10.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Borrower’s prior written consent; provided, further that without any action or consent of any Collateral Agent (i) (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an Additional Collateral Agent may become a party hereto, in accordance with Article IX and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 10.12, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing; provided that such Collateral Agent shall not be required to enter into such amendments or modifications unless it shall have received a certificate of an Authorized Officer of the Borrower certifying that such Refinancing is permitted hereunder.

SECTION 10.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Borrower or any other Grantor, and the parties hereto acknowledge that this Agreement is intended to be and shall be enforceable as a “subordination” agreement under Bankruptcy Code Section 510(a). All references herein to any Grantor shall apply to any trustee for such Person and such Person as a debtor-in-possession.

SECTION 10.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

SECTION 10.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 10.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Borrower, any other Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the

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Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of the Borrower or any other Grantor contained in any Secured Credit Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 10.12. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 10.13. Specific Performance. Each Collateral Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 10.14. Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, as Credit Agreement Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

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[ ],
as Initial Additional First Lien Collateral Agent

By:
Name:
Title:

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RED LION HOTELS CORPORATION

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

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EXHIBIT I

[FORM OF] COLLATERAL AGENT JOINDER AGREEMENT NO. [                ] dated as of [                ], 20[ ] (this “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (the “Intercreditor Agreement”), among RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), the GRANTORS party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as the Credit Agreement Collateral Agent, [    ], as Initial Additional First Lien Collateral Agent, and each ADDITIONAL COLLATERAL AGENT from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Borrower proposes to issue or incur Additional First Lien Obligations and the Person identified in the signature pages hereto as the “Additional Collateral Agent” (the “Additional Collateral Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Secured Parties. The Additional First Lien Obligations are being designated as such by the Borrower in accordance with Article IX of the Intercreditor Agreement.

C. The Additional Collateral Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Collateral Agent” thereunder. The Additional Collateral Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional Collateral Agent thereunder.

Accordingly, the Additional Collateral Agent and the Borrower agree as follows, for the benefit of the Additional Collateral Agent, the Borrower and each other party to the Intercreditor Agreement:

SECTION 1. Accession to the Intercreditor Agreement. The Additional Collateral Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional Collateral Agent for the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Collateral Agent under the Intercreditor Agreement.

SECTION 2. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 3. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 4. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 5. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Collateral Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 10.01 of the Intercreditor Agreement.

SECTION 7. Expense Reimbursement. The Borrower agrees to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

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IN WITNESS WHEREOF, the Additional Collateral Agent and the Borrower have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL COLLATERAL AGENT], as ADDITIONAL COLLATERAL AGENT for the ADDITIONAL SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

RED LION HOTELS CORPORATION

By:
Name:
Title:

[OTHER GRANTORS]
By:
Name:
Title:

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Acknowledged by:
DEUTSCHE BANK AG NEW YORK BRANCH, as Credit Agreement Collateral Agent

By:
Name:
Title:

[ ], as Initial Additional First Lien Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL
COLLATERAL AGENT], as Additional
Collateral Agent

By:
Name:
Title:

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[FORM OF] GRANTOR JOINDER AGREEMENT NO. [            ] dated as of [            ], 20[ ] (this “Grantor Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (the “Intercreditor Agreement”), among RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), the GRANTORS party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as the Credit Agreement Collateral Agent, [    ], as Initial Additional First Lien Collateral Agent, each ADDITIONAL COLLATERAL AGENT from time to time party thereto and [            ], a [            ], as an additional GRANTOR.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [            ], a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Borrower and each other party to the Intercreditor Agreement:

SECTION 1. Accession to the Intercreditor Agreement. In accordance with Section 10.12 of the Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

SECTION 2. Representations, Warranties and Acknowledgement of the Additional Grantor. The Additional Grantor represents and warrants to each Collateral Agent and each Secured Party that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. Counterparts. This Grantor Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

SECTION 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 6. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement.

SECTION 8. Expense Reimbursement. The Additional Grantor agrees to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

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IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

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Acknowledged by:
DEUTSCHE BANK AG NEW YORK BRANCH, as Credit Agreement Collateral Agent

By:
Name:
Title:

[ ], as Initial Additional First Lien Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL
COLLATERAL AGENT], as Additional
Collateral Agent

By:
Name:
Title:

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EXHIBIT J-2

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

RED LION HOTELS CORPORATION,

as the Borrower,

the other Grantors party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Senior Representative for the

First Lien Credit Agreement Secured Parties,

[each Additional Senior Debt Collateral Agent,]

[        ],

as the Second Priority Representative for the

Initial Second Lien Secured Parties

and

each additional Representative from time to time party hereto

dated as of [    ]

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JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among RED LION HOTELS CORPORATION, a Washington corporation (the “Borrower”), the other Grantors (as defined below) party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Credit Agreement Collateral Agent”), [each additional Collateral Agent for any Senior Obligations (each, an “Additional Senior Debt Collateral Agent”),] [    ], as Representative for the Initial Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Lien Collateral Agent”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Credit Agreement Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Initial Second Lien Collateral Agent (for itself and on behalf of the Initial Second Lien Secured Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein, if defined in the New York UCC, have the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below.

“Additional Second Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any other Grantor (and not guaranteed by any Subsidiary that is not a Guarantor) (other than Indebtedness constituting Initial Second Lien Obligations), which Indebtedness and guarantees are secured by the Second Priority Collateral (or any portion thereof) on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Additional Second Priority Debt Documents) with the Initial Second Lien Obligations and any other Second Priority Debt Obligations and which the applicable Additional Second Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, indentures, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Additional Second Priority Debt.

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“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, all amounts owing pursuant to the terms of such Additional Second Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Second Priority Debt Document.

“Additional Second Priority Debt Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Second Priority Debt Documents.

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any Guarantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the First Lien Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Article IX thereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

[“Additional Senior Debt Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.]

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Agents” means the First Lien Credit Agreement Collateral Agent, each Additional Senior Debt Collateral Agent, the Initial Second Lien Collateral Agent and any collateral agent designated pursuant to any Additional Second Priority Debt Documents.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Lien Collateral Agent, until such time as the Initial Second Lien Agreement ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

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“Discharge of Senior Obligations” means the date on which each Senior Facility has been Discharged.

“First Lien Credit Agreement” means the Credit Agreement dated as of [ ] by and among the Borrower, the other guarantors party thereto from time to time, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement, indenture, credit facility, commercial paper facility or new agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder (provided that such Indebtedness is permitted to be incurred under the Senior Debt Documents and the Second Priority Debt Documents); provided (a) that the obligations in respect of any such other financing arrangement or agreement are secured by Liens on the Shared Collateral that rank pari passu with the Liens securing the Senior Obligations, (b) that the collateral agent for any such other financing arrangement or agreement becomes a party to the First Lien Intercreditor Agreement by executing and delivering a Collateral Agent Joinder Agreement (as defined in the First Lien Intercreditor Agreement) and to this Agreement by executing and delivering a Joinder Agreement and (c) in the case of any refinancing or replacement, the Borrower designates such financing arrangement or agreement as the “Credit Agreement” (and not an Additional First Lien Obligation, as defined in the First Lien Intercreditor Agreement) under the First Lien Intercreditor Agreement and as the “First Lien Credit Agreement” (and not Additional Senior Debt) hereunder.

“First Lien Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the First Lien Credit Agreement.

“First Lien Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Security Agreement” means the “Security Agreement” as defined in the First Lien Credit Agreement.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the First Lien Credit Agreement.

“Grantors” means the Borrower, the other Guarantors, and each of their respective Subsidiaries or direct or indirect parent company of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

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“Guarantors” means each Person that guarantees any Senior Obligations pursuant to any Senior Debt Documents.

“Indebtedness” has the meaning assigned to such term in the First Lien Credit Agreement or the Initial Second Lien Agreement, as applicable.

“Initial Second Lien Agreement” means that certain [Indenture][Credit Agreement][Other Agreement], dated as of [                ], among the Borrower, [the Guarantors identified therein,] and [                ], as [trustee][administrative agent], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank junior to the Liens securing the Senior Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Initial Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Second Lien Debt Documents” means the Initial Second Lien Agreement and the other related facility “Documents” as defined in the Initial Second Lien Agreement.

“Initial Second Lien Obligations” means the “Obligations” as such term is defined in the Initial Second Lien Security Agreement.

“Initial Second Lien Secured Parties” means the means the Initial Second Lien Collateral Agent and the holders of the Initial Second Lien Obligations issued pursuant to the Initial Second Lien Agreement.

“Initial Second Lien Security Agreement” means the [security][collateral] agreement, dated as of the date hereof, among the Borrower, the Initial Second Lien Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Senior Collateral Documents or the Second Priority Collateral Documents.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for, such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligations” has the meaning assigned to such term in Section 8.10.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

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“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Initial Second Lien Debt Document or any other Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Lien Security Agreement and the other “Collateral Documents” as defined in the Initial Second Lien Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Initial Second Lien Obligations and any Additional Second Priority Debt.

“Second Priority Debt Documents” means the Initial Second Lien Debt Documents and any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Initial Second Lien Agreement and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Lien Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Debt Parties” means the Initial Second Lien Secured Parties and any Additional Second Priority Debt Parties.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Second Priority Majority Representatives” means Second Priority Representatives representing at least a majority of the then aggregate amount of Second Priority Debt Obligations for borrowed money that agree to vote together.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Lien Obligations, the Initial Second Lien Collateral Agent and (ii) in the case of any Second Priority Debt Facility incurred after the date hereof, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any First Lien Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the First Lien Credit Agreement Security Agreement and the other “Collateral Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means the First Lien Credit Agreement Loan Documents and any Additional Senior Debt Documents.

“Senior Facilities” means the First Lien Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Debt Obligations; provided that the aggregate principal amount of debt for borrowed money constituting Senior Obligations shall not exceed the amount of such debt permitted to be incurred in accordance with the terms of the Second Priority Debt Documents.

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“Senior Representative” means (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Credit Agreement Collateral Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Borrower’s or any Subsidiary’s financial statements.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for

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itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No Other Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, grant or permit any Lien on any asset to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Debt Parties, that any amounts received by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.02.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared

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Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Second Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Debt Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, and (E) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by

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foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Subject to Section 3.01(a), the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the

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awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Borrower) other than a release granted upon or following the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations; provided that, in the case of any such sale, transfer or other disposition of Shared Collateral (other than any sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties shall not be so released if such sale, transfer or other disposition is not permitted under the terms of any Second Priority Debt Document. Upon delivery to a Second Priority Representative of an

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Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the applicable Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the

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Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Debt Documents.

(a) The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced, in each case, without the consent of any Second Priority Debt Party; provided, however, that, without the consent of the Second Priority Majority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement.

(b) Without the prior written consent of the Senior Representatives, no Second Priority Debt Document may be amended, restated, supplemented or otherwise modified, or entered into, and no Indebtedness under the Second Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Second Priority Debt Document, would (i) contravene the provisions of this Agreement, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under such Second Priority Debt Document or (iii) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of term loans or outstanding notes and aggregate principal amount of revolving commitments, in each case, under the Senior Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

(c) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Junior Lien Intercreditor Agreement referred to below), including liens and security interests granted to Deutsche Bank AG New York Branch, as collateral agent, pursuant to or in connection with the First Lien Credit Agreement, dated as of [ ], among the Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement dated as of [    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among

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Deutsche Bank AG New York Branch, as First Lien Credit Agreement Collateral Agent, [    ], as Initial Second Lien Collateral Agent, the Borrower and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(d) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Second Priority Representative in its role as Second Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(e) The Borrower agrees to deliver to each of the Designated Senior Representative and the Designated Second Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Second Priority Debt Documents and (ii) any new Senior Debt Documents or Second Priority Debt Documents promptly after effectiveness thereof.

SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Bailment for Perfection of Security Interest.

(a) The Possessory Collateral shall be delivered to the Designated Senior Representative and by accepting such Possessory Collateral such Designated Senior Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its

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possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of the Second Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Possessory Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Possessory Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Possessory Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d) The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Possessory Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

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(f) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Senior Obligations, the Borrower or any Subsidiary consummates any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Possessory Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (a) the acceleration of all Senior Obligations in accordance with the terms of the Senior Debt Documents or (b) the commencement of an Insolvency Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Second Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten Business Days of the request. If one or more of the Second Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representative and the Second Priority Representative. If none of the Second Priority Debt Parties exercise such right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

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ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest (a) such sale, use or lease of such cash or other collateral, unless each Senior Representative or any other Senior Secured Party shall oppose or object to such use of cash collateral (in which case, no Second Priority Representative nor any other Second Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); (b) such DIP Financing, unless each Senior Representative or any other Senior Secured Party shall oppose or object to such DIP Financing (provided that the foregoing shall not prevent the Second Priority Debt Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction), and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party; (d) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (f) any order relating to a sale or other disposition of assets of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

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SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Second Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Second Priority Debt Parties shall be subject to Section 4.02), and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Second Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Second Priority Debt Parties shall be subject to Section 4.02).

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SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same

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basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, or such Second Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Debt Parties required under Section 1126(d) of the Bankruptcy Code.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

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ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Debt Document or of the terms of the Initial Second Lien Agreement or any other Second Priority Debt Document;

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(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party

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therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided

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herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Second Priority Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to (x) the First Lien Intercreditor Agreement pursuant to Article IX and (y) this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

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(A) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Additional Second Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Additional Second Priority Debt Parties, as applicable;

(B) the Borrower (a) shall have delivered to the Designated Senior Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Additional Second Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and (II) in the case of Additional Second Priority Debt Obligations, on a junior basis under each of the Second Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower; and

(C) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Refinancings. The Senior Obligations and the Second Priority Debt may be increased, refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Second Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, so long as permitted by the terms of each Senior Debt Document and Second Priority Debt Document. [Each Second Priority Representative][The Initial Second Lien Collateral Agent] hereby agrees that at the request of the Borrower in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Second Priority Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

SECTION 8.11. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

J-2-29

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(A) if to the Borrower or any Grantor, to the Borrower, at its address at:

Red Lion Hotels Corporation

[    ]

Facsimile: [    ]

Attention: [    ]

With a copy (which shall not constitute notice) to:

[ ]

(B) if to the First Lien Credit Agreement Collateral Agent, to it at:

Deutsche Bank AG New York Branch

Attention: [    ]

60 Wall Street

New York, New York 10005

Telephone: [ ]

Facsimile: [    ]

Electronic mail: [    ]

(C) if to the Initial Second Lien Collateral Agent, to it at:

[    ]

Attention: [    ]

[    ]

Telephone: [    ]

Facsimile: [    ]

Electronic mail: [    ]

(D) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

J-2-30

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 8.19. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

J-2-31

Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Second Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21. Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Credit Agreement Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Article IX of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Credit Agreement Collateral Agent hereunder and (b) the Initial Second Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Initial Second Lien Agreement and the provisions of Article [IX] of the Initial Second Lien Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Initial Second Lien Collateral Agent hereunder.

SECTION 8.22. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01(a), 5.01(d) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other Senior Debt Document, the Initial Second Lien Agreement or any other Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, any other Senior Debt Document, the Initial Second Lien Agreement or any other Second Priority Debt Document.

SECTION 8.23. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

J-2-32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH
as First Lien Credit Agreement Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ ]

as Initial Second Lien Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

RED LION HOTELS CORPORATION

By:
Name:
Title:

[EACH SUBSIDIARY GUARANTOR], as a Grantor

By:
Name:
Title:

J-2-33

ANNEX I

SUPPLEMENT NO. [    ] dated as of    , to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Second Junior Intercreditor Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank AG New York Branch, as First Lien Credit Agreement Collateral Agent under the First Lien Credit Agreement, [    ], as Initial Second Lien Collateral Agent under the Initial Second Lien Agreement, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, the Initial Second Lien Agreement, certain Additional Senior Debt Documents and certain Additional Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Initial Second Lien Agreement, the Additional Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

J-2-34

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

J-2-35

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

J-2-36

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [                ], 201[ ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Junior Lien Intercreditor Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank AG New York Branch, as First Lien Credit Agreement Collateral Agent under the First Lien Credit Agreement, [                ], as Initial Second Lien Collateral Agent under the Initial Second Lien Agreement, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Second Priority Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation,

J-2-37

enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

J-2-38

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ],
as Designated Senior Representative

By:
Name:
Title:

J-2-39

Acknowledged by:

RED LION HOTELS CORPORATION

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

J-2-40

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                ]

J-2-41

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [     ], 201[ ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Junior Lien Intercreditor Agreement”), among Red Lion Hotels Corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank AG New York Branch, as First Lien Credit Agreement Collateral Agent under the First Lien Credit Agreement, [    ], as Initial Second Lien Collateral Agent under the Initial Second Lien Agreement, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

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SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

J-2-43

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ],
as Designated Senior Representative

By:
Name:
Title:

J-2-44

Acknowledged by:

RED LION HOTELS CORPORATION

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

J-2-45

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[            ]

J-2-46

EXHIBIT K-1

UNITED STATES TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME

TAX PURPOSES)

Reference is made to the Credit Agreement, dated as of May [ ], 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower or Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower or Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[    ]

K-1-1

EXHIBIT K-2

UNITED STATES TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL

INCOME TAX PURPOSES)

Reference is made to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower or Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower or Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[    ]

K-2-1

EXHIBIT K-3

UNITED STATES TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) is a “10-percent shareholder” of the Borrower or Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) is a “controlled foreign corporation” related to the Borrower or Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]
By:
Name:
Title:

Date:                      , 20[ ]

K-3-1

EXHIBIT K-41

UNITED STATES TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement, dated as of [ ] (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Red Lion Hotels Corporation, a Washington corporation (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such participation is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “10-percent shareholder” of the Borrower or Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Borrower or Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[    ]

[1]	Tax to update

K-4-1

EXHIBIT L

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

I.	General Information

Deal Name:	Red Lion Hotels Corporation US $[40,000,000 Senior Secured Credit Facilities]

Lender Institution’s Legal Name for Documentation Purposes:

Name, Phone and Fax Number of Individual(s) to Receive Draft(s):

Number of Signature Lines Required:

II.	Lender Contact Information

	CREDIT CONTACT	CLOSING CONTACT
Primary Contact Name:

Back-up Name:

Street Address (for courier purposes)

Primary Contact Phone Number:

Back-up Contact Phone Number:

Primary Contact Fax Number:

Back-up Contact Fax Number:

Primary Contact E-mail Address:

Back-up Contact E-mail Address

*	Please list any special function contacts on a separate sheet (i.e. L/C’s, Foreign Currency, Bid Loans, etc.)

M-9-1

DEAL ADMINISTRATOR
Primary Contact Name:

Back-up Name:

Street Address (for courier purposes)

Primary Contact Phone Number:

Primary Contact Fax Number:

Primary Contact E-mail Address

III.	Financial Information, Compliance, Intralinks, Executed Closing Documents, Etc.

Bank Name:

Address:

Department:

Contact Name:

Contact Phone:

Contact Fax:

Contact Email:

IV.	Lender Fed Payment Instructions*

Bank Name:

City and State:

ABA Routing Number:

Account Name:

Account Number:

Re::

Attention:

*	Please list any additional or non-Fed payment instructions on a separate sheet.

V.	Tax Reporting Information[1]

TAX ID#:

[1]	Include tax form as applicable to lender.

M-9-2

Please fill out completely and return this form to:

Deutsche Bank AG New York Branch

Attention: [    ]

Fax: [    ]

Email: [    ]

Attention: [    ]

Fax: [    ]

Email: Agency.Transactions@DB.com

M-9-3